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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on August 15, 2017

Registration No. 333-219205

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Tremont Mortgage Trust
(Exact name of registrant as specified in its Charter)

Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8317
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David M. Blackman
Chief Executive Officer
Tremont Mortgage Trust
Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8317
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Margaret R. Cohen Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 573-4800	Bartholomew A. Sheehan III Jason A. Friedhoff Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated August 15, 2017

                      Shares

Tremont Mortgage Trust

Common shares of beneficial interest

We are a real estate finance company that plans to focus primarily on originating and investing in first mortgage loans secured by middle market and transitional commercial real estate. We will be managed by Tremont Realty Advisors LLC, or our Manager, an investment adviser registered with the Securities and Exchange Commission, or SEC. Our Manager is owned by The RMR Group LLC, which is the majority owned operating subsidiary of The RMR Group Inc., a management holding company listed on The NASDAQ Stock Market LLC, or the Nasdaq, under the symbol "RMR".

We are offering                           of our common shares of beneficial interest, $0.01 par value per share, or our Shares. This is our initial public offering, and no public market currently exists for our Shares. The initial public offering price of our Shares is $             per Share. We have applied to have our Shares approved for listing on the Nasdaq under the symbol "TRMT".

Our Manager has agreed to pay 100% of the initial organizational costs related to our formation and the costs of this offering, or this Offering, including the underwriting discounts and commissions. Also, our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than         Shares.

We are a Maryland real estate investment trust, or REIT, and intend to qualify for taxation as a REIT for U.S. federal income tax purposes beginning with the year ending December 31, 2017. Subject to certain exceptions described herein, our organizational documents prohibit any person from owning more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares of beneficial interest, including our Shares. See "Material provisions of Maryland law and of our Declaration of Trust and Bylaws—Restrictions on ownership and transfer of Shares".

We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are subject to certain reduced public company reporting requirements. See "Prospectus summary—Emerging growth company status".

Investing in our Shares involves risks. See "Risk factors" beginning on page 24 for a discussion of the following and other risks that you should consider before investing in our Shares:

➤
We have not identified any specific investments that we may make with the proceeds of this Offering and the concurrent private placement.

➤
We have no operating history, and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

➤
We are dependent on our Manager, its affiliates and their personnel. We may be unable to find suitable replacements if our Management Agreement is terminated.

➤
There are various conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our shareholders.

	Per Share		Total

Public offering price	$		$

Underwriting discounts and commissions(1)		$—		$—

Proceeds to Tremont Mortgage Trust(1)(2)	$		$

(1)
The underwriters will not be entitled to receive any payment from us at closing. Our Manager will pay to the underwriters $             per Share, or $             in total, for underwriting discounts and commissions. See "Underwriting".

(2)
Our Manager has also agreed to pay the initial organizational costs related to our formation and the other costs of this Offering and has agreed to reimburse the underwriters for certain expenses. See "Underwriting".

The underwriters may purchase up to an additional                           Shares from us at the initial public offering price within 30 days after the date of this prospectus to cover overallotments, if any. If this option is exercised, our Manager will pay the underwriting discounts and commissions and the costs associated with the sale of these additional Shares.

Neither the Securities and Exchange Commission nor any state securities commission or regulator has approved or disapproved of our Shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this Offering. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our Shares to purchasers on                           , 2017.

UBS Investment Bank	Citigroup	RBC Capital Markets

BB&T Capital Markets	FBR a B. Riley Financial Company	Janney Montgomery Scott	Oppenheimer & Co.

The date of this prospectus is                           , 2017.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires:

➤
"Manager" refers to Tremont Realty Advisors LLC, a Maryland limited liability company.

➤
"Offering" refers to the offering by the Trust of             Shares (              Shares if the underwriters exercise their overallotment option in full) described in this prospectus.

➤
"RMR" refers collectively to RMR INC and its consolidated subsidiaries, including RMR LLC.

➤
"RMR INC" refers to The RMR Group Inc., a Maryland corporation.

➤
"RMR LLC" refers to The RMR Group LLC, a Maryland limited liability company, and its subsidiaries.

➤
"Shares" refers to common shares of beneficial interest, $0.01 par value per share, of TRMT.

➤
"TRMT" refers to Tremont Mortgage Trust, a Maryland real estate investment trust.

➤
The "Trust", "we", "us" and "our" refers to TRMT and its consolidated subsidiaries.

Through and including                           , 2017 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Shares may be required to deliver a prospectus, regardless of whether they are participating in this Offering. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Prospectus summary

This summary does not include all of the information that you should consider before investing in our common shares of beneficial interest, $0.01 par value per share, or our Shares. You should read this entire prospectus carefully before making an investment decision, especially the information under "Risk factors". Unless otherwise stated, the information presented in this prospectus assumes that             Shares will be sold at a public offering price of $             per Share, the underwriters will not exercise their overallotment option to purchase up to             additional Shares and Tremont Realty Advisors LLC, or our Manager, will purchase             Shares at $             per Share concurrently with the completion of this Offering.

Our company

We are a real estate finance company that plans to focus primarily on originating and investing in first mortgage loans secured by middle market and transitional commercial real estate, or CRE. We define middle market CRE as commercial properties that have values up to $75.0 million and transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. We believe that focusing on middle market and transitional CRE will provide us with opportunities to achieve higher returns relative to first mortgage loans secured by properties that have values greater than $75.0 million or stabilized properties. We also believe that our Manager provides us with significant experience and expertise in investing in middle market and transitional CRE. Although we expect our primary focus will be originating and investing in floating rate first mortgage loans of less than $50.0 million, our target investments will also include subordinated mortgages, mezzanine loans and preferred equity interests in entities that own middle market and transitional CRE.

Our Manager and RMR

Our Manager, Tremont Realty Advisors LLC, is an SEC registered investment adviser. We do not have any employees. All of the services which might be provided by employees will be provided to us by our Manager. Our Manager is owned by The RMR Group LLC, or RMR LLC, the majority owned operating subsidiary of The RMR Group Inc., or RMR INC, a holding company listed on the Nasdaq under the symbol "RMR". We collectively refer to RMR INC and its consolidated subsidiaries, including RMR LLC, as "RMR".

Tremont Business.    In 2016, RMR LLC acquired substantially all of the business of Tremont Realty Capital, LLC and its affiliates, a business that was based in Boston, MA and specialized in middle market CRE finance, which we refer to as the Tremont business. In connection with this acquisition, 16 real estate finance professionals, including loan originators in six offices around the United States, joined RMR. Tremont's senior professionals average over 25 years of CRE credit and capital markets experience, and most of these individuals have been working together since the Tremont business was founded in 2000. Since its founding in 2000, a principal focus of the Tremont business has been the origination of commercial real estate financing transactions, for its clients.

RMR.    Substantially all of RMR INC's business is conducted by its majority owned operating subsidiary, RMR LLC, which is an alternative asset management company that was founded in 1986 to manage investments in real estate and real estate related businesses. As of June 30, 2017, RMR had approximately $27.9 billion of CRE and related assets under management, including investments by RMR clients in over 1,400 properties.

Most of the CRE assets under management by RMR are middle market properties owned by four publicly traded REITs that are managed by RMR, which we refer to as the Managed REITs: Hospitality Properties Trust (Nasdaq: HPT); Senior Housing Properties Trust (Nasdaq: SNH); Select Income REIT (Nasdaq: SIR); and Government Properties Income Trust (Nasdaq: GOV). RMR also provides management services to other publicly and privately owned businesses, including two publicly and one privately owned real estate related operating companies: TravelCenters of America LLC (Nasdaq: TA); Five Star Senior Living Inc. (Nasdaq: FVE); and Sonesta International Hotels Corporation, or Sonesta. An SEC registered investment adviser subsidiary of RMR different from our Manager provides investment advisory services to RMR Real Estate Income Fund (NYSE MKT: RIF), a closed end investment company which primarily invests in securities of REITs that are not managed by RMR.

As of June 30, 2017, RMR employed over 475 real estate professionals located in 36 offices across the United States, and RMR provided management services to CRE business operations located in 48 states.

RMR LOCATIONS

Manager commitment

In addition to drawing upon the experience and expertise of the Tremont business and RMR, our Manager will make financial investments in us in connection with this Offering, as follows:

➤
First, our Manager will pay all of the initial organizational costs related to our formation and the costs of this Offering, including underwriting discounts and commissions. These costs are estimated to be approximately $              million. As a result, investors in this Offering will not experience dilution from the cost of this capital raise, and our net proceeds of this Offering are expected to equal the public offering price of our Shares.

➤
Second, our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than          Shares.

Market opportunity

We believe that there is currently an imbalance in the CRE debt financing market that is marked by reduced supply of CRE debt capital and increased demand for CRE debt capital when compared to a decade ago. We also believe that this imbalance is especially pronounced for middle market and transitional CRE. We believe that this market dynamic creates an opportunity for alternative lenders, like us, to provide CRE debt financing to commercial property owners who in the past have obtained debt financing from historical CRE debt providers, such as banks and insurance companies.

The CRE debt financing market has changed significantly over the last 30 years, especially since the 2008 global financial crisis. In the late 1980s and early 1990s, the closing or consolidation of many savings and loan banks dramatically reduced the options for debt financings available to commercial property owners. Beginning in the 1990s, real estate debt providers changed significantly with the emergence and expansion of public ownership of CRE debt through the development of the commercial mortgage backed securities, or CMBS, market. We believe that the CRE debt financing markets are currently undergoing another significant change, with the emergence of alternative debt capital providers. According to Real Capital Analytics, alternative debt capital providers comprised more than 10% of the CRE debt financing market in 2016, a 60% increase in market share as compared to 2010.

Alternative CRE lenders, like us, generally are able to set their investment goals with significantly less regulatory constraints than historical CRE debt providers, such as banks and insurance companies. This allows alternative CRE lenders to create customized solutions to fit borrowers' specific business plans for the collateral properties. We believe that this flexibility affords alternative lenders, like us, a significant competitive advantage over regulated historical CRE debt providers, especially with regard to middle market and transitional CRE debt financing.

Although a large amount of capital has been raised recently by alternative CRE debt providers, most of this capital has been raised by a small number of firms. We believe that firms raising large amounts of capital generally target large loan investments in order to deploy the capital efficiently, and that most of the capital recently raised for CRE debt financing, including capital raised by many other commercial mortgage REITs, will be used to target loan investments of greater than $50.0 million. We also believe that, since the 2008 global financial crisis, financial institutions and other historical CRE debt providers, such as banks and insurance companies, have increased their focus on investments in lower loan to value, or LTV, loans and in stabilized properties. We believe that this market dynamic has contributed to the current supply and demand imbalance for middle market and transitional CRE debt financing.

Reduced Supply of CRE Debt Capital.    Overall, the number of U.S. commercial banks has been steadily declining since the 1980s, as is illustrated by the graph below. We believe that many of the largest providers of CRE debt capital prior to the 2008 global financial crisis are no longer active in the market. For example, between January 1, 2009 and January 1, 2017, the number of banks in the United States declined by approximately 28% to less than 5,050 according to the Federal Financial Institutions Council. We believe that during this period many financial institutions exited the market for middle market and transitional CRE loans.

COMMERCIAL BANKS IN THE U.S.

Source: Federal Financial Institutions Examination Council U.S. (January 1, 2017)

Recent regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Basel III, the most recent global regulatory framework for bank capital adequacy established by the Basel Committee on Banking Supervision, have increased reserve requirements and tightened capital requirements for regulated financial institutions. Banks were historically considered the market leaders in providing short term capital for transitional CRE projects in need of acquisition, development and construction, or ADC, loans. We believe that banks generally are moving away from providing ADC loans for transitional CRE in part because many of these loans are considered highly volatile CRE loans and the Dodd-Frank Act requires banks that make such loans to maintain larger reserves and provide increased reporting for those loans.

Similarly, another source of CRE middle market loans, the CMBS market, has recently declined, and we believe this reduced level of CMBS issuance will continue because of increased regulations. For example, as shown below, the volume of CMBS transactions in 2016 was approximately $76.0 billion, which was down approximately 25% from 2015. During 2016, risk retention rules mandated by the Dodd-Frank Act became effective that generally require a sponsor of a CMBS transaction to retain at least 5% of the credit risk of the securitized assets collateralizing a CMBS issuance for at least five years. We believe this new credit risk retention requirement will continue to suppress CMBS issuance in the future.

ANNUAL U.S. CMBS ISSUANCE

Source: Commercial Mortgage Alert (December 31, 2006—December 31, 2016)

Since the 2008 global financial crisis, short term CMBS (typically floating rate debt with terms of two to five years), which historically were backed by mortgage loans secured by transitional CRE, have become significantly less common in the market. We believe that the significant decline in the issuance of short term CMBS has created an opening in the debt financing market for transitional CRE and an opportunity for that opening to be filled by alternative lenders, like us. As shown below, short term CMBS issuance declined from a peak of approximately $33.0 billion in 2006 to approximately $1.4 billion in 2016.

ANNUAL SHORT TERM CMBS ISSUANCE

Source: Commercial Mortgage Alert (December 31, 2006—December 31, 2016)

The current U.S. Administration and some U.S. Representatives and Senators made regulatory reform part of their 2016 election campaigns, and singled out the Dodd-Frank Act in particular for repeal or amendment. Considering the complexity of repealing and replacing the Dodd-Frank Act, we do not believe that it will be eliminated in its entirety. We further believe that any change in the Dodd-Frank

Act and related rules will take significant time and that, even if changes are made, alternative lenders will continue to have significant opportunity to provide middle market and transitional CRE loans.

Increased Demand for CRE Debt Financing.    The U.S. CRE sales market is correlated to a significant degree to the general U.S. economy. A strong U.S. economy tends to create more CRE transaction volume, which we believe leads to greater demand for CRE debt financing. Since the 2008 and 2009 recession, the U.S. economy has experienced steady improvement. According to the U.S. Bureau of Economic Analysis, as measured by gross domestic product, the U.S. economy has had positive growth for the 13 consecutive quarters ending June 30, 2017. (See U.S. Bureau of Economic Analysis—Vintage History of Quarterly Gross Domestic Product (July 28, 2017).) The current economic recovery in the United States began with uneven economic improvement across the country, with large cities located along the coasts, such as New York, Washington D.C., Boston, Los Angeles, San Francisco and Seattle experiencing significantly more growth than many other parts of the country, according to Emerging Trends in Real Estate—2011, PWC and the Urban Land Institute. As this recovery has matured, economic improvement has spread to other parts of the country, with the nationwide U.S. unemployment rate improving to less than 5.0% since April 2016, according to the Bureau of Labor Statistics, and with many secondary markets enjoying decreasing unemployment as evidenced by the map below.

12-MONTH CHANGE IN UNEMPLOYMENT RATES BY STATE, SEASONALLY ADJUSTED, JANUARY 2017

Source: U.S. Bureau of Labor Statistics (May 23, 2017)

Together with the improving U.S. economy, CRE sales transaction volume in the United States has generally increased in recent years. According to Real Capital Analytics, 2016 U.S. CRE sales transaction volume was approximately $494.0 billion, and CRE sales transaction volume has grown from 2009 to 2016 at a compounded annual growth rate of 38.7%. As shown below, although CRE sales transaction volume decreased in 2016 compared to 2015, 2016 was still the third strongest year on record, with only 2007 and 2015 having recorded higher CRE sales transaction volumes.

U.S. COMMERCIAL REAL ESTATE SALES

Source: Real Capital Analytics U.S. Capital Trends (February 1, 2017)

We believe that the proliferation of CRE private equity firms over the past 10 years has also created more demand for CRE debt capital and that increased demand from private equity firms will continue into the future. According to CBRE Group, Inc., or CBRE, as of January 2017, approximately $900.0 billion of private equity capital was available to invest in North American CRE. We believe that the demand for CRE debt financing to leverage this equity to seek increased equity investment returns is substantial.

We also believe that there are a large number of CRE loans maturing over the next few years which will increase demand for CRE capital to refinance these loans. According to Trepp, LLC and as shown in the following chart, CRE loan amounts maturing in 2017 through 2019 are estimated to aggregate more than $1.0 trillion. We believe that many of these maturing loans back CMBS securities that were issued prior to the 2008 global financial crisis or were restructured and extended during the past 10 years and that many of the borrowers for these loans will need to refinance their investment in their properties.

U.S. CRE LOAN MATURITIES

Source: Trepp LLC from Federal Reserve Fourth Quarter 2016 Flow of Funds Data

We believe that alternative lenders, like us, may be well positioned to lend to private equity sponsors of CRE transactions and to refinance loans maturing over the next few years, because we will be able to provide more flexible and creative loan terms than more heavily regulated financial institutions and many other CRE debt providers.

Investment highlights

Experienced Senior Management Team with Extensive CRE Lending Background.    In 2016, RMR LLC acquired substantially all of the Tremont business, which specialized in middle market CRE finance. In connection with this acquisition, 16 real estate finance professionals, including the three senior executives who managed the Tremont business and loan originators in six offices across the United States, joined RMR. Tremont's senior professionals average over 25 years of real estate credit and capital markets experience, and most of these individuals have been working together since the Tremont business was founded in 2000. Tremont's senior leadership team has experience through multiple real estate cycles, including both lending and loan restructuring experience, which we believe will provide valuable perspectives to our underwriting and structuring of new investments for our portfolio. Since its founding in 2000, a principal focus of the Tremont business has been the origination of commercial real estate financing transactions for its clients. Since its founding in 2000 through June 30, 2017, under the management of three senior executives who are now senior executives of our Manager, the Tremont business has originated for its clients approximately $4.6 billion of real estate financing transactions, primarily composed of middle market CRE loans, for properties located across the United States.

Fully Integrated National Real Estate Investing Platform.    We believe that our Manager benefits from being part of RMR, an integrated, national real estate investment platform. As of June 30, 2017, RMR had approximately $27.9 billion of CRE and related assets under management in 48 states. Our Manager's relationship with RMR will provide us with access to over 475 real estate professionals employed by RMR in 36 offices located across the United States who are responsible for managing or supervising the day to day operations of over 1,400 properties.

The RMR executive team, led by Barry and Adam Portnoy, has significant experience investing in, financing, owning and managing CRE and related businesses. Having been in business since 1986, RMR also has experience across property types and through all stages of the real estate investment cycle and multiple market cycles. RMR's asset and property management personnel will be available to assist us in evaluating and monitoring property redevelopment and repositioning activities by our borrowers who own transitional CRE.

We expect the breadth and depth of RMR's platform may provide us with insights into local real estate market conditions and help inform our views on specific markets, economic and CRE trends, sponsors, property types and underlying CRE values. We believe this information advantage may enable us to identify and pursue favorable investment opportunities and to proactively manage our investments based upon market insights which differentiate us from many of our competitors.

Alignment of Interests.    In addition to having access to the experience and expertise of the Tremont business and RMR, our Manager will also make financial investments in us in connection with this Offering. Our Manager will pay all of the initial organizational costs related to our formation and the costs of this Offering, including underwriting discounts and commissions. As a result, investors in this Offering will not experience dilution from the costs of this capital raise and our net proceeds of this Offering are expected to equal the public offering price of our Shares. In addition, our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of Shares that represents up to    % of our Shares outstanding after completion of this Offering and such private placement, but no less than          Shares. We believe that our Manager's financial support of this Offering and equity investment in us strongly aligns our Manager's and RMR's interests with the interests of our shareholders.

Primary Focus on Origination with Extensive Sourcing Capabilities.    We plan to focus primarily on originating our investments, rather than acquiring loans or participating in loans originated by others. Our Manager employs a team of experienced professionals with extensive experience directly originating loans and sourcing off-market investment opportunities, located in offices around the United States. Since its founding in 2000, a principal focus of the Tremont business has been the origination of commercial real estate financing transactions for its clients, and our Manager may further expand these origination capacities. By originating investments, we believe we are better able to design terms that fit our goals regarding preservation of collateral values and the security of payments from our borrowers, while simultaneously meeting our borrowers' individual needs. Also, we expect that, when we originate our investments, we generally will have the opportunity to earn higher upfront fees and risk adjusted returns than when we purchase or participate in investments originated by others.

We believe that our Manager's relationship with RMR provides us with a depth of market knowledge to identify more investment opportunities and to evaluate these opportunities better than many of our competitors, including other commercial mortgage REITs. We also believe that RMR's broad platform may provide us with access to RMR's extensive network of real estate owners, operators, intermediaries, financial institutions and other real estate related professionals and businesses with whom RMR has historical relationships.

Differentiated, Middle Market Lending Focus.    We plan to focus primarily on originating and investing in first mortgage, floating rate loans secured by middle market and transitional CRE. We believe that focusing on middle market and transitional CRE will provide us with opportunities to achieve higher risk adjusted returns relative to loans secured by higher value or stabilized properties because of the larger amount of competition for those investments. Our investment strategy also is aligned with our senior leadership's expertise and experience. Since its founding in 2000 through June 30, 2017, under the management of three senior executives who are now senior executives of our Manager, the average size of the real estate financing transactions originated by the Tremont business for its clients was $10.4 million. Our Manager's relationship with RMR may also provide us with significant experience and expertise in valuing and managing investments in middle market and transitional CRE. As of June 30, 2017, RMR's assets under management include over 1,400 properties with an aggregate historical cost of approximately $27.9 billion, or an average historical cost of $19.3 million per managed property.

Diversified Investment Strategy and Capabilities.    We plan to invest in loans secured by many types of properties in markets across the United States. We believe our Manager's platform will enable us to source, evaluate and close CRE loan transactions in real estate sub-sectors across the country. The Tremont business has originated debt investments across all property types and regions in the United States. In addition, RMR manages REITs and real estate related operating companies that own various types of properties in different geographic markets across the country. As of June 30, 2017, RMR had over 475 real estate professionals located in 36 offices across the United States, and RMR provided management services to CRE business operations located in 48 states. We believe that our strategy of investing in middle market loans in diverse markets across the country will create less concentration risk and greater potential profits than strategies to invest in larger loans in major metropolitan areas.

Proactive, In House Asset Management.    Our Manager will maintain regular contact with borrowers, co-lenders and local market experts to monitor the performance of our collateral properties, anticipate borrower, property and market issues and, to the extent appropriate, enforce our rights. Our Manager generally intends to use RMR's in house asset management capabilities, rather than hire third party providers for this service. Although our strategy is to invest in performing loans, there may be instances that require us to take a more active role in managing assets. Through RMR's experience owning, managing and repositioning real estate, we believe our Manager has the resources to enable us to protect and realize the value of investments that become sub-performing or non-performing. RMR's asset and property management personnel are currently responsible for overseeing the maintenance and operation of over 1,400 properties.

We believe that our intention to use the asset management capabilities available within RMR may provide us with a competitive advantage over CMBS originators, as many CRE borrowers choose to avoid CMBS financing based on the lack of responsiveness or lack of flexibility provided by CMBS servicers.

Target investments

We expect our principal investment focus will be first mortgage loans secured by middle market and transitional CRE. Although we expect our primary focus will be originating and investing in floating rate first mortgage loans of less than $50.0 million, our target investments will also include subordinated mortgages, mezzanine loans and preferred equity interests in entities that own middle market and transitional CRE. We expect our loans secured by transitional properties will generally be for terms of five years or less and may offer extension options to borrowers if certain conditions are met, including payment of extension fees to us. We also expect that most of our loans will require interest to be paid to us at variable rates determined periodically as a spread or margin above an index, such as the London Interbank Offered Rate, or LIBOR, or a published prime rate, often with a floor or minimum interest rate. We may also make higher yielding subordinated investments, such as mezzanine loans and preferred equity investments, and some investments at fixed interest or dividend rates. In addition, we expect that the loans we originate will generally require that we are paid "upfront fees" at or before the time the loan closes, and that many of our loans will require that we are paid "exit fees" at or before the time the loans are repaid. We also expect that some of the loans that we originate will require prepayment penalties or fees for early repayment.

Our target investments will include:

➤
Transitional Property Bridge Loans.    We intend to invest in first mortgage loans that provide financing on transitional CRE properties. These investments typically will be secured by properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. These loans often are funded over time as the borrowers' business plans for the properties are carried out. Bridge loans usually contemplate a takeout, with the borrowers using the proceeds of other CRE mortgage loans to repay the bridge loans. We may also receive origination fees, extension fees, modification or similar fees in connection with our bridge loans. Bridge loans may lead to future investment opportunities for us, including takeout mortgage loans with the same borrowers and involving the same properties. We expect that most of the transitional property bridge loans that we originate or acquire will be whole CRE loans and A-Notes (as defined below).

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Whole CRE Loans and A-Notes.    We intend to invest in whole mortgage loans or A-Notes secured by first mortgages on CRE. Some of our investments in whole CRE loans and A-Notes will be transitional bridge loans and some will be secured by stabilized properties. In some cases, we may invest in a first mortgage loan with the intention of selling the senior tranche, or an A-Note, and retaining the subordinated tranche, or a B-Note. An A-Note typically refers to a promissory note that evidences a portion of a loan that is secured by a first mortgage on one or more commercial properties that is senior to a B-Note, which refers to a separate promissory note which is secured by the same first mortgage but which provides rights that are subordinated to the rights associated with the A-Note. In situations where we own only a portion of a single loan, we expect to enter into a co-lender or inter-creditor agreement with the other lender(s) setting forth, among other things, the obligations and relative priority rights of the respective lenders. We may receive origination fees, extension fees, modification or similar fees in connection with these loans. Some of these loans may be so-called "stretch senior mortgage loans" that provide "one stop" financing on certain CRE assets (e.g., stabilized or near-stabilized properties with steady cash flows), with the mortgage loans permitting higher LTV ratios than may be typical for other CRE mortgage loans we make.

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Subordinated Mortgage Loans and B-Notes.    We intend to hold and make some investments in subordinated loans or B-Notes. These loans may include subordinated mortgage loans and junior participations in first mortgage loans. Subordinated mortgage loans are separate mortgage loans that have rights to receive payments and/or participate in collateral security after holders of first mortgage loans are paid. As noted above, B-Notes refer to promissory notes that evidence portions of mortgage loans that are secured by first mortgages on commercial properties and are subordinated to A-Notes secured by the same first mortgages. The subordination of B-Notes, as well as the other rights and obligations of the lenders holding all parts of the mortgage loans, are typically evidenced by co-lender or inter-creditor agreements. Subordinated mortgage loans are subject to greater credit and collateral value risks than the related senior, or first, mortgage loans. Similarly, B-Notes are subject to greater credit and collateral risks than the related A-Notes.

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Mezzanine Loans.    We intend to make some investments in mezzanine loans. These loans are usually secured by a pledge of borrowers' equity ownership interests in the entities that own commercial properties and not directly by the underlying commercial properties. As a result, in a liquidation, these loans are subordinate to any first or subordinated mortgage loans on the properties, but senior to any preferred or common equity interests in the borrower entities. Upon default, mezzanine lenders generally have the right to foreclose on pledges of the ownership interests in the owners of the properties and thereby succeed to ownership of the properties, subject to the claims of the holders of any mortgages on the properties. The relationships between the mortgage lenders and the mezzanine lenders may be governed by inter-creditor agreements.

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Preferred Equity.    We intend to make some preferred equity investments. These investments are typically provided in situations where mezzanine loans may be prohibited by the mortgage loan documents or in situations where subordinated mortgage loans or mezzanine loans may already exist. Preferred equity will be structurally subordinate to first mortgage and subordinated mortgage debts encumbering the borrowers' owned properties and to mezzanine debts, but will have priority over the property owners' common equity interests. Unlike mezzanine loans, preferred equity investments are not usually collateralized by pledges of the borrowers' ownership interests in the entities that own commercial properties. Rather, preferred equity investments are ownership interests in the entities that own the commercial properties or direct or indirect parent entities of the owner entities. Preferred equity investments usually afford the investors the right to take control of the entities in the event of default in the repayment of the preferred equity investments.

Investment strategy

Our primary investment strategy is to balance capital preservation with generating attractive, risk adjusted returns on our investments. To this end, the first mortgage loans that we plan to target for origination and investment will generally have the following characteristics:

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principal balances of less than $50.0 million;

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stabilized LTV ratios of 75% or less;

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terms of five years or less;

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floating interest rates tied to LIBOR with spreads of 400 to 700 basis points over LIBOR;

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limited recourse to sponsors and secured by middle market and transitional CRE across the United States; and

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equity owned by well capitalized sponsors with experience in the relevant real estate property type.

We believe that our investment strategy will be successful in the current market environment. However, to capitalize on investment opportunities at different times in the economic and CRE investment cycle, we may change our investment strategy. We believe that the flexibility of our investment strategy and the experience and resources of our Manager, will allow us to take advantage of changing market conditions to preserve capital and generate attractive risk adjusted returns on our investments. Our investment strategies may be amended, supplemented or waived at any time by our Board of Trustees without shareholder approval.

Leverage policies and financing strategy

In order to seek to increase the returns on our investments, we plan to employ both direct and structural leverage on our first mortgage loan investments which we expect generally will not exceed, on a debt to equity basis, a ratio of 3-to-1. We expect our initial direct leverage will come from repurchase facilities for which we may pledge whole first mortgage loans as collateral. Structural leverage will involve the sale of senior interests in first mortgage loans, such as A-Notes, to third parties and our retention of B-Notes and other subordinated interests in the loans. Below is an illustration of the leverage strategies we plan to use with our first mortgage loan investments.

REPRESENTATIVE CAPITAL STACK ON A STABILIZED FIRST MORTGAGE LOAN

We anticipate that repurchase agreements that we may enter with banks will be related to our first mortgage loan investments, and we do not currently plan to enter repurchase agreements regarding our subordinated mortgage, mezzanine loan or preferred equity investments. We believe that the relationships RMR and its managed companies have with commercial and investment banks and other sources of financing may be of assistance to us to arrange our financings. For example, as of June 30, 2017, the RMR managed companies had 37 banking relationships for over $5.6 billion of revolving credit facilities and term loans, and these existing relationships may provide us with introductions to these lenders and expedite their diligence of our operations.

Business goals and distributions

We will commence operations upon completion of this Offering. Our business goals are to preserve our capital and provide our shareholders attractive, risk adjusted returns, primarily by paying distributions in amounts equal to our REIT taxable income.

Because we have not yet identified any specific mortgage loans or other investments, in the near term we expect to invest the proceeds of this Offering and the concurrent private placement in interest or dividend paying, short term investments that are consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes and which will allow us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act. These short term investments are expected to provide lower earnings than we will seek to achieve from our target investments.

We expect that our first quarterly distribution to our shareholders will be paid following the first full calendar quarter after the closing of this Offering. We also expect that our regular quarterly distribution rate will begin after the completion of two full calendar quarters following the closing of this Offering. The amount and timing of any distributions we make to our shareholders will be at the discretion of our Board of Trustees and will depend upon, among other things, our actual results of operations and liquidity. Prior to the time we have fully invested the proceeds of this Offering and the concurrent private placement in our target investments, we may fund some or all of our quarterly distributions out of the proceeds of this Offering, which would reduce the amount of cash we have available for investing and other purposes. Also, even after we have invested the proceeds of this Offering and the concurrent private placement, if our earnings are insufficient to fund our distributions to shareholders at the level established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds of borrowings or other leverage that we may establish or from sales of our assets.

Investment guidelines

Our Board of Trustees has adopted the following investment guidelines:

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our target investments will be primarily loans secured by middle market and transitional CRE;

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no investment will be made that would cause us to fail to qualify for taxation as a REIT;

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no investment will be made that would require us to be registered as an investment company under the Investment Company Act; and

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pending identification and completion of appropriate investments in first mortgage loans and other target investments, we may invest our available cash in interest or dividend paying, short term investments that are consistent with our intention to qualify for taxation as a REIT and will allow us to maintain our exemption from registration under the Investment Company Act.

These investment guidelines may be changed from time to time by our Board of Trustees without our shareholders' approval. However, we expect to disclose any material changes to our investment guidelines in the periodic quarterly and annual reports that we will file with the SEC. We are not subject to any limits or proportions with respect to the mix of our investments.

Summary risk factors

You should carefully consider the matters discussed in the "Risk factors" section of this prospectus prior to deciding whether to invest in our Shares. An investment in our Shares will be impacted by certain risks, including:

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We have not identified any specific investments, and we may use the proceeds of this Offering and the concurrent private placement to make investments with which you may not agree.

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We have no operating history, and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

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Competition may limit our ability to make desirable investments.

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The value of our loans will depend on our borrowers' ability to generate cash flow from operating the properties that are our collateral. Our borrowers may not have sufficient cash flow to repay our loans according to their terms.

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Prepayment of our loans may adversely affect the value of our investment portfolio and cause us to reduce the distributions we pay to our shareholders.

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Loans secured by properties in transition involve a greater risk of loss than loans secured by stabilized properties.

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Neither our Manager nor RMR has experience managing a mortgage REIT.

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Our operating and investment guidelines, investment and financing strategies and leverage and hedging policies may be changed without shareholder approval.

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We may incur significant debt, and our governing documents contain no limit on the amount of debt we may incur.

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We are dependent on our Manager, its affiliates and their personnel. We may be unable to find suitable replacements if our Management Agreement (as defined below) is terminated.

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Our Management Agreement will be between related parties and may be less favorable to us than if it had been negotiated on an arm's length basis with an unrelated party.

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Our Management Agreement's fee structure may not create proper incentives for our Manager, which may increase the risk of an investment in our Shares.

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There are various conflicts of interest in our relationship with our Manager, RMR and their affiliates that could result in decisions that are not in the best interests of our shareholders. Our policies, procedures and governance guidelines may not adequately address or mitigate all of the conflicts of interest that may arise in our operations.

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Ownership limitations and takeover defense provisions in our Declaration of Trust and Bylaws, as well as certain provisions of Maryland law, may inhibit a change in our control and prevent our shareholders from receiving a takeover premium.

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Our intention to remain exempt from registration under the Investment Company Act imposes limits on our operations.

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Our failure to qualify or remain qualified for taxation as a REIT could have significant adverse consequences.

Our Management Agreement

We will enter into a Management Agreement with our Manager, or our Management Agreement, effective upon the completion of this Offering. Pursuant to our Management Agreement, our Manager will implement our business strategies subject to the oversight of our Board of Trustees, including: (a) performing all of our day to day activities as a public company operating as a mortgage REIT; (b) sourcing, analyzing and closing our investments; (c) arranging our financings; (d) performing our asset management functions by monitoring the performance of our borrowers and the maintenance of our collateral; and (e) when necessary, enforcing our loan and security rights.

The initial term of our Management Agreement will end on December 31, 2020. Our Management Agreement will automatically renew for successive one year terms beginning January 1, 2021 and each January 1 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of our Independent Trustees (as defined below) based upon a determination that (a) our Manager's performance is unsatisfactory and materially detrimental to us or (b) the base management fee and incentive fee, taken as a whole, payable to our Manager are not fair to us (provided that in the instance of (b), our Manager will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). Our Management Agreement may be terminated by our Manager before each annual renewal upon written notice delivered to our Board of Trustees no later than 180 days prior to an annual renewal date. We may also terminate our Management Agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days' prior written notice from us upon the occurrence of a "cause event" as defined in our Management Agreement.

Our Manager may terminate our Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. In addition, our Manager may terminate our Management Agreement upon 60 days' written notice for a material breach, including if we default in the performance or observance of any material term, condition or covenant contained in our Management Agreement and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, we materially reduce our Manager's duties and responsibilities or scope of its authority under our Management Agreement or we cease or take steps to cease to conduct the business of originating or investing in CRE loans.

Under our Management Agreement, we will be responsible to pay our Manager the following:

Base Management Fee.    We will be required to pay our Manager an annual base management fee equal to 1.5% of our "Equity," payable in cash quarterly (0.375% per quarter) in arrears. Under our Management Agreement, "Equity" means (a) the sum of (i) the proceeds received by us from this Offering and the concurrent private placement of Shares to our Manager, plus (ii) the net proceeds received by us from any future sale or issuance of our shares of beneficial interest, plus (iii) our cumulative "Core Earnings" (as defined below) for the period commencing on the completion of this Offering to the end of the most recent calendar quarter, less (b) (i) any distributions previously paid to holders of our Shares (ii) any incentive fee (as defined below) previously paid to our Manager and (iii) any amount that we may have paid to repurchase our Shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

Incentive Fee.    Starting in the first full calendar quarter following the first anniversary of the closing of this Offering, we will be required to pay our Manager quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our Core Earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) our Equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to our Manager with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of the completion of this Offering) in the aggregate is greater than zero. The incentive fee may not be less than zero.

For purposes of the calculation of base management fees and incentive fees payable to our Manager, "Core Earnings" is defined as net income (or loss) attributable to our common shareholders, computed in accordance with generally accepted accounting principles in the United States, or GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding: (a) the incentive fees earned by our Manager; (b) depreciation and amortization (if any); (c) non-cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our Manager and our Independent Trustees and approved by a majority of our Independent Trustees. Pursuant to the terms of our Management Agreement, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to owned real estate. Equity and Core Earnings as defined in our Management Agreement are non-GAAP financial measures and may be different than our shareholders' equity and our net income calculated according to GAAP.

Expense Reimbursement.    Our Manager, and not us, will be responsible for the costs of its employees who provide services to us, including the cost of our Manager's personnel who originate our loans, unless any such payment or reimbursement is specifically approved by a majority of our Independent Trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by us from time to time. Generally, it is the practice of our Manager and RMR to treat individuals who spend 50% or more of their business time providing services to our Manager as employees of our Manager. We will be required to pay or to reimburse our Manager and its affiliates for all other costs and expenses of our operations, including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under our Management Agreement to be borne by our Manager. Some of these overhead, professional and other services will be provided by RMR pursuant to a shared services agreement between our Manager and RMR. We currently expect that the amount of the RMR shared services cost which our Manager will pay and we will reimburse to be approximately $1.5 million during the first year of our operations. In addition, we will also pay our pro rata portion of internal audit costs incurred by RMR on behalf of us and other public companies to which RMR or its affiliates provides management services. These amounts and all other related party costs which we may reimburse, if any, will be subject to approval by a majority of our Independent Trustees at least annually. If our cash flows are insufficient to pay reimbursements owed to our Manager, we may pay them from the proceeds of this Offering and the concurrent private placement, which would reduce the amount of cash we have available for investing and other purposes.

Termination Fee.    In the event our Management Agreement is terminated by us without a cause event or by our Manager for a material breach, we will be required to pay our Manager a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to our Manager during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such 24 month period based on such fees earned by our Manager during such period, plus (b) an amount equal to the initial organizational costs related to our formation and the costs of this Offering and the concurrent private placement paid by our Manager. No termination fee will be payable if our Management Agreement is terminated by us for a cause event or by our Manager without a material breach.

Conflicts of interest and related person transactions

Under our Management Agreement, we and our Manager will agree that for so long as our Manager is managing us, neither our Manager nor any of its affiliates, including RMR, will sponsor or manage any other publicly owned REIT that invests primarily in first mortgage loans secured by middle market and transitional CRE located in the United States, unless such activity is approved by our Independent Trustees. Our Manager currently originates and manages certain real estate mortgage investments for a group of related credit funds and manages certain real estate and mortgage investments for a union sponsored pension plan which combined, as of June 30, 2017, represented approximately $149.6 million in assets under management. Our Manager also has had discussions with other institutional investors about originating and managing real estate mortgage investments for them, and our Manager may undertake such activities for private investors in the future. Also, our Manager and certain of its affiliates regularly provide mortgage brokerage services, originating and arranging CRE loans between borrowers and other lenders. None of these business arrangements has included, and we expect that no such future business arrangements undertaken by our Manager, RMR or their affiliates will include, an exclusive or priority services covenant which would prohibit our Manager from providing services to us under our Management Agreement or which would require that our Manager or RMR provide current or future clients a priority opportunity to make any investment or to make co-investments with us or another entity managed by RMR or its affiliates.

As noted above, RMR currently provides management services to the Managed REITs and other real estate related operating companies. None of RMR's management agreements with the Managed REITs and other real estate related operating companies includes an exclusive or priority services covenant which prohibits RMR from managing other REITs or real estate related operating companies. Similarly, neither our Management Agreement nor our Manager's shared services agreement with RMR will prohibit our Manager or RMR and its affiliates from competing or providing services to other persons, funds or entities that may compete with us.

Because our Manager, RMR and their affiliates will not be prohibited from competing with us in all circumstances, and RMR provides management services to other companies, conflicts of interest exist with regard to the allocation of investment opportunities and for the time and attention of our Manager, RMR and their personnel. Our Management Agreement will acknowledge these conflicts of interest and, in that agreement, we will agree that our Manager, RMR and their affiliates may resolve such conflicts in good faith in their fair and reasonable discretion.

In addition to the conflicts of interest which may arise from the allocation of investment opportunities and resources, current and future business activities by and investments of our Manager, RMR, entities to which they provide management services or their affiliates may create conflicts of interest as a result of related person transactions. For example, our Manager may determine to offer us and one or more of the loan funds it manages that invest in real estate mortgages opportunities to co-invest in CRE loans. Similarly, the Managed REITs and the real estate related operating companies which RMR manages have in the past assumed or placed mortgage financing on some of the real estate they own and may consider doing so in the future, and we may have opportunities to invest in those loans. Whenever a co-investment opportunity or other potential transaction between us and any other entity to which our Manager or its affiliates provides management services arises, such investment or transaction will not be made unless it is approved by our disinterested Independent Trustees in accordance with policies established by our Board of Trustees. See "Certain relationships and related person transactions—Policies and procedures concerning conflicts of interest and related person transactions".

Emerging growth company status

We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies". These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we qualify as an emerging growth company, including the extension of time to comply with new or revised accounting standards available under Section 102(b) of the JOBS Act, pursuant to which an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We do not know if some investors will find our Shares less attractive as a result of our taking advantage of some or all of these exemptions, but the result may be a less active trading market for our Shares and the market price of our Shares may be more volatile.

We could remain an "emerging growth company" for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Regulatory issues and limitation on Share ownership

Qualification For Taxation as a REIT.    We expect to elect and qualify for taxation as a REIT for U.S. federal income tax purposes in the current year and thereafter. So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we distribute to our shareholders. In order to qualify for taxation as a REIT for U.S. federal income tax purposes, we must continually satisfy various requirements concerning, among other matters, the sources of our revenues, the types and relative values of our assets, the amounts of our distributions to our shareholders and the diversity of the ownership of our Shares. See "Material United States federal income tax considerations—Taxation as a REIT".

9.8% Share Ownership Limitation.    To assist our compliance with the requirements to maintain our qualification for taxation as a REIT under the U.S. Internal Revenue Code of 1986, as amended, or the IRC, and otherwise provide for our orderly governance, among other purposes, our declaration of trust that will be in effect upon the completion of this Offering, or our Declaration of Trust, will prohibit any of our shareholders from beneficially or constructively (applying certain attribution rules under the IRC) owning more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares of beneficial interest, including our Shares. Our Board of Trustees may from time to time reduce this ownership limit below 9.8%, subject to limitations contained in our Declaration of Trust. Our Board of Trustees may also waive the applicable ownership restriction, in its sole discretion, but it may only do so if it determines that doing so is unlikely to jeopardize our qualification for taxation as a REIT. See "Material provisions of Maryland law and our Declaration of Trust and Bylaws—Restrictions on ownership and transfer of Shares".

Investment Company Act Exemption.    We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the "40% test". Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We may conduct our business, in whole or in part, through wholly or majority owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an "investment company" under the Investment Company Act. We intend to structure and conduct our business in a manner that does not require our or our subsidiaries' registration under the Investment Company Act and, in so structuring and conducting our business, we may rely on any available exemption from registration, or exclusion from the definition of "investment company," under the Investment Company Act.

The securities issued by any wholly owned or majority owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, either directly and/or through our majority or wholly owned subsidiaries, we will be primarily engaged in non-investment company businesses.

If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) register as an investment company, any of which could negatively affect the value of our Shares, the sustainability of our business model and our ability to make distributions which could have an adverse effect on our business and the market price for our Shares.

We expect that we and/or certain of our subsidiaries that we may form in the future will rely upon the exception from the definition of "investment company" under the Investment Company Act provided in Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged" in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate". The SEC staff has interpreted this exception to generally require that at least 55% of our or each of our applicable subsidiaries' assets consist of qualifying real estate assets and at least 80% of our or each of our applicable subsidiaries' portfolios must consist of qualifying real estate assets and real estate related assets. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C), we or the applicable subsidiary expect to invest at least 55% of our or its assets in mortgage loans, certain mezzanine loans and certain B-Notes and other interests in real estate that constitute qualifying real estate assets in accordance with SEC staff guidance, and at least approximately an additional 25% of its assets in other types of mortgages, securities of REITs and other real estate related assets. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate related asset. The SEC may in the future take a view different than or contrary to our analysis with respect to the types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our investment strategies accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

The SEC staff, according to published guidance, takes the view that certain mezzanine loans and B-Notes are qualifying real estate assets. Thus, we intend to treat certain mezzanine loans and B-Notes as qualifying real estate assets.

Although we monitor our portfolio periodically and prior to each investment origination or acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we rely on from the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. See "Business—Regulatory issues and limitation on Share ownership—Investment Company Act exemption".

Our address and telephone number

Our principal executive office is located at Two Newton Place, 255 Washington Street, Newton, MA 02458 and our telephone number is (617) 796-8317.

The Offering

Shares offered by us	Shares
Offer price per Share	$
Option to purchase additional Shares

We have granted the underwriters an option to purchase up to                  additional Shares from us, at the initial public offering price, within 30 days from the date of this prospectus to cover overallotments, if any.

Concurrent private placement

Our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than            Shares.

Total Shares to be outstanding after this Offering and the concurrent private placement	Shares ( Shares if the underwriters exercise their overallotment option in full).*
Listing	We have applied to have our Shares approved for listing on the Nasdaq under the symbol "TRMT".
Manager	Tremont Realty Advisors LLC, an indirect subsidiary of RMR INC, an alternative asset manager listed on the Nasdaq under the symbol "RMR".
Costs of this Offering	Our Manager has agreed to pay 100% of the initial organizational costs related to our formation and the costs of this Offering, including the underwriting discounts and commissions.
Use of proceeds

Because our Manager has agreed to pay all of the initial organizational costs related to our formation and the costs of this Offering (including the underwriting discounts and commissions), the net proceeds received by us from this Offering are expected to equal the public offering price of our Shares, or $         million ($         million if the underwriters' overallotment option is exercised in full). We will also receive additional proceeds of not less than $         from our sale of Shares to our Manager in the concurrent private placement.

We have not yet identified any specific mortgage loans or other investments for the Offering proceeds. Until such investments are identified and completed, we will invest the proceeds of this Offering and the concurrent private placement in interest or dividend paying, short term investments that are consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes and that will not subject us to registration as an investment company under the Investment Company Act.

*
Assumes our Manager purchases            Shares in the concurrent private placement. Does not include Shares reserved for issuance under our Equity Compensation Plan or additional Shares which may be purchased by our Manager in the concurrent private placement.

Distribution policy	We intend to pay regular quarterly distributions to our shareholders. To qualify for taxation as a REIT for U.S. federal income tax purposes, we must distribute at least 90% of our REIT taxable income (which may be different than our income calculated according to GAAP), determined without regard to the deduction for dividends paid and excluding capital gains. We generally intend to pay quarterly distributions to our shareholders in amounts equal to our REIT taxable income.

Because we have not yet identified any specific mortgage loans or other investments, we expect that our near term use of proceeds will produce little, if any, net income. Accordingly, we believe that our first distribution to our shareholders will likely be made following the first full calendar quarter after the closing of this Offering and that our regular quarterly distribution rate likely will not be established and paid until after completion of two full calendar quarters following the closing of this Offering.

The amount and timing of any distributions we make to our shareholders will be at the discretion of our Board of Trustees and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our investments, our operating expenses and other expenditures. In the event that we pay distributions in excess of our earnings and profits, the amount of such excess distributions will be treated as returns of capital and will reduce our shareholders' tax bases in their Shares. Prior to the time we have fully invested the proceeds of this Offering and the concurrent private placement in our target investments, we may fund some or all of our quarterly distributions out of the proceeds of this Offering. Also, even after we have invested the proceeds of this Offering and the concurrent private placement, if our earnings are insufficient to fund our distributions to shareholders at the level established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds of borrowings or other leverage that we may establish or from sales of our assets.

Ownership restrictions

No shareholder may beneficially or constructively own more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares of beneficial interest, including our Shares. Our Board of Trustees may from time to time reduce this ownership limit below 9.8%, subject to limitations contained in our Declaration of Trust. For more information, see "Material provisions of Maryland law and our Declaration of Trust and Bylaws—Restrictions on ownership and transfer of Shares".

Risk factors	You should carefully read and consider all of the information in this prospectus before deciding whether to invest in our Shares, and especially the risks discussed below under "Risk factors".

Risk factors

Investing in our Shares involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our Shares. If any of the following risks occurs, our business, financial condition, liquidity, results of operations or business prospects and ability to pay distributions to our shareholders may be materially and adversely affected, the trading price of our Shares may decline and you may lose some or all of your investment.

RISKS RELATED TO OUR INVESTMENTS

We have not identified any specific investments, and we may use the proceeds of this Offering and the concurrent private placement to make investments with which you may not agree.

We have not identified any specific investments, and you will not be able to evaluate the manner in which the proceeds of this Offering and the concurrent private placement will be invested or the economic merit of our expected investments before purchasing our Shares. We may use these proceeds to make investments with which you may not agree or which are not in our intended focus area. Our shareholders will not have input into our investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Shares. Our failure to apply the proceeds of this Offering and the concurrent private placement effectively or to find investments that meet our investment criteria within a reasonable time or on acceptable terms could have a material adverse effect on our business, financial condition, results of operations and ability to make distributions to our shareholders, and could cause the value of our Shares to decline.

Until appropriate investments are identified, we expect to invest the proceeds of this Offering and the concurrent private placement in interest or dividend paying, short term investments that are consistent with our intention to qualify for taxation as a REIT and maintain our exemption from registration under the Investment Company Act. These short term investments are expected to provide lower earnings than we will seek to achieve from our target investments.

The lack of liquidity in our investments may adversely affect our business.

Certain investments such as mortgages, B-Notes, mezzanine and other loans (including most loan participations) and preferred equity, in particular, are relatively illiquid investments due to their short life, their potential unsuitability for securitization and the difficulty of recovery in the event of a borrower's default. In addition, certain of our investments may become less liquid after we have made them as a result of delinquencies or defaults, turbulent market conditions or the unavailability to borrowers of refinancing capital, which may make it more difficult for us to dispose of such investments at advantageous prices or in a timely manner. In addition, because most of the loans and securities we invest in will not be registered under the federal securities laws, we will not be able to transfer, sell, pledge or dispose of them except in transactions that are exempt from the registration requirements of, or otherwise in accordance with, those laws. Also, we may face other restrictions on our ability to liquidate an investment in a publicly traded business entity to the extent that we or our Manager has or could be attributed as having material, non-public information regarding such business entity. We expect many of our investments will be illiquid and, if we are required to liquidate or sell all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Risk factors

Our investments may be concentrated.

While we intend to have a diverse portfolio of investments, we are not required to observe specific diversification criteria. Our investments may at times be concentrated in certain property types or in certain borrowers, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any property type, in certain borrowers or in any geographic region, the risks in our portfolio will be increased if there are adverse developments or greater risks affecting the particular concentration. Adverse market conditions in certain types of properties, affecting specific borrowers or in the areas where the properties securing or otherwise underlying our investments are located and local real estate conditions (such as oversupply or reduced demand in certain local markets) may have an adverse effect on our business, our financial condition or on our ability to pay distributions to our shareholders.

Loans secured by properties in transition involve a greater risk of loss than loans secured by stabilized properties.

We intend to originate or acquire transitional or bridge loans to borrowers who are seeking shorter term capital to be used in acquisitions, construction or repositioning of properties. In a typical transitional loan, the borrower has usually identified a property that the borrower believes has been under-managed or is located in a recovering market. If the borrower fails to improve the quality of the property's management or the market in which the property is located fails to improve as expected, the borrower may not generate sufficient cash flow to make payments on or refinance the transitional loan, and we may not recover some or all of our investment. In addition, borrowers often use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to risks of the borrowers' inability to obtain refinancing to repay the transitional loans. Losses we suffer with respect to transitional loans could be material.

Our diligence process for investment opportunities may not reveal all facts that may be relevant for an investment, and if we incorrectly evaluate the risks of our investments, we may experience losses.

Before we make an investment, our Manager will conduct diligence that it considers reasonable based upon the facts and circumstances of the investment. When conducting diligence, our Manager, in consultation with our Board of Trustees, may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. We intend to rely principally upon our Manager's personnel and the third party services which they engage on our behalf in conducting diligence of our investment opportunities. Outside consultants, legal advisors, accountants and investment banks may be involved in the diligence process to varying degrees depending on the investment type. Nonetheless, our diligence may not reveal all of the risks associated with our investments. We will evaluate our potential investments based on criteria our Manager deems appropriate for the relevant investment. Our underwriting assumptions and loss estimates may not prove accurate, and actual results may vary from estimates. If we underestimate the risks and potential losses associated with an investment we make, we may experience losses from the investment.

Prepayment of our loans may adversely affect the value of our investment portfolio and cause us to reduce the distributions we pay to our shareholders.

Prepayment rates on our investments, where contractually permitted, will be influenced by changes in current interest rates, significant changes in the performance of underlying real estate assets and a variety of economic and other factors beyond our control. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from increases in such rates. In periods of

Risk factors

declining interest rates, prepayments on investments generally increase and the proceeds of prepayments received during these periods are likely to be reinvested by us in comparable assets at reduced yields. Conversely, in periods of rising interest rates, prepayments on investments, where contractually permitted, generally decrease, in which case we would not have the prepayment proceeds available to invest in comparable assets at higher yields. We expect to invest in loans and other assets secured or supported by transitional real estate assets; significant improvement in the performance of such assets may result in prepayments as other financing alternatives become available to the borrower. We expect to be entitled to fees upon the prepayment of our mortgage loans, although no assurance can be given that such fees will adequately compensate us as the functional equivalent of a "make whole" payment. Furthermore, we may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment. As a result, our income will be reduced which will have a negative impact on our ability to make distributions to our shareholders.

An economic slowdown, recession or declines in real estate values could impair our investments and our operations.

We believe the risks associated with our business will increase during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. For example, the severe economic downturn that began in 2008 limited the availability of real estate debt financing, made leveraged acquisitions and refinancing of real estate more difficult and caused real estate values generally to decline. Declining real estate values will likely reduce the level of new mortgage and other real estate related loan originations since borrowers often use the appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of their real estate declines. Declining real estate values significantly increase the likelihood that we will incur losses on our loans because the value of our collateral may have decreased to less than our loan investments. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our ability to make loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to pay distributions to our shareholders.

The value of our loans will depend on our borrowers' ability to generate cash flow from operating the properties that are our collateral. Our borrowers may not have sufficient cash flow to repay our loans according to their terms.

CRE loans and any other investments that we may make will be subject to risks of delinquency and foreclosure. Our investments will typically be nonrecourse and our borrowers' ability to pay interest on and repay principal of loans secured by income producing properties will typically depend upon the successful operation of the collateral properties rather than the existence of independent income or assets of the borrowers. If the income of our collateral properties is reduced, our borrowers' ability to pay amounts owed to us may be impaired. Income of CRE can be adversely affected by, among other things,

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the mix of tenants in the property;

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success of tenant businesses;

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property management decisions;

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property location, condition and design;

Risk factors

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competition from comparable properties;

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changes in national, regional or local economic conditions;

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declines in regional or local real estate values;

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declines in regional or local rental or occupancy rates;

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increases in interest rates, real estate tax rates and other operating expenses;

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costs of remediation and liabilities associated with environmental conditions;

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the potential for uninsured or underinsured property losses;

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changes in laws and regulations, including zoning ordinances and environmental legislation, and the related costs of compliance;

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acts of God, terrorist attacks, social unrest and civil disturbances; and

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general economic conditions.

In the event that any CRE mortgage loans held directly by us default, we would be adversely impacted if the value of the collateral is less than the outstanding loan principal and accrued interest plus our other losses in connection with the default, such as the loss of future interest payments and our costs of collecting amounts owed to us. If a borrower files for bankruptcy, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under applicable law.

We may need to foreclose on loans that are in default, which could result in losses.

We may find it necessary to foreclose on loans that are in default. Foreclosure processes are often lengthy and expensive. Results of foreclosure processes may be uncertain, as claims may be asserted by borrowers or by other lenders or investors in the borrowers that interfere with enforcement of our rights, such as claims that challenge the validity or enforceability of our loan or the priority or perfection of our mortgage or other security interests. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no merit, in an effort to prolong the foreclosure action and seek to force us into a modification of the loan or a buy-out of the loan for less than we are owed. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and delaying the foreclosure processes and potentially result in reductions or discharges of borrower's debt. Foreclosure may create a negative public perception of the collateral property, resulting in a diminution of its value. Even if we are successful in foreclosing on a mortgage loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our investment. Any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will reduce the net proceeds realized and, thus, increase the potential for loss.

Our CRE loans and other CRE related debt instruments expose us to risks associated with real estate investments generally.

We seek to originate and selectively acquire CRE loans and other CRE related investments. Any general deterioration of real estate fundamentals in the United States could negatively impact our performance by making it more difficult for borrowers to satisfy their debt payment obligations,

Risk factors

increasing the default risk applicable to borrowers, and make it difficult for us to generate attractive returns for our shareholders and lower the trading value of our Shares. Real estate investments will be subject to various general risks, including:

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economic and market fluctuations;

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political instability or changes;

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changes in environmental, zoning and other laws;

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casualty or condemnation losses;

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regulatory limitations on rents;

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decreases in property values;

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changes in the appeal of properties to tenants;

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changes in supply and demand for CRE properties and debt resulting from the recent growth in CRE debt funds or otherwise;

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energy supply shortages;

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various uninsured or uninsurable risks;

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natural disasters;

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changes in government regulations, such as rent control;

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changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable;

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increases in mortgage defaults;

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increases in borrowing rates; and

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negative developments in the economy and/or adverse changes in real estate values generally and other risk factors that are beyond our control.

We cannot predict the degree to which economic conditions generally, and the conditions for CRE debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on us. Market conditions relating to real estate debt investments have evolved since the global financial crisis, which has resulted in a modification to certain loan structures and/or market terms. Any future changes in loan structures or market terms may make it difficult for us to monitor and value our loans and other investments.

Competition may limit our ability to make desirable investments.

Our profitability will depend, in large part, on our ability to originate or acquire investments on attractive terms. In originating or acquiring our investments, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including funds or investors that our Manager, RMR or their affiliates may sponsor, advise or manage), banks, credit unions, insurance companies and other financial institutions. Some of these investors have raised, or may raise, significant amounts of capital and may have the same or similar investment objectives as we have. Many of our competitors are significantly larger than we are and have considerably greater financial, technical, marketing and other resources than we have. Some competitors may have a lower cost of capital and access to funding sources that are not available to

Risk factors

us, such as the U.S. Government or its agencies. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from registration as an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or make different risk assessments than we do, which may allow them to consider a wider variety of investments or offer more aggressive pricing or other terms, for example higher LTV ratios or lower interest rates than we are willing to offer or accept. In addition, changes in the financial regulatory regime following the 2016 U.S. Presidential and Congressional elections could decrease the current restrictions on banks and other financial institutions and allow them to compete with us for investment opportunities that were previously not available to them. As a result, desirable loans and investments in our target investments may become less available to us than we currently expect. In addition, reduced CRE transaction volume could increase competition for available investment opportunities. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations, and we can provide no assurance that we will be able to identify and originate loans or make investments that are consistent with our investment objectives.

Risks of cost overruns and failure to complete renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks, noncompletion risks and other risks. Estimates of the costs of property improvements may be inaccurate. Other risks may include delays in required approvals and leasing when the property is not completed on the borrower's expected schedule. If there are cost overruns or improvements are not completed in a timely manner, a borrower may experience a loss of cash flow and may not be able to make payments on our loans on a timely basis or at all.

Construction loans involve an increased risk of loss.

We intend to originate or acquire loans which fund the construction of commercial properties. Construction lending generally involves a higher degree of risk than other types of real estate lending due to a variety of factors, including the difficulties in estimating construction costs and anticipating construction delays and, generally, the dependency on timely, successful completion and the leasing of the property to tenants after completion. If our borrowers fail to complete the construction of our collateral properties or experience cost overruns, our loans may be materially impaired. For example, an incomplete development property may have less value than the investment we have funded. In such circumstances, we may decide to fund development completion to reduce our losses or, alternatively, we may suffer a significant loss when we realize on the collateral of an unfinished development property.

Any credit ratings assigned to our investments will be subject to possible revisions, and there can be no assurance that those ratings will not be downgraded.

Some of our investments may be rated by credit rating agencies. Any credit ratings on our investments will be subject to ongoing evaluation by credit rating agencies, and we can provide no assurance that any such ratings will not be changed or withdrawn by a rating agency after they are issued. If a rating agency assigns a lower than expected rating or reduces or withdraws, or indicates that it may reduce or withdraw, its rating of any of our investments, the value of those investments could significantly decline, which could result in losses if we determine to sell these investments or the failure of the affected borrowers to refinance or otherwise satisfy their debt service obligations to us.

Risk factors

Investments in nonconforming and non-investment-grade rated loans or securities will increase our risk of losses.

We expect that some of our investments will not conform to conventional loan standards applied by traditional lenders and that many of our investments either will not be rated or will be rated as non-investment-grade by rating agencies. The non-investment-grade ratings for these assets typically result from the level of debt compared to the collateral value, the lack of a strong operating history for the properties that constitute the collateral, the borrowers' credit history, the collateral properties' weak cash flow or other factors. As a result, these investments have higher risks of defaults and losses than investment-grade rated assets. There are no limits on the percentage of unrated or non-investment-grade rated investments we may make.

B-Notes are subordinated and have individually negotiated terms, which may result in losses to us.

We may originate or acquire B-Notes. A B-Note is a mortgage loan typically (a) secured by a first mortgage on a single commercial property or group of related properties and (b) subordinated to an A-Note secured by the same first mortgage on the same collateral. The rights associated with the B-Note are subordinated to the rights associated with the A-Note. If the borrower whose mortgage is divided into an A-Note and a B-Note defaults, there may not be sufficient value in the collateral property remaining for B-Note holders after payment to the A-Note holders. Because each transaction is individually negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default vary from transaction to transaction. Losses we suffer investing in B-Notes could be material.

Subordinated and mezzanine loans involve greater risks of loss than first mortgage loans.

We may originate or acquire subordinated and mezzanine loans, which are loans secured by junior mortgages on the underlying collateral property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests in the entity that owns the interest in the entity owning the property. Subordinated loans have less priority and rights than senior or first mortgages. Mezzanine loans secured by a pledge of ownership interests in an entity are by their nature structurally subordinated to financings that are secured directly by the collateral property. Subordinated and mezzanine loans involve a higher degree of risk than first mortgage loans because they rank behind senior loans and may become unsecured as a result of foreclosure by senior lenders. In the event of a bankruptcy of an entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If borrowers default on our subordinated loans, mezzanine loans or debt senior to our loans, or in the event of borrowers' bankruptcies, our subordinated loans and mezzanine loans will be satisfied only after the senior debts, and we may not recover some or all of our subordinated loans and mezzanine investments. In addition, subordinated loans and mezzanine loans may have higher LTV ratios than other CRE mortgage loans, resulting in less equity in the collateral properties and increasing the risk of loss of principal. Losses we suffer with respect to our subordinated loans and mezzanine loans could be material.

Any distressed loans or investments we make, or investments that later become non-performing, may subject us to losses and other significant risks.

While it is generally anticipated that our investments will focus primarily on "performing" real estate loans, our investments may include distressed loans and investments from time to time (e.g., investments

Risk factors

in defaulted, out-of-favor or distressed bank loans or debt securities) or some of our investments that become "non-performing" after we make them. From time to time, our investments may be secured by properties that are encumbered by large amounts of debt relative to their values and cash flows and, therefore, involve a high degree of default risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers are more likely to go into default than loans or securities of other borrowers. Investment in the loans secured by highly leveraged properties and loans to operationally troubled borrowers involves a high degree of credit risk.

In certain circumstances (e.g., in connection with a workout, restructuring or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend on our ability to effectuate loan modifications or restructure and improve the operations of our borrowers. Implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. There can be no assurance that we will be able to implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time. Distressed loans may become subject to bankruptcy or other similar legal proceedings. In such proceedings, there is a possibility that we may incur substantial costs and total losses on our investments and, in certain circumstances, become subject to liabilities that may exceed the value of our original investments. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims legally subordinated or disallowed or may be found liable for damages suffered by the debtor and its related parties as a result of such actions. Bankruptcy and similar laws may delay our ability to realize on collateral for our loans, may adversely affect the economic terms and priority of our loans through legal doctrines such as equitable subordination or may result in a restructuring of our loans through principles such as the "cramdown" provisions of the bankruptcy laws. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept terms different than our original loan terms, including payment over an extended period of time. In addition, in certain circumstances, payments we have received may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws.

We may not have control over certain of our loans and investments.

Our ability to manage our investments may be limited by the form in which they are made. In certain situations, we may:

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acquire or retain investments subject to rights of senior classes and servicers under inter-creditor or servicing agreements;

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acquire or retain only a minority and/or a non-controlling participation in an underlying investment;

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pledge our investments as collateral for financing arrangements;

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co-invest with others through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

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rely on independent third party management or servicing with respect to the management of a particular investment.

We may not be able to exercise control over all aspects of our investments. For example, our right to control the process following a borrower default may be subject to the rights of senior or junior creditors or servicers whose interests may not be aligned with ours. A partner or co-venturer may have economic or business interests or goals that are inconsistent with ours, or may take action contrary to

Risk factors

our investment objectives. In addition, in certain circumstances we may be liable for the actions of our partners or co-venturers.

Interest rate fluctuations could adversely affect our investments and may cause losses.

Changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest earning investments and the interest expense we incur in financing our investments. Changes in interest rates also may affect our ability to make investments as well as borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on any fixed rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our investments, net of credit losses, and our financing costs. Even when our investments and borrowings are match funded, the income from our investments may respond more slowly to interest rate fluctuations than the cost of our borrowings.

We are subject to risks from litigation filed against or by us.

We may become subject to legal proceedings brought by or on behalf of our shareholders or third parties. Also, our efforts to collect our loans may include activities that are hostile in nature and our collection activities may increase our risk of becoming involved in litigation. The expense of defending claims against us and paying any amounts pursuant to settlements or judgments could be substantial. We have agreed to indemnify our Trustees and officers and our Manager for their costs and liabilities in connection with legal proceedings. Similarly, we may from time to time institute legal proceedings. The expense of such proceedings could be substantial and we may not succeed in recovering the remedies we seek.

We may be subject to lender liability claims and, if we are held liable under such claims, we could be subject to material losses.

A number of judicial decisions have created and upheld the rights of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed "lender liability". Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot assure our shareholders or other investors that such claims will not arise or that we will not be subject to significant liability and losses if claims of this type arise.

If the loans that we originate or acquire do not comply with applicable laws, we may be subject to material penalties.

Loans that we originate or acquire may be subject to U.S. federal, state or local laws. Real estate lenders and borrowers may be responsible for compliance with a wide range of laws intended to protect the public interest, including, without limitation, the Americans with Disabilities Act and local zoning laws. If we or our Manager fail to comply with such laws in relation to a loan that we have originated or acquired, legal penalties may be imposed, which could materially and adversely affect us. Jurisdictions with "one action," "security first" and/or "antideficiency rules" may limit our ability to foreclose on a collateral property or to realize on obligations secured by a collateral property. In the future, new laws may be enacted or imposed by U.S. federal, state or local governmental entities, and such laws could have a material adverse effect on us and our operations.

Risk factors

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and, therefore, the valuation of collateral underlying CRE loans made by us, is inherently subjective due to, among other factors, the individual nature of each property, its location, its expected future rental revenues and the valuation methodology adopted. The valuations of our real estate assets may not be precise and may be based on assumptions and methodologies that are inaccurate. Our valuations of our collateral properties may be wrong and we may incur losses.

Insurance on real estate collateral may not be adequate to cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in zoning and building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. The insurance proceeds we receive as a result of losses to our collateral properties may not be adequate to restore our economic position after losses affecting our investments. Any uninsured or underinsured loss could result in the loss of cash flow from and reduce the value of our investments related to such properties and the ability of the borrowers under such investments to satisfy their obligations to us.

Liability relating to environmental matters may adversely impact the value of our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on such property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect our borrowers' ability to refinance or sell, and the value of, our collateral. If an owner of property underlying one of our investments becomes liable for costs of removal of hazardous substances, the ability of the owner to make payments to us may be reduced. If we foreclose on a property underlying our investments, the presence of hazardous substances on the property may adversely affect our ability to sell the property and we may incur substantial remediation costs, causing us to experience losses.

Investments in CMBS and other structured finance investments pose additional risks, including the sensitivity of such investments to economic downturns, the illiquidity of such investments, the risk that the servicer or manager may take actions that could adversely affect our interests and the possibility that the CMBS market will be significantly affected by current or future regulation.

We generally do not expect to make investments in senior CMBS classes, but we may invest in CMBS and similar structured finance investments which are subordinated classes of securities in a structure of securities secured by a pool of mortgages or loans. Such subordinated securities are the first, or among the first, to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. There is generally only a nominal amount of equity or other debt securities junior to such positions, if any, issued in such structures. The values of such subordinated interests tend to be much more sensitive to adverse economic downturns and underlying borrower developments than more senior securities. A projection of an economic downturn, for example, could cause a decline in the price of lower status CMBS or other similar securities because the ability of borrowers to make principal and interest payments on the mortgages or loans underlying such securities may be expected to become impaired.

Risk factors

Subordinate CMBS classes are generally not actively traded and are relatively illiquid investments, and volatility in the trading markets for those investments may cause their value to decline materially and fast. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CMBS and similar structured finance investments in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a "directing certificateholder" or a "controlling class representative," or otherwise pursuant to the related securitization documents. We may not have the right to appoint the directing certificateholder or otherwise direct the special servicing or collateral management of classes of existing series of CMBS or similar structured finance investments that we acquire. With respect to the management and servicing of these loans, the related special servicers or collateral managers may take actions that could adversely affect our interests.

The CMBS market may be significantly affected by current or future regulation. The risk retention rules under the Dodd-Frank Act, which generally require a sponsor of a CMBS transaction to retain, directly or indirectly, at least 5% of the credit risk of the securitized assets collateralizing the CMBS, went into effect in December 2016. There remains general uncertainty as to how these requirements will be implemented and what their implementation will mean in practice. The impact of these requirements on the CMBS securitization market generally are uncertain and may result in many CMBS market participants ceasing origination of and investment in CMBS, a lack of liquidity in the CMBS market and increased costs in CMBS transactions. There may be little or no CMBS investment opportunities available to us and any opportunities that are available may be less attractive than CMBS opportunities previously available in the market.

RISKS RELATED TO OUR COMPANY

We have no operating history, and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

We were organized in June 2017 and have no operating history. We have no assets and will commence operations upon completion of this Offering. Our ability to achieve our investment objectives depends on our ability to make investments that generate attractive, risk adjusted returns, as well as on our access to financing on acceptable terms. In general, the availability of favorable investment opportunities will be affected by the level and volatility of interest rates in the market generally, the availability of adequate short and long term real estate financing and the competition for investment opportunities. There can be no assurance that we will be successful in making investments that satisfy our rate of return or other investment objectives or that we will be able to operate our business successfully, implement our operating policies and investment strategies as described in this prospectus or generate sufficient revenue to make or sustain distributions to our shareholders.

Our operating and investment guidelines, investment and financing strategies and leverage and hedging policies may be changed without shareholder approval.

Our Manager will be authorized to follow broad operating and investment guidelines. These guidelines, as well as our investment and financing strategies, leverage and hedging policies with respect to investments, originations, acquisitions, operations, indebtedness, capitalization and distributions, may be changed at any time without our shareholders' approval. Changes in our investment strategies may increase our exposure to interest rate risks, default risks and real estate market fluctuations. Such changes could result in the types of investments we make being different

Risk factors

from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our Shares and our ability to make distributions to our shareholders.

State licensing requirements will cause us to incur expenses and our failure to be properly licensed may have a material adverse effect on our operations.

We or our Manager may be required to hold licenses in a number of U.S. states to conduct lending activities. State licensing statutes vary from state to state and may prescribe or impose, among other things:

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various recordkeeping requirements;

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restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees;

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disclosure requirements;

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requirements that licensees submit to periodic examination;

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surety bond and minimum specified net worth requirements;

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periodic financial reporting requirements;

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notification requirements for changes in principal officers, stock ownership or corporate control;

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restrictions on advertising; and

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requirements that loan forms be submitted for review.

There is no guarantee that we or our Manager will be able to obtain these licenses, and efforts to obtain and maintain such licenses may cause us to incur significant expenses. Any failure to be properly licensed under state law or otherwise may have a material adverse effect on us and our operations.

Changes in laws or regulations could increase competition for CRE debt financing or require changes to our business practices and adversely affect us.

Various laws and regulations currently exist that restrict the investment activities of banks and certain other financial institutions but do not apply to us. We believe this regulatory difference may create opportunities for us to successfully grow our business. However, following the U.S. Presidential and Congressional elections in November 2016, there are indications that the new administration will seek to decrease regulation of the financial industry, including by amending the Dodd-Frank Act, which may decrease the restrictions on banks and other financial institutions and allow them to compete more effectively with us for investment opportunities.

The laws and regulations governing our operations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Such changes or new laws or regulations could require changes to certain of our business practices, negatively impact our operations, impose additional costs on us or otherwise adversely affect our business. There has been increasing commentary amongst regulators and intergovernmental institutions on the role of nonbank institutions in providing credit and, particularly, so-called "shadow banking," a term generally taken to refer to credit intermediation involving entities and activities outside the regulated banking system. For example, in August 2013, the Financial Stability Board issued a policy framework for strengthening oversight and regulation of shadow banking entities. That report outlined initial steps to define the

Risk factors

scope of the shadow banking system and proposed governing principles for a regulatory framework. A number of other regulators and international organizations are studying the shadow banking system. At this time, it is too early to assess whether any new rules or regulations will be adopted or what impact such rules or regulations will have on us, if any. In an extreme eventuality, it is possible that such regulations could cause us to cease operations.

Any material failure, inadequacy, interruption or security failure of the information technology networks and systems on which we rely could materially and adversely affect us.

The information technology networks and related systems of our Manager and RMR are essential to our Manager's ability to perform our day to day operations. As a result, we face risks associated with security breaches, whether through cyber attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to emails, persons who access our systems or those of our Manager from inside or outside the RMR organization and other significant disruptions of our Manager's or RMR's information technology networks and related systems. A security breach or other significant disruption involving our Manager's or RMR's information technology networks and related systems could: disrupt our operations; result in the unauthorized access to, and the destruction, loss, theft, misappropriation or release of, proprietary, personally identifiable, confidential, sensitive or otherwise valuable information, which others could use to compete against us or which could expose us to claims by third parties; require significant management attention and resources to remedy any damages that result; subject us to claims for breach of contract, damages, credits, penalties or termination of agreements; or damage our business relationships or reputation generally.

Although our Manager and RMR take various actions to maintain the security and integrity of their information technology networks and related systems, and have implemented various measures to manage the risk of a security breach or disruption, we cannot be sure that their security efforts and measures will be effective or that any attempted security breaches or disruptions would not be successful and damaging to us. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. Accordingly, our Manager and RMR may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures. It is not possible for this risk to be entirely mitigated.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately.

As a public company, we will be required to provide reliable financial statements and reports to our shareholders and others. If we fail to implement and comply with proper internal controls, we could fail to meet our reporting obligations or fail to detect fraud. In addition, the existence of a material weakness or significant deficiency in our internal control over financial reporting could result in errors in our financial statements that could require restatements, result in increased costs to remediate, attract regulatory scrutiny or lawsuits, cause investors to lose confidence in our reported financial information, lead to a substantial decline in the market price of our Shares or result in investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities.

Risk factors

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

Terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the United States and its allies, and other armed conflicts may have an adverse impact on the U.S. financial markets and the economy in general. The economic impact of these events could also adversely affect the credit quality of some of our borrowers and the value of our loans, investments and collateral properties. We may suffer losses as a result of the adverse impact of any future terrorist attacks, and these losses may adversely impact our results of operations and may cause the market value of our Shares to decline or be more volatile. We cannot predict the severity of the effect that potential future terrorist attacks would have on us. Also, losses resulting from these types of events may not be fully insurable.

The events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, which extended the TRIA through 2020, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market's overall liquidity, and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If our borrowers are unable to obtain affordable insurance coverage, the value of our investments could decline, and in the event of an uninsured loss, we could lose all or a portion of our investments.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Shares less attractive to investors.

We are an "emerging growth company" as defined in the JOBS Act. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, as permitted for an "emerging growth company," we are electing to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements.

We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if we have more than $1.07 billion in annual revenues as of the end of our fiscal year, we have more than $700.0 million in market value of our stock held by non-affiliates as of the end of our second fiscal quarter or we issue more than $1.0 billion of non-convertible debt over a three year period. We cannot predict if investors will find our Shares less attractive because we may rely on these exemptions. If some investors find our Shares less attractive as a result, there may be a less active trading market for our Shares and our per Share trading price may be adversely affected and more volatile.

Risk factors

RISKS RELATED TO FINANCING

We may incur significant debt, and our governing documents contain no limit on the amount of debt we may incur.

Subject to market conditions and availability, we may incur significant debt through repurchase agreements, bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt issuances or otherwise. The amount of leverage we use will vary depending on our available investment opportunities, our available capital, our ability to obtain and access financing arrangements with lenders and the lenders' and our estimate of the stability of our investment portfolio's cash flow. Our governing documents contain no limit on the amount of debt we may incur, and we may significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

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our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with covenants contained in our debt instruments, which would likely result in (a) acceleration of such debt (and any other debt containing a cross default or cross acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow undrawn amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (c) the loss of some or all of our assets to foreclosures or forced sales;

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our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that our investment yields will increase to match our higher financing costs;

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we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, shareholder distributions or other purposes; and

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we may not be able to refinance our maturing debts.

There can be no assurance that our leverage strategies will be successful.

Our future access to capital is not assured.

Our future access to capital will depend upon a number of factors over which we have little or no control, including:

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general economic or market conditions;

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the market's view of the quality of our assets;

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the market's perception of our growth potential;

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our current and potential future earnings and cash distributions; and

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the market price of our Shares.

If regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. This could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

Risk factors

We may have to rely on additional equity issuances, which may be dilutive to our shareholders, or on costly debt financing that require a large portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. There can be no assurance that we will have access to such equity or debt capital on favorable terms at the desired times, or at all, which may cause us to curtail our investing activities or dispose of assets at an inopportune time or price, which could negatively affect our results of operations.

We intend to pay regular distributions to our shareholders after we have completed investment of the proceeds of this Offering in CRE loans and other CRE related investments. We expect that our first quarterly distribution to our shareholders likely will be paid following the first full calendar quarter after the closing of this Offering, and that our regular quarterly distribution rate will not be established and paid until after completion of two full calendar quarters following the closing of this Offering. The market values of shares, like our Shares, which pay regular distributions depend, in part, on the yields (i.e., the distribution amounts in relation to the market prices of the shares) available by purchasing such shares compared to the yields available from other available investments. Generally when market interest rates decline, the market prices of shares whose holders receive regular distributions increase; conversely, when market interest rates increase, the market prices of such shares decline. If market interest rates rise because of government actions or otherwise, the market value of our Shares may decline. A decline in the market value of our Shares may cause our shareholders to experience a loss; and, if the market value of our Shares declines, our cost of equity capital will increase and we may not be able to raise equity capital by issuing additional Shares.

The duration of our debt leverage and our investments may not match.

We generally intend to structure our debt leverage so that we minimize the difference between the term of our investments and the term of the leverage we use to finance some of our investments. However, we may not be able to do so. In the event that our leverage is for a shorter term than our investments, we may not be able to extend or find appropriate replacement leverage, which could require us to sell certain investments before we might otherwise prefer to do so. In the event that our leverage is for a longer term than our investments, we may not be able to replace our investments as they mature with new investments or at all, which will negatively impact our earnings. The risks of a duration mismatch are magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges; use of this asset management practice would effectively extend the duration of our investments, while our liabilities may have set maturity dates.

We intend to structure our leverage so that we minimize the difference between the index of our investments and the index of our debt leverage, by financing variable rate investments with variable rate leverage and fixed rate investments with fixed rate leverage. If such a variable rate or fixed rate product is not available to us on reasonable terms, we may use hedging instruments to create such a match. Our attempts to mitigate the risk of a mismatch with the duration or index of our investments and leverage will be subject to factors outside of our control, such as the availability to us of favorable financing and hedging options, and may not be successful. The risks of a duration mismatch are magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges. Employment of this asset management practice would effectively extend the duration of our investments, while our liabilities may have set maturity dates.

Risk factors

Lenders may require us to enter into restrictive covenants that adversely impact our operations.

When we obtain debt financing, lenders (especially in the case of bank credit facilities) may impose restrictions on us that would affect our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our shareholders, redeem debt or equity securities and impact our flexibility to determine our operating and investment strategies. For example, our loan documents may contain negative covenants that limit, among other things, our ability to repurchase our Shares, distribute more than a certain amount of our net income or funds from operations to our shareholders, use leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens or enter into transactions with affiliates. If we fail to meet or satisfy any of these covenants, we may be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their rights against existing collateral. We may also be subject to cross default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral or foreclosure upon default. These covenants and restrictions could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes.

Any repurchase agreements or bank credit facilities that we may enter will likely include the requirement to provide additional collateral or pay down debt.

We expect that that we may utilize repurchase agreements and bank credit facilities (including term loans and revolving facilities) to finance some of our investments. Such financing arrangements would involve the risk that the value of the loans sold by us or pledged to the provider of the repurchase agreement or bank credit facility may decline, and, in such circumstances, likely would require us to provide additional collateral or to repay all or a portion of the funds advanced. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet our lender's requirements, the lender might accelerate our indebtedness, increase the interest rate on advanced funds or terminate our ability to borrow additional funds, which could materially and adversely affect our financial condition and ability to implement our investment strategy. The providers of repurchase agreement financing and bank credit facilities may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. Currently, we have no repurchase agreements or bank credit facilities in place, and there can be no assurance that we will be able to obtain one or more such financing arrangements on favorable terms, or at all.

Any default in a repurchase agreement will likely cause us to experience a loss.

If any counterparty to a repurchase transaction defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will likely incur a loss on such repurchase transactions.

Any warehouse facilities that we enter may limit our ability to originate or acquire assets, and we may incur losses if the collateral is liquidated.

If securitization financings become available to us, we may utilize warehouse facilities pursuant to which we would accumulate CRE mortgage loans in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to originate or acquire assets under any future warehouse

Risk factors

facilities, we expect that our lenders would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to originate or acquire assets that we believe would be beneficial to us, and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization transaction would be consummated with respect to the assets being warehoused. If the securitization is not consummated, we expect that the lender would demand repayment of the facility, and in the event that we are unable to timely repay such facility, the lender would liquidate the warehoused collateral and we would then be required to pay to the lender any amount by which our borrowings to purchase the collateral assets exceeds their sale price, subject in some instances to negotiated caps on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the completion, we generally would have to bear any resulting loss to our lender from such sale. No assurance can be given that we would be able to obtain one or more warehouse facilities on favorable terms, or at all.

Hedging against interest rate exposure may adversely affect our earnings, reduce our cash available for distribution to our shareholders, expose us to contingent liabilities in the future or subject us to counterparty risk.

Subject to maintaining our qualification for taxation as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary based on the type of our assets held and changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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Interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates.

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Available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought.

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In the event of prepayments or credit losses, the duration of hedges may not match the duration of our related assets or liabilities.

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The amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the IRC or that are done through a taxable REIT subsidiary, or TRS) to offset interest rate losses is limited by U.S. federal income tax provisions governing REITs.

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The credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction.

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The hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

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We may fail to recalculate, readjust or execute hedges in an efficient manner.

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Legal, tax and regulatory changes could occur and may adversely affect our ability to pursue our hedging strategies or may increase the costs of executing such strategies.

Hedging transactions could require us to fund cash payments in the future under certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of such instrument). Typically, amounts due would be equal to the unrealized losses of the open swap positions with the respective counterparties and could also include other fees and charges. These losses would be reflected in our results of operations, and our ability to fund these obligations would depend on the liquidity of our assets or our access to capital at the time.

Risk factors

We will be subject to credit risk with respect to the counterparties to any hedging instruments we enter, and if a counterparty becomes bankrupt or otherwise fails to perform its obligations under such an instrument due to financial difficulties, we may experience significant delays in obtaining any recovery. In addition, in the event of the insolvency of a counterparty to a hedging instrument, the transaction would typically be terminated at its fair market value. If we are owed this fair market value in the termination of the hedging instruments and our claim is unsecured, we will be treated as a general creditor of the counterparty. In such circumstances, we may obtain only a limited or no recovery.

At present, we do not intend to make extensive use of hedging strategies; however, our intent may change. Any hedging activity in which we engage may materially and adversely affect our results of operations, cash flows and financial condition.

RISKS RELATED TO OUR RELATIONSHIP WITH OUR MANAGER AND ITS AFFILIATES

Neither our Manager nor RMR has experience managing a mortgage REIT.

Neither our Manager nor RMR has experience managing a REIT with our investment objectives. The historical returns of the Managed REITs and RIF, including the historical performance disclosed under "Our Manager and our Management Agreement—Prior performance of certain real estate companies managed by RMR LLC," are not indicative of our future results or of any returns expected on an investment in our Shares. Each of the Managed REITs is an equity REIT, and RIF is a closed end investment company, with significantly different investment objectives than ours. Investors in this Offering are not acquiring any interest in any of the Managed REITs or RIF and will not benefit from the performance of the Managed REITs or RIF. Our investment returns may be substantially lower than the returns achieved by the Managed REITs and RIF.

We are dependent on our Manager, its affiliates and their personnel. We may be unable to find suitable replacements if our Management Agreement is terminated.

We do not have an office separate from our Manager and do not have any employees. Our executive officers also serve as officers of our Manager and its affiliates, including RMR. Our Manager itself has limited resources and is dependent upon facilities and services available to our Manager under its shared services agreement with RMR. Our Manager is not obligated to dedicate any specific personnel exclusively to us. Our officers are not obligated to dedicate any specific portion of their time to our business. Several of our officers have significant responsibilities for RMR managed companies. As a result, these individuals may not always be able to devote sufficient time to the management of our business, and we may not receive the level of support and assistance that we would receive if we were internally managed or if we had different management arrangements. In addition, the initial term of our Management Agreement extends only until December 31, 2020. If our Management Agreement or our Manager's shared services agreement with RMR is terminated and no suitable replacements are found, we may not be able to continue in business.

There are various conflicts of interest in our relationship with our Manager, RMR and their affiliates that could result in decisions that are not in the best interests of our shareholders. Our policies, procedures and governance guidelines may not adequately address or mitigate all of the conflicts of interest that may arise in our operations.

We are subject to conflicts of interest arising out of our relationship with our Manager, RMR, their affiliates and entities to which they provide management services. Each of our Managing Trustees (as defined below) is a managing director, officer, employee and controlling shareholder of RMR and a

Risk factors

managing director or managing trustee of other public companies to which RMR provides management services. Each of our executive officers also is an officer and employee of our Manager or RMR LLC, and some of our executive officers are also officers of other entities to which RMR provides management services. As a result, our Managing Trustees and officers may have conflicts between their responsibilities to us and their responsibilities to, and interests in, our Manager, RMR, their affiliates and other entities to which they provide management services. These conflicts include, among other things, competition for the time and attention of our Manager, RMR, their affiliates and their personnel.

While we will be the only publicly owned REIT managed by our Manager, RMR or their affiliates that invests primarily in first mortgage loans secured by middle market and transitional CRE located in the United States, our Manager, RMR, their affiliates and the entities to which they provide management services are generally not prohibited from competing with us. Our Manager currently originates and manages certain real estate mortgage investments for a group of related credit funds and manages certain real estate and mortgage investments for a union sponsored pension plan which combined, as of June 30, 2017, represented approximately $149.6 million in assets under management. Our Manager also has had discussions with other institutional investors about originating and managing real estate mortgage investments for them, and our Manager may undertake such activities in the future. Also, our Manager and certain of its affiliates also regularly provide mortgage brokerage services, originating and arranging CRE loans between borrowers and other lenders. In addition, our Manager, RMR and their affiliates may sponsor or manage other funds, REITs or other entities, including entities that make investments like the investments we intend to make. As a result, conflicts of interests exist with respect to the allocation of investment opportunities. In our Management Agreement, we will specifically acknowledge these conflicts of interest and agree that our Manager, RMR and their affiliates may resolve such conflicts in good faith and in their fair and reasonable discretion and may allocate investments, including those within our investment objectives, to RMR and its other clients. Accordingly, we may lose investment opportunities to, and may compete for investment opportunities with, other businesses managed by our Manager, RMR or their affiliates.

In addition, we may in the future enter into additional transactions with our Manager, RMR, their affiliates, or entities managed by them. In particular, we may provide financing to entities managed by our Manager, RMR and their affiliates or co-invest with, purchase assets from, sell assets to or arrange financing from any such entities. In addition to their investments in RMR, our Managing Trustees hold equity investments in other entities managed by our Manager, RMR and their affiliates, and some of these entities have significant cross ownership interests, including, for example, as of June 30, 2017: our Managing Trustees owned, directly or indirectly, in aggregate 36.7% of FVE's outstanding common stock, 1.4% of HPT's outstanding common shares, 2.5% of GOV's outstanding common shares, 1.9% of SIR's outstanding common shares and 1.3% of SNH's outstanding common shares; SNH owned 8.5% of FVE's outstanding common stock; GOV owned 27.9% of SIR's outstanding common shares; and HPT owned 8.6% of TA's outstanding common shares. Our executive officers and RMR's executive officers may also own equity investments in other entities to which our Manager, RMR and their affiliates provide management services. Such equity ownership or positions could create, or appear to create, conflicts of interest with respect to matters involving us, our Manager, RMR, their affiliates or entities managed by them.

In addition to the fees payable to our Manager under our Management Agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize some of our CRE loans, our Manager or its affiliates may act as the collateral manager for such securitizations. In any of these or other capacities, our Manager and its affiliates may receive fees for their services if approved by a majority of our Independent Trustees.

Risk factors

There can be no assurance that our code of business conduct and ethics, or our Code of Conduct, governance guidelines, or our Governance Guidelines, or other procedural protections we adopt will be sufficient to enable us to identify, adequately address or mitigate actual or alleged conflicts of interest or ensure that our transactions with related persons are made on terms that are at least as favorable to us as those that would have been obtained in an arm's length transaction with an unrelated person. Conflicts of interest or the perception of conflicts of interest could have a material adverse impact on our reputation and business and the market price of our Shares and other securities.

In addition, our Manager may sell the Shares it owns at any time following the expiration of its applicable lock-up period or prior thereto with the approval of UBS Securities LLC. To the extent our Manager sells some of these Shares, its interests may be less aligned with our interests.

Conflicts of interest as a result of our management structure may provoke dissident shareholder activities that result in significant costs.

In the past, in particular following periods of volatility in the overall market for publicly traded securities or declines in the market price of a company's securities, shareholder litigation, dissident trustee nominations and dissident proposals have often been instituted against companies alleging conflicts of interest in business dealings with affiliated persons and entities. Our relationship with our Manager and its affiliates, with the other businesses and entities to which RMR provides management services and with our Managing Trustees may precipitate such activities. These activities, if instituted against us, could result in substantial costs and a diversion of our management's attention, even if such actions are without merit.

Our Manager will have broad discretion in operating our day to day business.

Our Manager will be authorized to follow broad operating and investment guidelines and, therefore, will have broad discretion in implementing our business plan and day to day activities. Our Board of Trustees will periodically review our operating and investment guidelines and our operating activities, investments and financing arrangements, but it will not review or approve each decision made by our Manager on our behalf. In addition, in conducting periodic reviews, our Board of Trustees will rely primarily on information provided to it by our Manager. Our Manager may exercise its discretion in a manner that results in investment returns that are substantially below expectations or that result in losses.

Our Management Agreement's fee structure may not create proper incentives for our Manager, which may increase the risk of an investment in our Shares.

We will pay our Manager substantial base management fees regardless of the performance of our portfolio. Our Manager's entitlement to a base management fee, which is not based upon our performance or results, might reduce its incentive to devote its time and effort to seeking investments that provide attractive, risk adjusted returns for us. Because the base management fees are also based in part on our outstanding equity, our Manager may be incentivized to advance strategies that increase our equity. Our increasing our equity capital by selling Shares will usually be dilutive to existing shareholders and may not improve returns for our shareholders or the market price of our Shares. Because the calculation of the base management fee takes into account the proceeds that we receive from this Offering, our Manager's payment to the underwriters of the underwriting discounts and commissions in connection with this Offering will result in a slightly increased base management fee. In addition, our Manager has the ability to earn incentive fees each quarter based on our Core Earnings, which, generally stated, are our earnings in a specified period in excess of a specified return. This may create an incentive for our Manager to invest in assets with higher yield potential, which are generally riskier or more speculative, or to sell an asset prematurely for a gain in an effort to increase

Risk factors

our near term net income and thereby increase the incentive fees to which our Manager is entitled. This incentive fee formula may encourage our Manager to recommend investments or take other actions which cause us losses.

Our Management Agreement will be between related parties and may be less favorable to us than if it had been negotiated on an arm's length basis with an unrelated party.

Our Management Agreement will be entered between related parties and its terms, including fees payable to our Manager, may be less favorable to us than if they had been negotiated on an arm's length basis between unrelated parties. Pursuant to the terms of our Management Agreement, we will agree to reimburse our Manager for the fees and other costs it pays to RMR. If our cash flows are insufficient to pay reimbursements owed to our Manager, we may pay them from the proceeds of this Offering and the concurrent private placement, which would reduce the amount of cash we have available for investing and other purposes. Because of the relationships among us, our Manager and RMR, the terms of our Management Agreement were not negotiated on an arm's length basis, and we can provide no assurance that these terms are as favorable to us as they would have been if our Management Agreement was negotiated on an arm's length basis between unrelated parties.

Terminating our Management Agreement may be difficult and will require our payment of a substantial termination fee.

Termination of our Management Agreement without a cause event will be difficult and costly. We may not terminate our Management Agreement during its initial term through December 31, 2020, except upon a cause event. Our Independent Trustees will review our Manager's performance and the management fees annually and, following the initial term ending December 31, 2020, our Management Agreement may be terminated annually without a cause event upon the affirmative vote of at least two-thirds (2/3) of our Independent Trustees based upon a determination that (a) our Manager's performance is unsatisfactory and materially detrimental to us or (b) the base management fee and incentive fee, taken as a whole, payable to our Manager are not fair to us (provided that in the instance of (b), our Manager will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). We will be required to provide our Manager with 180 days' prior written notice of any such termination. Additionally, in the event our Management Agreement is terminated by us without a cause event or by our Manager for a material breach, we will be required to pay our Manager a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to our Manager during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such 24 month period based on such fees earned by our Manager during such period, plus (b) an amount equal to the initial organizational costs related to our formation and the costs of this Offering and the concurrent private placement paid by our Manager. These provisions will increase the cost to us of terminating our Management Agreement and adversely affect our ability to terminate our Manager or not renew our Management Agreement without a cause event. These terms of our Management Agreement may discourage a change in our control, including a change of control which might result in payment of a premium for our Shares.

Risk factors

Our Manager may own a significant number of our outstanding Shares immediately after completion of this Offering and the concurrent private placement, in which case, you may have less influence over us than shareholders of most other publicly owned companies.

Our Manager may acquire in a private placement that closes concurrently with the completion of this Offering a number of our Shares that represents up to        % of our Shares outstanding after completion of this Offering. Accordingly, our Manager may own a significant number of our outstanding Shares after completion of this Offering and the concurrent private placement. If our Manager has a significant ownership stake in us, our Manager may have significant influence over the composition of our Board of Trustees and other matters involving a shareholder vote. A significant ownership stake in us by our Manager may discourage transactions involving a change of control of us, including transactions in which you as a holder of our Shares might otherwise receive a premium for your Shares over the then current market price. In addition, if our Manager acquires and retains an ownership stake in us above 9.8%, then our Board of Trustees in the future may determine that it is appropriate to reduce the ownership limit applicable to ownership of our shares by others to below 9.8% in order to assist us in qualifying for taxation as a REIT. Under such circumstances if the ownership limit is not reduced to an appropriate level on a timely basis, it is possible that certain purchasers, acquirors, or other holders of our Shares may, if their ownership would result in our failing to qualify for taxation as a REIT, have certain of their Shares transferred to a Charitable Trust (as defined below) even if their ownership in our Shares was in an amount below the ownership limit applicable at the time.

Our Manager's sale of some or all of its ownership stake in us, acquisition of additional Shares and speculation about any such possible transactions may adversely affect the market price of our Shares.

Our Manager is not prohibited from selling some or all of its Shares, except that it has agreed, subject to certain exceptions, not to sell or transfer any Shares for 180 days after the date of this prospectus without first obtaining the written consent of UBS Securities LLC, and our Manager may do so without your approval. In addition, from and after the earlier of January 1, 2021 and the termination of our Management Agreement, our Manager will have the contractual right to demand that we file a registration statement with the SEC for the resale of our Shares owned by our Manager, or include such Shares in a registration statement we are filing for another purpose. Our Manager has advised us that it does not have any current plans to sell or otherwise dispose of its Shares. Speculation by the press, stock analysts, our shareholders or others regarding our Manager's intention with respect to its investment in us could adversely affect the market price of our Shares. If our Manager has a significant ownership in us, the market price of our Shares may be adversely impacted.

Our Manager does not guaranty our performance; moreover, we could experience poor performance or losses for which our Manager would not be liable. Our Manager's liability is limited under our Management Agreement, and we will agree to indemnify our Manager against certain liabilities.

Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Our Manager does not guaranty our performance. Pursuant to our Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board of Trustees in following or declining to follow its advice or recommendations. We could experience poor performance or losses for which our Manager would not be liable. Under the terms of our Management Agreement, our Manager and its affiliates, including RMR, and their respective directors, trustees, officers, shareholders, owners, members,

Risk factors

managers, employees and personnel will not be liable to us or any of our Trustees, shareholders or subsidiaries for any acts or omissions related to the provision of services to us under our Management Agreement, except by reason of acts or omissions that are proved to constitute bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our Management Agreement. In addition, under the terms of our Management Agreement, we agree to indemnify, hold harmless and advance expenses to our Manager and its affiliates, including RMR, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys', accountants, and experts' fees and expenses, arising from acts or omissions related to the provision of services to us or the performance of any matter pursuant to an instruction by our Board of Trustees, except to the extent it is proved that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our Management Agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.

Our Manager may change its processes for identifying, evaluating and managing investments and the personnel performing those functions for us without our or our shareholders' consent at any time.

Our Manager may change its personnel and processes for identifying, evaluating and managing investments for us without our or our shareholders' consent at any time. In addition, there can be no assurance that our Manager will follow its processes. Changes in our Manager's personnel and processes may result in fewer investment opportunities for us, inferior diligence and underwriting standards or adversely affect the collection of payments on, and the preservation of our rights with respect to, our investments, any of which may adversely affect our operating results.

Our Declaration of Trust and Management Agreement permit our Trustees and officers, our Manager, its affiliates and their respective directors, trustees, officers, employees and agents to retain business opportunities for their own benefit and to compete with us.

In recognition of the fact that our Trustees and officers and our Manager, its affiliates and their respective directors, trustees, officers, employees and agents may engage in other activities or lines of business similar to those in which we engage, our Declaration of Trust and Management Agreement provide that if such a person acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the maximum extent permitted by Maryland law (a) no such person is required to present, communicate or offer any business opportunity to us and (b) such persons, on their own behalf and on behalf of our Manager, any affiliate of such person or our Manager and any other person to which such person, RMR or any of their affiliates provide management services, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us. Consequently, our Declaration of Trust and Management Agreement permit our Trustees and officers and our Manager and its affiliates, including RMR, to engage in activities that compete with us.

Disputes with our Manager may be referred to binding arbitration.

Our Management Agreement provides that any dispute arising thereunder may be referred to binding arbitration. As a result, we and our shareholders may not be able to pursue litigation in courts against

Risk factors

our Manager for such disputes. In addition, the ability to collect attorneys' fees or other damages may be limited in the arbitration proceedings, which may discourage attorneys from agreeing to represent parties wishing to bring such litigation.

Our Manager is subject to extensive regulation as an investment adviser, which could adversely affect its ability to manage our business.

Our Manager is subject to regulation as an investment adviser by various regulatory authorities that are charged with protecting the interests of its clients, including us. Our Manager could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser, censures, fines, or temporary suspension or permanent bar from conducting business, if it is found to have violated any of the laws or regulations governing investment advisers. Any such liability or sanction could adversely affect our Manager's ability to manage our business. Our Manager must continually address conflicts between its interests and those of its clients, including us. In addition, the SEC and other regulators have increased their scrutiny of conflicts of interest. Our Manager has procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if our Manager fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.

RISKS RELATED TO OUR SHARES

There is no public market for our Shares, and a market may never develop.

At the time of the closing of this Offering, there will be no established trading market for our Shares. We have applied to have our Shares approved for listing on the Nasdaq under the trading symbol "TRMT". However, there can be no assurance that our application will be approved or, if our application is approved and our Shares are listed on the Nasdaq, that an active trading market for our Shares will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our shareholders to sell their Shares or as to the price that our shareholders may obtain for their Shares.

Our Manager is paying the costs of this Offering, but it does not intend to pay the costs of any future offerings of our Shares.

Our Manager has agreed to pay 100% of the initial organizational costs related to our formation and the costs of this Offering, including the underwriting discounts and commissions. However, our

Manager has not agreed, and does not currently expect, to pay the costs of any future offerings of Shares by us or future organizational costs.

The market price of and liquidity of the market for our Shares may be significantly affected by numerous factors, some of which are beyond our control.

The market price of and liquidity of the market for our Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market for our Shares include:

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our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

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publication of research reports about us or the real estate industry;

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actual or perceived conflicts of interest with our Manager, RMR, their affiliates or other individuals, including our Managing Trustees and executive officers;

Risk factors

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equity issuances by us, or Share resales by our Manager or other large shareholders, or the perception that such issuances or resales may occur;

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loss of a major funding source;

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actual or anticipated accounting problems;

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changes in market valuations of similar companies;

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adverse market reactions to investments we make in the future;

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adverse market reaction to any increased indebtedness we incur;

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additions to or departures of personnel of our Manager or its affiliates;

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speculation in the press or investment community;

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increases in market interest rates, which may lead investors to demand a higher distribution yield as a percentage of market price for our Shares, if we have begun to make distributions to our shareholders;

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increases in market interest rates, which would result in increased interest expenses on our debt;

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our failure to maintain our qualification for taxation as a REIT;

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our failure to maintain our exemption from registration under the Investment Company Act;

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price and volume fluctuations in the overall stock market from time to time;

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general market and economic conditions and trends, including inflationary concerns and the current state of the credit and capital markets;

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significant volatility in the market price and trading volume of securities of publicly owned REITs or other companies in the business of making CRE loans;

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changes in law, regulatory policies or tax guidelines, or interpretation thereof, particularly with respect to REITs or the relative tax advantages that REITs have compared to other businesses;

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changes in the value of our portfolio;

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any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

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operating performance of companies comparable to us; and

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short selling pressure with respect to our Shares.

As noted above, market factors unrelated to our performance could also negatively impact the market for our Shares. One of the important factors that investors may consider in deciding whether to buy or sell our Shares is our distribution rate as a percentage of our Share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate by offering a lower price to buy our Shares. If interest rates rise, it is likely that the market price of our Shares will decrease as market rates on interest bearing securities increase.

We may use a portion of the proceeds of this Offering, the concurrent private placement or future debt leverage we incur to make quarterly distributions.

Prior to the time we have fully invested the proceeds of this Offering and the concurrent private placement in our target investments, we may fund some or all of our quarterly distributions out of the proceeds of these offerings, which would reduce the amount of cash we have available for investing and other purposes. Also, even after we have invested the proceeds of this Offering and the concurrent private placement, if our earnings are insufficient to fund our distributions to shareholders at the level established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds

Risk factors

of borrowings or other leverage that we may establish or from sales of our assets. The use of these proceeds for distributions could be dilutive to our shareholders' ownership interests in us. In addition, funding our distributions from the proceeds of this Offering and the concurrent private placement or from our future borrowings or from asset sales, may constitute a return of capital to our investors, which would have the effect of reducing our shareholders' bases in their Shares.

Shares eligible for future sale may have adverse effects on our Share price.

We are offering                           Shares in this Offering (excluding the underwriters' overallotment option to purchase up to an additional                            Shares). All Shares sold in this Offering and any Shares sold upon the exercise of the underwriters' overallotment option will be freely tradeable in the public market without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, unless these Shares are held by our affiliates, as that term is defined for purposes of Rule 144, or Rule 144, under the Securities Act.

Our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering a number of our Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than            Shares. Our Manager will agree that, for a period of 180 days after the date of this prospectus, it will not, without the prior written consent of UBS Securities LLC, dispose of or hedge any of our Shares it currently owns or purchases in the concurrent private placement, subject to certain exceptions and extension in certain circumstances. Assuming no exercise of the underwriters' overallotment option to purchase additional Shares and our Manager's purchase of               Shares in the private placement, approximately         % of our Shares outstanding upon completion of this Offering will be subject to the lock-up agreement. When this lock-up period expires, these Shares will become eligible for sale, subject to the requirements of Rule 144.

After the completion of this Offering, we may issue equity-based awards under our 2017 Equity Compensation Plan, or our Equity Compensation Plan. Also, we may issue additional Shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such Shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future issuances, which may dilute the existing shareholders' interests in us.

We cannot predict the effect, if any, of future sales of our Shares, or the availability of Shares for future sale, on the market price of our Shares. Sales of substantial amounts of our Shares or the perception that such sales could occur may adversely affect the prevailing market price for our Shares.

We have not established a minimum distribution payment level and we may be unable to make distributions to our shareholders at any time in the future.

We are generally required to distribute annually to our shareholders at least 90% of our REIT taxable income (which may be different than our income calculated according to GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, for us to qualify for taxation as a REIT, which requirement we currently intend to satisfy through quarterly distributions in amounts equal to our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level, and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our Board of Trustees and will depend on our earnings, financial condition, debt covenants, maintenance of our qualification for taxation as a REIT and other factors as our Board of Trustees may deem relevant from time to time. We believe that a change in any

Risk factors

one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our shareholders:

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the profitability of the investments we make with the proceeds of this Offering and the concurrent private placement;

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our ability to obtain debt leverage at a cost less than the returns we realize on our investments made with the proceeds of such debt leverage;

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our ability to make profitable additional investments in the future;

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defaults by our borrowers and decreases in the value of and income from our collateral properties; and

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the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

No assurance can be given that we will be able to make distributions to our shareholders at any time in the future, that the level of any distributions we do make to our shareholders will achieve a market yield relative to the price paid for our Shares in this Offering, or that we will be able to increase or even maintain our distribution level over time.

Distributions that we make to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder's investment in our Shares.

Investing in our Shares involves a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options. Our investments may be highly speculative and aggressive, and therefore an investment in our Shares may not be suitable for someone with low risk tolerance.

Our future offerings of debt or equity securities that rank senior to our Shares may adversely affect you.

If we decide in the future to issue debt or equity securities that rank senior to our Shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Also, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Shares and may result in dilution to our shareholders. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or even estimate the amount, timing or nature of our future capital offerings. Thus our shareholders will bear the risk of our future offerings reducing the market price of our Shares and diluting the value of their Shares.

Risk factors

RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

Ownership limitations and takeover defense provisions in our Declaration of Trust and Bylaws, as well as certain provisions of Maryland law, may inhibit a change in our control and prevent our shareholders from receiving a takeover premium.

Our Declaration of Trust prohibits any shareholder other than our Manager, RMR and their affiliates from owning (directly and by attribution) more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares of beneficial interest, including our Shares. Our Board of Trustees may from time to time reduce this ownership limit below 9.8%, subject to limitations contained in our Declaration of Trust. These provisions of our Declaration of Trust are intended to, among other purposes, assist with our REIT compliance under the IRC and otherwise to promote our orderly governance. However, this provision also inhibits acquisitions of a significant stake in us and may prevent a change in our control. Additionally, many provisions contained in our governing documents, described below under the caption "Material provisions of Maryland law and of our Declaration of Trust and Bylaws", may further deter persons from attempting to acquire control of us and implement changes that may be beneficial to our shareholders, including, for example, provisions relating to:

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the division of our Trustees into three classes, with the term of one class expiring each year, which could delay a change in our control;

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shareholder voting rights and standards for the election of Trustees and approval of other business;

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required qualifications for individuals to serve as Trustees including requirements that certain of our Trustees be "Managing Trustees" and other Trustees be "Independent Trustees";

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limitations on the ability of our shareholders to propose nominees for election as Trustees and propose other business to be considered at a meeting of our shareholders, which provisions require, among other things, that one or more shareholders desiring to propose nominees for election as Trustees or other business must have continuously owned in aggregate for at least three years (or, if prior to                           , 2020, since                           , 2017) at least one percent (1%) of our shares of beneficial interest;

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limitations on the ability of our shareholders to remove our Trustees, which provide that a Trustee may only be removed for cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of each class or series of our shares entitled to be cast in the election of such Trustee at a properly called shareholders meeting;

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the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws that will be in effect upon the completion of this Offering, or our Bylaws.

Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to Maryland REITs, may have the effect of inhibiting a third party from acquiring us or of impeding a change of control of us under circumstances that otherwise could provide our shareholders with the opportunity to realize a premium over the then-prevailing market price of such shares or otherwise be in the best interest of shareholders, including:

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"Business combination" provisions that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the MGCL, an asset transfer or issuance or reclassification of equity securities) between us and an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of our then outstanding voting shares of beneficial interest or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date

Risk factors

  on which the shareholder becomes an interested shareholder. After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our Board of Trustees and, if shareholders do not receive the minimum price for their shares prescribed by the MGCL in the business combination, such business combination must be approved by a specified supermajority vote of our shareholders. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the business combination provisions of the MGCL, provided that the business combination is first approved by the Board of Trustees, including the approval of a majority of the members of the Board of Trustees who are not affiliates or associates of the interested shareholder.

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"Control share" provisions that provide that, subject to certain exceptions, holders of "control shares" of ours (defined as voting shares that, if aggregated with all other shares owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing trustees) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of issued and outstanding "control shares") have no voting rights with respect to the control shares except to the extent approved by our shareholders by the affirmative vote of at least two-thirds (2/3) of all of the votes entitled to be cast on the matter, excluding all interested shares. Our Bylaws contain a provision opting out of the Maryland control share acquisition act.

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Additionally, Title 3, Subtitle 8 of the MGCL permits our Board of Trustees, without shareholder approval and regardless of what is currently provided in our Declaration of Trust or Bylaws, to implement certain takeover defenses.

These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide our shareholders with the opportunity to realize a premium over the then current market price.

Our Board of Trustees has the power to cause us to issue an unlimited number of additional Shares, preferred shares or any other class or series of our shares of beneficial interest without shareholder approval.

Our Declaration of Trust authorizes us to issue additional authorized but unissued Shares. In addition, our Board of Trustees may, without shareholder approval, (a) amend our Declaration of Trust to increase or decrease the aggregate number of Shares or the number of shares of beneficial interest of any class or series that we have authority to issue and (b) classify or reclassify any unissued Shares, preferred shares or any other class of our shares of beneficial interest and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Trustees may establish and we may issue a class or series of our Shares, preferred shares or other shares of beneficial interest that could delay or prevent a merger, third party tender offer or similar transaction or a change in incumbent management that might involve a premium price for our Shares or which some shareholders may believe to be in the best interest of our shareholders.

Our Declaration of Trust contains provisions that limit the liability of our Trustees and officers to us and our shareholders. We are required to indemnify our Trustees and officers in connection with certain proceedings.

Our Declaration of Trust contains provisions that limit the liability of our Trustees and officers to us and our shareholders to the maximum extent permitted by Maryland law. Under current Maryland law, our Trustees and officers will not have any liability to us and our shareholders for money damages other than liability resulting from actual receipt of an improper benefit or profit in money,

Risk factors

property or services or active and deliberate dishonesty by the Trustee or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our Declaration of Trust requires us to indemnify any present or former Trustee or officer, to the maximum extent permitted by Maryland law, who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former Trustee or officer of us or serving in such other capacities. However, except with respect to proceedings to enforce rights to indemnification, we are required to indemnify any such person in connection with a proceeding initiated by such person against us only if such proceeding was authorized by our Board of Trustees. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former Trustees and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. We will enter into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us, in each case, to the maximum extent permitted by Maryland law.

As a result, we and our shareholders will have more limited rights to recover money damages from our Trustees and officers than might otherwise exist absent these provisions in our Declaration of Trust or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

Our Bylaws designate the Circuit Court for Baltimore City, Maryland as the exclusive forum for certain actions and proceedings that may be initiated by our shareholders against us or any of our Trustees or officers or our Manager or any of its affiliates.

Our Bylaws provide that the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim for breach of a duty owed by any of our Trustees or officers or our Manager or any of its affiliates to us or our shareholders; (c) any action asserting a claim against us or any of our Trustees or officers or our Manager or any of its affiliates arising pursuant to applicable law, our Declaration of Trust or Bylaws brought by or on behalf of a shareholder; or (d) any action asserting a claim against us or any of our Trustees or officers or our Manager or any of its affiliates that is governed by the internal affairs doctrine. These choice of forum provisions may limit a shareholder's ability to bring a claim in a judicial forum that the shareholder believes is favorable for such disputes and may discourage lawsuits against us and our Trustees and officers and our Manager and its affiliates.

Our intention to remain exempt from registration under the Investment Company Act imposes limits on our operations.

As discussed below under "Business—Regulatory issues and limitation on Share ownership—Investment Company Act Exemption," we intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. We may conduct our business, in whole or in part, through wholly or majority owned subsidiaries. Under Section 3(a)(1)(C) of the Investment Company Act, the securities issued by these subsidiaries that are excepted from the definition of "investment company" under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an

Risk factors

unconsolidated basis. This requirement limits the types of businesses in which we may engage through subsidiaries. In addition, the assets we may originate or acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act, which may adversely affect our business.

If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or if one or more of such subsidiaries fails to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required to either (a) substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our Shares. If we or any of our subsidiaries were required to register as an investment company under the Investment Company Act, the registered entity would become subject to substantial regulation with respect to capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

Failure to maintain our exemption from registration under the Investment Company Act also would require us to significantly restructure our investment strategy. For example, because affiliate transactions are generally prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we were required to register as an investment company, and we might be required to terminate our Management Agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts might be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We expect that we and certain subsidiaries that we may form in the future will rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged" in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate". This exemption generally requires that at least 55% of our or our applicable subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of our or each of our applicable subsidiaries' portfolios must be comprised of qualifying real estate assets and real estate related assets under the Investment Company Act. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C) of the Investment Company Act, we expect to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate assets and real estate related assets. However, the SEC's guidance was issued in accordance with factual situations that may be different from the factual situations we face, and much of the guidance was issued more than 25 years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exemption from registration under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an "investment company" provided by Section 3(c)(5)(C) of the Investment Company Act. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets,

Risk factors

we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments, and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate related asset.

We or certain of our subsidiaries may also rely on the exemption provided by Section 3(c)(6) of the Investment Company Act. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) of the Investment Company Act and any guidance published by the staff may require us to adjust our strategy accordingly. We intend to structure and conduct our business in a manner that does not require our or our subsidiaries' registration under the Investment Company Act and, in so structuring and conducting our business, we may rely on any available exemption from registration, or exclusion from the definition of "investment company," under the Investment Company Act.

We determine whether an entity is one of our majority owned subsidiaries. The Investment Company Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test described above. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the SEC or its staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) sell our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) register as an investment company, any of which could negatively affect the value of our Shares, the sustainability of our business, and our ability to make distributions, which could have an adverse effect on our business and the market price for our Shares.

Rapid and steep declines in the values of our qualifying real estate or real estate related investments may make it more difficult for us to maintain our qualification for taxation as a REIT or exemption from the Investment Company Act.

If the market value or income potential of our qualifying real estate or real estate related investments declines as a result of increased interest rates or other factors, we may need to increase our qualifying real estate or real estate related investments and income and/or liquidate our nonqualifying assets in order to maintain our qualification for taxation as a REIT or our exemption from registration under the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any nonqualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations, and those decisions may cause us to experience losses and reduce the market trading price of our Shares.

Risk factors

RISKS RELATED TO OUR TAXATION

Our failure to qualify or remain qualified for taxation as a REIT could have significant adverse consequences.

We intend to elect and qualify for taxation as a REIT under the IRC commencing with our taxable year ending December 31, 2017 and to maintain that qualification thereafter. As a REIT, we generally will not pay U.S. federal or most state income taxes as long as we distribute all of our REIT taxable income and meet other qualifications set forth in the IRC. However, actual qualification for taxation as a REIT depends on our satisfying complex statutory requirements, for which there are only limited judicial and administrative interpretations. We expect that upon the completion of this Offering we will be organized, and that we will continue to be organized and will operate, in a manner that will allow us to qualify for taxation as a REIT under the IRC, pursuant to our timely election with our first REIT income tax return. However, we cannot be sure that, upon review or audit, the U.S. Internal Revenue Service, or the IRS, will agree with this conclusion. Furthermore, we cannot be sure that the federal government, or any state or other taxation authority, will continue to afford favorable income tax treatment to REITs and their shareholders.

Maintaining our qualification for taxation as a REIT will require us to continue to satisfy tests concerning, among other things, the nature of our assets, the sources of our income and the amounts we distribute to our shareholders. If we fail to qualify or remain qualified for taxation as a REIT, then our ability to raise capital might be adversely affected, we may be subject to material amounts of U.S. federal and state income taxes, and the value of our Shares will likely decline. In addition, if we lose or revoke our qualification as a REIT for a taxable year, we will generally be prevented from requalifying for taxation as a REIT for the next four taxable years.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify for taxation as a REIT, we must satisfy ongoing REIT qualification tests, as mentioned above. As a result, we may be unable to pursue investments that would otherwise be advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying for taxation as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make, and in some cases to maintain ownership of, otherwise attractive investments.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to specified adjustments and excluding any net capital gain, in order to maintain our qualification for taxation as a REIT. To the extent that we satisfy this distribution requirement, federal corporate income tax will not apply to the earnings that we distribute, but if we distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the IRC. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

We may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP. In addition, we may experience timing and other differences, for example on account of income and expense accrual principles under U.S. federal income tax laws, or on account of repaying outstanding indebtedness, whereby our available cash is less than, or does not otherwise correspond to, our taxable income. As a result, from time to time we may not have sufficient cash to

Risk factors

meet our REIT distribution requirements. If we do not have other funds available in these situations, we may decide to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions in order to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our shareholders' equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our Shares.

We may be required to report taxable income from particular investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on commercial mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Moreover, some of the CMBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such CMBS will be made. If such CMBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate CMBS at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

We may in the future choose to pay dividends in our own Shares, in which case you may be required to pay income taxes in excess of the cash dividends that you receive.

We may in the future distribute taxable dividends that are payable in part in our Shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to these dividends in excess of the cash dividends received. If a shareholder sells the Shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Shares at the time of the sale. Furthermore, with respect to some non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to these dividends, including in respect of all or a part of the dividend that is

Risk factors

payable in our Shares. In addition, if a significant number of our shareholders determine to sell our Shares in order to pay taxes owed on dividends paid in Shares, that may put downward pressure on the trading price of our Shares.

Distributions to shareholders generally will not qualify for reduced tax rates.

Dividends payable by U.S. corporations to noncorporate shareholders, such as individuals, trusts and estates, are generally eligible for reduced U.S. federal income tax rates. However, we expect to qualify for taxation as a REIT for federal income tax purposes, and distributions paid by REITs generally are not eligible for these reduced rates. The more favorable rates for corporate dividends may cause some investors to perceive that an investment in a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price of our Shares.

Even if we qualify and remain qualified for taxation as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we qualify and remain qualified for taxation as a REIT, we may be subject to federal, state and local taxes on our income and assets, including taxes on any undistributed income, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. See "Material United States federal income tax considerations—Taxation as a REIT". Also, some state jurisdictions may in the future limit or eliminate favorable income tax deductions, including the dividends paid deduction, which could increase our income tax expense. In addition, in order to meet the requirements for qualification and taxation as a REIT, prevent the recognition of particular types of non-cash income, or avert the imposition of a 100% tax that applies to specified gains derived by a REIT from dealer property or inventory, we may hold some of our assets and conduct some of our operations through our TRSs or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, the TRS rules also impose a 100% excise tax on certain transactions between a TRS and its affiliated REIT that are not conducted on an arm's length basis. Any of these taxes would decrease cash available for distribution to our shareholders.

Legislative or other actions affecting REITs could materially and adversely affect us and our shareholders.

The rules dealing with federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxation authorities. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our shareholders. We cannot predict how changes in the tax laws might affect us or our shareholders. New legislation, U.S. Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify for taxation as a REIT or the tax consequences of such qualification or could eliminate REIT tax status.

Our investments in construction loans require us to make estimates about the fair value of land improvements that may be challenged by the IRS.

We may invest in construction loans, the interest from which would be qualifying income for purposes of the gross income tests applicable to REITs, provided that the loan value of the real property securing the construction loan was equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is generally the fair value of the land plus the reasonably estimated cost of the improvements or developments that secure the loan and that are to be constructed from the proceeds

Risk factors

of the loan. There can be no assurance that the IRS will not challenge our estimates of the loan values of the real property related to any construction loans in which we invest.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to remain qualified for taxation as a REIT.

We may originate or acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets specified requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test applicable to REITs. We may originate or acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor requirements and the IRS successfully challenges the loan's treatment as a real estate asset for purposes of the REIT asset and income tests, then we could fail to qualify for taxation as a REIT.

We may fail to qualify for taxation as a REIT if the IRS successfully challenges the treatment of our mezzanine loans as debt for federal income tax purposes or successfully challenges the treatment of our preferred equity investments as equity for federal income tax purposes.

There is limited case law or administrative guidance addressing the treatment of mezzanine loans and preferred equity investments as debt or equity for federal income tax purposes. We expect that our mezzanine loans generally will be treated as debt for federal income tax purposes, and our preferred equity investments generally will be treated as equity for federal income tax purposes, but we do not anticipate obtaining private letter rulings from the IRS or opinions of counsel on the characterization of those investments for federal income tax purposes. If a mezzanine loan is treated as equity for federal income tax purposes, we will be treated as owning the assets held by the partnership or limited liability company that issued the mezzanine loan and we will be treated as receiving our proportionate share of the income of that entity. If that partnership or limited liability company owns nonqualifying assets or earns nonqualifying income, we may not be able to satisfy all of the REIT gross income and asset tests. Alternatively, if the IRS successfully asserts a preferred equity investment is debt for federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and as producing nonqualifying income for the 75% gross income test. In addition, such an investment may be subject to the 10% value test and the 5% asset test, and it is possible that a preferred equity investment that is treated as debt for federal income tax purposes could cause us to fail one or more of the foregoing tests. Accordingly, we could fail to qualify for taxation as a REIT if the IRS does not respect our classification of our mezzanine loans or preferred equity for federal income tax purposes.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify for taxation as a REIT.

We may enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we nominally sell assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant to those agreements. We believe that we will be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is

Risk factors

possible, however, that the IRS may assert that we did not own the assets during the term of the sale and repurchase agreement, in which case our qualification for taxation as a REIT may be jeopardized.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the IRC substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction that we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute "gross income" for purposes of the 75% or 95% gross income tests that we must satisfy in order to maintain our qualification for taxation as a REIT. As a result, a qualifying hedge transaction will neither assist nor hinder our compliance with the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of these gross income tests. As a result of these rules, we may limit our use of advantageous hedging techniques or implement some hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in the hedged items than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

If we own assets or conduct operations that generate "excess inclusion income" outside of a TRS, our doing so could adversely affect our shareholders' taxation and could cause our Shares to become ineligible for inclusion in leading market indexes.

Some leading market indexes exclude companies whose dividends to shareholders constitute "unrelated business taxable income" as defined by Section 512 of the IRC, or UBTI. For purposes of the IRC, shareholder dividends attributable to a REIT's "excess inclusion income" are treated as UBTI to specified investors, and thus REITs that generate excess inclusion income are generally not eligible for inclusion in these market indexes. Furthermore, REIT dividends attributable to excess inclusion income cause both the REIT and its shareholders to experience a range of disruptive and adverse U.S. federal income tax consequences, including the recognition of UBTI by specified tax-exempt shareholders, the unavailability of treaty benefits to non-U.S. shareholders and the unavailability of net operating losses to offset such income with respect to U.S. taxable shareholders. See "Material United States federal income tax considerations—Taxation as a REIT". We do not intend to acquire assets or enter into financing or other arrangements that will produce excess inclusion income for our shareholders. As a result, we may forgo investment or financing opportunities that we would otherwise have considered attractive. Furthermore, our analysis regarding our investments' or activities' potential for generating excess inclusion income could be subject to challenge or we could affirmatively modify our position regarding the generation of excess inclusion income in the future. In either case, our shareholders could suffer adverse tax consequences through the recognition of UBTI or the other adverse consequences that flow from excess inclusion income. Furthermore, in such an event, our Shares could become ineligible for inclusion in those market indexes that exclude UBTI-generating stock, which could adversely affect demand for our Shares and their market price.

The tax on prohibited transactions will limit our ability to engage in transactions, including some methods of securitizing mortgage loans, which would be treated as sales for U.S. federal income tax purposes.

A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions at a gain of property, other than foreclosure property, but

Risk factors

including mortgage loans, held primarily for sale to customers in the ordinary course of business. If we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes, those sales could be viewed as sales to customers in the ordinary course of business and to that extent subject to the 100% tax. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in particular sales of loans, or may limit the structures we utilize for our dispositions or securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Cautionary note regarding forward looking statements

This prospectus contains forward looking statements. You can identify forward looking statements by the use of forward looking terminology such as "believes," "expects," "may," "will," "would," "could," "should," "seeks," "intends," "plans," "projects," "estimates," "anticipates," "predicts" or "potential", by the negative of these words and phrases, or by similar words or phrases. You can also identify forward looking statements by discussions of strategy, plans or intentions. Forward looking statements may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by our forward looking statements. The forward looking statements in this prospectus include statements related to:

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our use of proceeds of this Offering;

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our business and investment strategy;

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the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and implement our investment strategy;

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the origination, extension, exit, prepayment or other fees we may earn;

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yields that may be available to us from mortgages on specialized real estate;

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the length of our loan terms and the other terms of our loans;

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our projected operating results;

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the amount and timing of our cash flows, if any, from our investments;

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estimates relating to our payment of distributions to our shareholders and the timing thereof;

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our expected leverage;

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our ability to obtain financing to enable us to use leverage to make additional investments that may increase our potential returns;

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the state of the U.S. economy generally or in specific geographic regions;

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changes in interest rates and impacts of such changes on our financial results;

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the volatility of the markets;

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defaults by borrowers on our loans;

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allocation of investment opportunities to us by our Manager;

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the retention of business opportunities by our Trustees and officers, our Manager and its affiliates and entities to which they provide management services for their own benefit;

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effects of hedging instruments on our returns;

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the extent to which our hedging strategies may or may not protect us from interest rate volatility;

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changes in governmental regulations, tax laws and rates, and similar matters (including interpretation thereof);

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our ability to maintain our qualification for taxation as a REIT;

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our ability to maintain our exemption from registration under the Investment Company Act;

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our understanding of our competition; and

Cautionary note regarding forward looking statements

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market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance and actions, taking into account the information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties, not all of which are known to us, and can change as a result of future events. If any such changes occur, our business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by our forward looking statements. You should carefully consider these risks before you make an investment decision with respect to our Shares.

For more information regarding risks that may cause our actual results to differ materially from any forward looking statements, see "Risk factors". Except as required by applicable law, we disclaim any obligation to publicly update or revise any forward looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of proceeds

We are offering                           Shares at the initial public offering price of $             per Share. Our Manager will pay all of the initial organizational costs related to our formation and the costs of this Offering, including underwriting discounts and commissions of $             per Share. As a result, all Shares will be purchased by the underwriters from us at $             per Share, and the proceeds we will receive from selling Shares in this Offering will be $              million ($              million if the underwriters' overallotment option is exercised in full). We will also receive additional proceeds of not less than $         from our sale of Shares to our Manager in the concurrent private placement.

We plan to use all the proceeds of this Offering and the concurrent private placement of Shares to our Manager to make investments in accordance with our objectives and strategies described in this prospectus. Although we expect our primary focus will be originating and investing in floating rate first mortgage loans of less than $50.0 million, our target investments will also include subordinated mortgages, mezzanine loans, or preferred equity interests in entities that own middle market and transitional CRE. From time to time, we may also invest in other CRE related investments, including CMBS. We have not yet identified any specific investments. Until appropriate investments are identified, we expect to invest the proceeds of this Offering and the concurrent private placement in interest or dividend paying, short term investments that are consistent with our intention to qualify for taxation as a REIT and maintain our exemption from registration under the Investment Company Act. These investments are expected to provide lower earnings than we expect to achieve from our target investments. Prior to the time we have fully used the proceeds of this Offering and the concurrent private placement to make investments in our target investments, we may fund some or all of our quarterly distributions out of the proceeds of this Offering. Also, even after we have invested the proceeds of this Offering and the concurrent private placement, if our earnings are insufficient to fund our distributions to shareholders at the level established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds of borrowings or other leverage that we may establish or from sales of our assets.

Distribution policy

We intend to pay regular quarterly distributions to our shareholders. To qualify for taxation as a REIT, U.S. federal income tax law generally requires that we distribute annually at least 90% of our REIT taxable income (which may be different than our income calculated according to GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, and that we pay tax at regular corporate rates to the extent that we annually distribute less than 100% of our net taxable income. We generally intend to pay distributions in amounts equal to our REIT taxable income. Because we have not yet identified any specific mortgage loans or other investments, we expect that our near term use of proceeds will produce little, if any, net income. Accordingly, we believe that our first distribution to our shareholders will likely be made following the first full calendar quarter after the closing of this Offering and that our regular quarterly distribution rate likely will not be established and paid until after completion of two full calendar quarters following the closing of this Offering.

To the extent our cash available for distribution in any calendar year is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the proceeds of this Offering and the concurrent private placement in our target investments, we may fund some or all of our quarterly distributions out of the proceeds of this Offering, which would reduce the amount of cash we have available for investing and other purposes. Also, even after we have invested the proceeds of this Offering and the concurrent private placement, if our earnings are insufficient to fund our distributions to shareholders at the level established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds of borrowings or other leverage that we may establish or from sales of our assets. The use of the proceeds of this Offering, borrowings or assets sales for distributions could result in dilution to the financial results available to our shareholders. Funding our distributions from the proceeds of this Offering, borrowings or asset sales may constitute a return of capital to our investors, which would have the effect of reducing our shareholders' bases in their Shares. We will generally not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of this Offering. For more information about our distribution requirements under the IRC, see "Material United States federal income tax considerations—REIT qualification requirements—Annual Distribution Requirements".

Any distributions we make to our shareholders will be at the discretion of our Board of Trustees and will depend upon our earnings, financial condition, liquidity, debt covenants, maintenance of our qualification for taxation as a REIT, applicable provisions of our Declaration of Trust and Bylaws and Maryland law and such other factors as our Board of Trustees deems relevant. Also, our ability to pay distributions will be affected by various factors, including the net interest and other income from our investments, our operating expenses and any other expenditures. For more information about matters that may impact our future earnings and our ability to pay distributions to our shareholders, see "Risk factors".

We anticipate that our distributions generally will be taxable as ordinary income to our shareholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information about the characterization of our distributions under the IRC, see "Material United States federal income tax considerations—Taxation as a REIT".

Capitalization

The following table sets forth, as of June 30, 2017, (a) our actual capitalization and (b) our capitalization as adjusted to reflect the effect of (i) the sale of                  Shares in this Offering and (ii) the concurrent private placement to our Manager of             Shares. You should read this table together with "Use of proceeds" included elsewhere in this prospectus.

	As of June 30, 2017
	Actual	As adjusted(1)

	(Unaudited)
Shareholders' equity
Common shares of beneficial interest, $0.01 par value per share; 100 shares issued and outstanding, actual, and shares issued and outstanding, as adjusted	$1	$
Additional paid in capital	1,999

Total shareholder's equity	$2,000	$

(1)
Our Manager may acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of our Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than           Shares. The above table assumes our Manager purchases          Shares in the concurrent private placement and does not include any additional Shares which may be purchased by our Manager in the concurrent private placement. The above table also does not include (i) any Shares that may be issued pursuant to the underwriters' overallotment option to purchase up to            additional Shares or (ii) Shares reserved for issuance under our Equity Compensation Plan (7.5% of our Shares outstanding following consummation of this Offering (including Shares issued pursuant to the underwriters' exercise of their overallotment option and Shares issued in the concurrent private placement of Shares to our Manager) will be reserved for issuance under our Equity Compensation Plan).

Selected financial information

The following table presents selected financial information as of June 30, 2017, that has been derived from our historical audited balance sheet as of that date and the related notes included elsewhere in this prospectus. We have no operating history and no investments at this time.

The following selected financial information is only a summary and is qualified by reference to, and should be read in conjunction with, the "Management's discussion and analysis of financial condition and results of operations" and our audited balance sheet as of June 30, 2017 and the related notes thereto included elsewhere in this prospectus.

As of June 30, 2017

Assets
Cash	$2,000
Liabilities and Shareholder's Equity
Shareholder's Equity	$2,000

Management's discussion and analysis of financial condition and results of operations

Overview

We plan to focus primarily on originating and investing in first mortgage loans secured by middle market and transitional CRE. Although we expect our primary focus will be originating and investing in floating rate first mortgage loans of less than $50.0 million, our target investments will also include subordinated mortgages, mezzanine loans and preferred equity interests in entities that own middle market and transitional CRE.

We also intend to operate our business in a manner consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes and that will permit us to maintain our exemption from registration under the Investment Company Act. We will commence operations upon completion of this Offering and the concurrent private placement.

Factors impacting our operating results

We expect that the results of our operations will be affected by a number of factors and will primarily depend on the interest income from our investments and the financing and other costs associated with our business. Our operating results may also be impacted by general CRE market conditions and unanticipated defaults by our borrowers.

Credit Risk.    We will be subject to the credit risk of our borrowers in connection with our investments. We will seek to mitigate this risk by utilizing a comprehensive underwriting, diligence and investment selection process and by ongoing monitoring of our investments. Nevertheless, unanticipated credit losses could occur that could adversely impact our operating results.

Changes in Fair Value of our Assets.    We expect to hold our investments generally as long term investments at their amortized costs. We will evaluate our investments for impairment periodically. Impairments occur when it is deemed probable that we will not be able to collect all amounts due according to contractual terms. If we determine that a loan is impaired, we will record an allowance to reduce the carrying value of the loan to an amount that takes into account both the present value of expected future cash flows discounted at the loan's contractual effective rate and the fair value of any available collateral, net of any costs we expect to incur to realize that value.

Although we expect to hold our investments generally as long term investments, we may occasionally classify some of our investments as held for sale. Investments held for sale will be carried at the lower of their amortized cost or fair value within loans held for sale in our consolidated balance sheets, with changes in fair value recorded through earnings. The fees received from borrowers on any loans held for sale will be deferred and recognized as part of the gain or loss on sale. At this time, we do not expect to hold any of our investments for trading purposes.

Availability of Leverage and Equity.    We expect to use leverage to make additional investments that may increase our potential returns. We may not be able to obtain the amount of leverage we desire and, consequently, the returns generated from our investments may be less than we currently expect. To grow our portfolio of investments, we also may determine to raise additional equity. Our access to additional equity will depend on many factors, and our ability to raise equity in the future cannot be predicted at this time.

Market Conditions.    In current market conditions, we believe that we will be able to identify a large number of attractive financing opportunities by focusing on middle market CRE loans, or loans which

Management's discussion and analysis of financial condition and results of operations are secured by U.S. commercial properties that have values up to $75.0 million. We expect our primary focus will be originating and investing in floating rate first mortgage loans of less than $50.0 million. We believe that investment banks and non-bank institutional lenders tend to focus on CRE loans in principal amounts of greater than $50.0 million because the monitoring processes required within such lenders make it difficult for them to profit from smaller CRE loans. Also, we believe that most other mortgage REITs tend to focus on larger loans because they do not have the capacities to originate, evaluate and monitor middle market CRE loans efficiently.

Changes in Market Interest Rates.    With respect to our proposed business operations, increases in interest rates, in general, may cause: (a) the interest expense associated with our variable rate borrowings, if any, to increase; (b) the value of our fixed rate investments, if any, to decline; (c) coupons on our variable rate investments, if any, to reset, perhaps on a delayed basis, to higher interest rates; (d) refinancings by our borrowers to become more difficult, negatively impacting refinancings as a source of repayment for our investments; and (e) if we enter into interest rate swap agreements as part of a hedging strategy, the value of these agreements to increase.

Conversely, decreases in interest rates, in general, may cause: (a) the interest expense associated with our variable rate borrowings, if any, to decrease; (b) the value of our fixed rate investments, if any, to increase; (c) coupons on our variable rate investments, if any, to reset, perhaps on a delayed basis, to lower interest rates; (d) our borrowers' ability to refinance to become easier, positively impacting our borrowers' ability to repay our investments; and (e) if we enter into interest rate swap agreements as part of a hedging strategy, the value of these agreements to decrease.

Size of Portfolio.    The size of our portfolio of investments, as measured both by the aggregate principal balance and the number of our CRE loans and our other investments, will also be an important factor in determining our operating results. Generally, as the size of our portfolio grows, the amount of interest income we receive will increase and we may achieve certain economies of scale and diversify risk within our portfolio investments. A larger portfolio, however, may result in increased expenses; for example, we may incur additional interest expense or other costs to finance our investments. Also, if the aggregate principal balance of our portfolio grows but the number of our loans or the number of our borrowers does not grow, we could face increased risk by reason of the concentration of our investments.

Critical accounting policies and use of estimates

Our financial statements will be prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment regarding future events and other uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on the nature of our anticipated operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We intend that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the times made, based upon information available to us at those times. Our critical accounting policies and accounting estimates may be changed over time as our strategies change or as we expand our business. Those accounting policies and estimates that we currently expect to be most critical to an investor's understanding of our financial results and condition and require complex management judgment are discussed below.

Revenue Recognition.    We expect that interest income on our CRE mortgage loans will generally be accrued based on the actual coupon rates applied to the outstanding principal balance of such assets.

Management's discussion and analysis of financial condition and results of operations

Fees, premiums and discounts, if any, will be amortized or accreted into interest income over the lives of the investments using the effective interest method, as adjusted for actual prepayments.

If a loan's interest or principal payments are not paid when due and there is uncertainty that the payments will be collected, the loan may be categorized as non-accrual and no interest will be recorded unless it is collected. When all overdue payments are collected and, in our judgment, a loan is likely to remain current, it may be restored to accrual status.

For any loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor's estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor's initial investment in the loan. GAAP also requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected from such loans generally will be recognized prospectively through adjustment of the loan's yield over its remaining life. Decreases in cash flows expected to be collected will be recognized as impairment.

Loan Impairment.    Generally, our loans will be classified as held for investment based upon our intent and ability to hold them until maturity. We expect that loans that are held for investment will be carried at cost, net of unamortized loan fees and origination and acquisition costs which are required to be recognized in the carrying value of the loans in accordance with GAAP, unless the loan is deemed impaired. Loans that we have a plan to sell or liquidate will be held at the lower of cost or fair value.

We will evaluate loans classified as held for investment for impairment periodically. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to contractual terms. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan's contractual effective rate and the fair value of any available collateral, net of any costs we expect to incur to realize that value. The determination of whether loans are impaired will involve judgments and assumptions based on objective and subjective factors. Consideration will be given to various data, such as property occupancies, tenant profiles, rental rates, operating expenses and the borrowers' repayment plans, among other factors, and will require significant judgments, including making assumptions regarding the values of the loans, the values of the underlying collateral and other circumstances such as guarantees, if any. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income.

Repurchase Agreements.    Loans sold under repurchase agreements will be treated as collateralized financing transactions, unless they meet sales treatment under GAAP. Loans financed through a repurchase agreement will remain on our consolidated balance sheet as an asset, and cash received from the purchaser will be recorded on our consolidated balance sheet as a liability. Interest paid in accordance with repurchase agreements will be recorded as interest expense.

Consolidation.    For each investment we make, we will evaluate whether consolidation of the borrower with us is required under GAAP. GAAP addresses the application of consolidation principles to an investor with a controlling financial interest. Variable interest entities, or VIEs, are subject to consolidation under GAAP if their equity investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties, are unable to direct the entity's most significant activities or are not exposed to the entity's losses or entitled to its residual returns. VIEs are required to be consolidated by their primary beneficiary, which is the entity with the power to direct the activities which are most significant to the VIE's economic performance. This determination can sometimes involve complex and subjective analyses.

Management's discussion and analysis of financial condition and results of operations

JOBS Act.    We expect to qualify as an "emerging growth company" under the JOBS Act and to be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements.

Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-13 "Financial Instruments—Credit Losses—Measurement of Credit Losses on Financial Instruments (Topic 326)," or ASU 2016-13. ASU 2016-13 significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. ASU 2016-13 will replace the "incurred loss" model under existing guidance with an "expected loss" model for instruments measured at amortized cost, and require entities to record allowances for available-for-sale debt securities rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. ASU 2016-13 also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 is effective for the fiscal years beginning after December 15, 2019 and is to be adopted through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. We expect ASU 2016-13, when adopted, to result in the recognition of higher levels of allowances for loan losses.

Results of operations

As of the date of this prospectus, we have not commenced any operations because we are in our organizational stage. We will not commence any operations until we have completed this Offering and the concurrent private placement. Certain factors that we anticipate impacting our results of operations in the future are discussed above under "Risks factors—Factors impacting our operating results".

Liquidity and capital resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay our borrowings, fund and maintain our assets and operations, make distributions to our shareholders and other business operating requirements. We will use significant cash to originate, purchase and invest in our target investments, repay principal and interest on our borrowings, make distributions to our shareholders and fund our operations. We expect that our sources of cash flow will include the proceeds of this Offering and the concurrent private placement, payments of principal and interest we receive on our investments, cash generated from our operating results, unused borrowing capacity, including repurchase agreements with banks that acquire senior interests in our investments which we are obligated to repurchase, bank loans or public or private issuances of term debt. Although we have no present intention to do so, we may also issue preferred equity which requires us to pay dividends at fixed or variable rates before we may pay distributions to our other shareholders. The potential sources of financing for our investments and our leverage policies are described below under "Business—Leverage policies and financing strategy".

Contractual obligations and commitments

We had no contractual obligations as of June 30, 2017. We will enter our Management Agreement effective upon the completion of this Offering. Our Manager will be entitled to receive a base

Management's discussion and analysis of financial condition and results of operations management fee, an incentive fee and the reimbursement of certain expenses, including the costs it pays to RMR under its shared services agreement with RMR. See "Our Manager and our Management Agreement—Our Management Agreement—Fees and Expense Reimbursements".

We expect to enter into certain contracts that may contain a variety of indemnification obligations with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be material to us.

Off-Balance sheet arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, special purpose entities or VIEs, established to facilitate off-balance sheet arrangements. We have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Inflation and deflation

During the past several years there has been very little inflation in the U.S. economy. Recently, there have been some modest signs of inflationary price movements, and the U.S. Federal Reserve has begun to raise interest rates modestly.

If inflation occurs, we believe it may have both positive and negative impacts upon our business. A positive impact of inflation on our business may be to increase the value of collateral for our existing loans, making the refinancing and repayment of principal easier for borrowers and reducing our risk of borrower defaults. A negative impact of inflation on our business may be to cause interest rates to rise, reducing the market value of any fixed rate loans we hold. Because we expect that a majority of our investments will require interest at variable rates and because we do not currently anticipate that there will be excessive inflation in the U.S. economy, we do not expect inflation to have a material impact upon our business for the reasonably foreseeable future thereafter.

We believe deflation will generally lower asset values, which would have a negative impact upon our business because it would cause collateral values to decline and increase the risk of our borrowers defaulting. However, we do not currently anticipate that the U.S. economy will experience deflation during the reasonably foreseeable future.

Quantitative and qualitative disclosures about market risk

We believe that our business will be exposed to two principal market risks: (a) changes in the level of economic activity in the U.S. economy generally or in geographic areas where our real estate investments are located; and (b) changes in market interest rates.

Changes in the general economy may impact the ability and willingness of our borrowers to pay interest on and repay principal of our loans. A U.S. recession or a slowing of economic activity in areas where the collateral for our loans are located may cause our borrowers to default or may cause the value of our loan collateral to be reduced below the amounts we are owed. To mitigate these market risks, we will attempt to perform thorough diligence on the value of our collateral properties and of properties comparable to our collateral properties in the areas where our collateral properties are located and on the historical business practices of our borrowers and their affiliates. We will compare our borrowers' business plans to our expectations for the economy where our collateral properties are located and regarding the future income potential of the specific collateral properties. We also will monitor the performance of our borrowers and collateral properties. Nonetheless, no

Management's discussion and analysis of financial condition and results of operations amount of diligence, no matter how extensive, detailed and well informed it may be, can provide complete assurance against borrower defaults or against the deterioration of collateral values in declining market conditions.

Changes in general market levels of interest rates can have measurable and significant impacts on our business. To the extent that our assets include fixed rate loans, a rise in market interest rates could lower the value of those assets. If we borrow and our borrowings require fixed rates of interest, a lowering of market interest rates would increase the value of our obligations. For example, if we owned $100.0 million of fixed rate loans or owed $100.0 million in loans, in each case bearing interest at 5.0% per year and requiring amortization on a level payment basis over a 20 year term with a balloon payment due in 10 years, a one percent (1%) increase in the market interest rates would decrease the value of these investments and such obligations by approximately $6.3 million. Similarly, a one percent (1%) decrease in the market interest rates would increase the value of these investments and obligations by approximately $6.9 million.

The value of our variable or floating rate investments generally will not be affected by changes in market interest rates. However, to the extent that we borrow at floating interest rates, our operating expenses will increase as market interest rates increase. For example, if we have a $100.0 million loan obligation outstanding at a floating rate of interest which increases as an interest rate index like LIBOR increases, a one percent increase per year in market interest rates will raise our operating expenses (and lower our income) by $1.0 million per year.

To mitigate the impact of future changes in market interest rates on our business we currently expect that a large majority of our loan investments will require that borrowers pay floating interest rates to us rather than fixed interest rates and, to the extent that we use leverage to make investments, we will attempt to "match fund" certain investments with our debt or leverage obligations so that they create similar movements in interest rates based upon similar indexes and other terms. Furthermore, depending upon our beliefs regarding future market conditions affecting interest rates, we may purchase interest rate hedge instruments that allow us to change the character of interest receipts and obligations from fixed to floating rates or the reverse.

Business

Our company

We are a real estate finance company that plans to focus primarily on originating and investing in first mortgage loans secured by middle market and transitional CRE. We define middle market CRE as commercial properties that have values up to $75.0 million and transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. We believe that focusing on middle market and transitional CRE will provide us with opportunities to achieve higher returns relative to first mortgage loans secured by properties that have values greater than $75.0 million or stabilized properties. We also believe that our Manager provides us with significant experience and expertise in investing in middle market and transitional CRE. Although we expect our primary focus will be originating and investing in floating rate first mortgage loans of less than $50.0 million, our target investments will also include subordinated mortgages, mezzanine loans and preferred equity interests in entities that own middle market and transitional CRE.

Our Manager and RMR

Our Manager is an SEC registered investment adviser. We do not have any employees. All of the services which might be provided by employees will be provided to us by our Manager. Our Manager is owned by RMR LLC, the majority owned operating subsidiary of RMR INC, a holding company listed on the Nasdaq under the symbol "RMR".

Tremont Business.    In 2016, RMR LLC acquired substantially all of the Tremont business. In connection with this acquisition, 16 real estate finance professionals, including the three senior executives who managed the Tremont business and loan originators in six offices around the United States, joined RMR. Tremont's senior professionals average over 25 years of CRE credit and capital markets experience, and most of these individuals have been working together since the Tremont business was founded in 2000. Since its founding, a principal focus of the Tremont business has been the origination of commercial real estate financing transactions for its clients. Since its founding through June 30, 2017, under the management of three senior executives who are now senior executives of our Manager, the Tremont business has originated for its clients 439 real estate financing transactions, totaling approximately $4.6 billion, primarily comprised of middle market CRE loans, for properties located across the United States. Below are breakdowns by property type and geographic region of the $4.6 billion of real estate financing transactions originated by the Tremont business for its clients since 2000 through June 30, 2017.

Business

$4.6 BILLION OF HISTORICAL CRE FINANCING TRANSACTIONS ORIGINATED BY THE TREMONT BUSINESS FOR ITS CLIENTS

RMR.    Substantially all of RMR INC's business is conducted by its majority owned operating subsidiary, RMR LLC, which is an alternative asset management company that was founded in 1986 to manage investments in real estate and real estate related businesses. As of June 30, 2017, RMR had approximately $27.9 billion of CRE and related assets under management, including investments by RMR clients in over 1,400 properties. Below is a breakdown of the $27.9 billion of assets under management by RMR as of June 30, 2017.

$27.9 BILLION OF ASSETS UNDER MANAGEMENT BY RMR*

Number of Properties in Managed Companies

Office Properties (36.2 million sq. ft.)
Hotels (48,655 hotel rooms)
Senior Living Communities (37,737 living units)
Retail Properties (198 convenience stores,   228 travel centers and 18 other retail properties)
Industrial Properties (33.3 million sq. ft.,   including leased industrial lands)
Total	271 314 331 444 59 1,419

*
RMR's assets under management include: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges and non-cash reserves, of the REITs and certain other businesses to which RMR provides management services, plus (ii) the fair value of investments of a public closed end investment company and a private insurance company to which RMR provides management services, plus (iii) the contributed capital and outstanding principal of loans serviced for certain private clients.

Business

Most of the CRE assets under management by RMR are middle market properties owned by the four Managed REITs:

➤
Hospitality Properties Trust (Nasdaq: HPT) is an equity REIT that primarily owns hotels and travel centers. As of June 30, 2017, HPT had a total market capitalization of $8.6 billion and owned 310 hotels (48,087 hotel rooms or suites) and 199 travel centers located along the U.S. Interstate Highway System.

➤
Senior Housing Properties Trust (Nasdaq: SNH) is an equity REIT that primarily owns healthcare, senior living and medical office buildings. As of June 30, 2017, SNH had a total market capitalization of $8.4 billion and owned 304 senior living communities (35,026 living units), 146 medical office and biotech laboratory buildings (approximately 11.6 million sq. ft.) and 10 wellness centers (approximately 800,000 sq. ft.).

➤
Select Income REIT (Nasdaq: SIR) is an equity REIT that primarily owns net leased, single tenant properties. As of June 30, 2017, SIR had a total market capitalization of $4.6 billion and owned 364 single tenant office and industrial buildings (approximately 45.2 million sq. ft. including 17.8 million sq. ft. of leased industrial and commercial lands on the island of Oahu, Hawaii).

➤
Government Properties Income Trust (Nasdaq: GOV) is an equity REIT that primarily owns properties that are majority leased to government tenants. As of June 30, 2017, GOV had a total market capitalization of $2.7 billion and owned 96 buildings (approximately 11.5 million sq. ft.) primarily leased to the U.S. Government and 13 U.S. state governments.

RMR also provides management services to other publicly and privately owned businesses, including two publicly and one privately owned real estate related operating companies:

➤
TravelCenters of America LLC (Nasdaq: TA) is an operator of full service travel centers, convenience stores/gas stations and standalone restaurants. As of June 30, 2017, TA's business included 256 travel centers in 43 states located primarily along the U.S. interstate highway system, and Ontario, Canada, 233 convenience stores in 11 states and 50 standalone restaurants in 14 states.

➤
Five Star Senior Living Inc. (Nasdaq: FVE) is a national healthcare and senior living services company that operates senior living communities, including independent living, assisted living communities and skilled nursing facilities. As of June 30, 2017, FVE operated 283 senior living communities located in 32 states with 31,820 living units, including 253 primarily independent and assisted living communities with 29,218 living units and 30 skilled nursing facilities with 2,602 living units.

➤
Sonesta International Hotels Corporation is a manager and franchiser of an international collection of hotels, resorts and cruise ships offering upscale and extended stay accommodations to travelers. As of June 30, 2017, Sonesta's business included 64 properties in seven countries.

An SEC registered investment adviser subsidiary of RMR different from our Manager provides investment advisory services to RMR Real Estate Income Fund (NYSE MKT: RIF), a closed end investment company which primarily invests in securities of REITs that are not managed by RMR.

As of June 30, 2017, the RMR managed companies had approximately $11 billion in annual revenues and approximately 53,000 employees. Also, during the three years ended June 30, 2017, RMR and its managed companies completed or supervised an average of approximately $510 million per year of development, redevelopment and improvement capital expenditures at their properties. As of June 30, 2017, RMR employed over 475 real estate professionals located in 36 offices across the United States, and RMR provided management services to CRE business operations located in 48 states. For

Business

additional information regarding the historical performance of the RMR managed companies, including certain material adverse business developments incurred by these companies, see "Our Manager and our Management Agreement—Prior performance of certain real estate companies managed by RMR LLC".

RMR LOCATIONS

Manager commitment

In addition to drawing upon the experience and expertise of the Tremont business and RMR, our Manager will make financial investments in us in connection with this Offering, as follows:

➤
First, our Manager will pay all of the initial organizational costs related to our formation and the costs of this Offering, including underwriting discounts and commissions. These costs are estimated to be approximately $              million. As a result, investors in this Offering will not experience dilution from the cost of this capital raise, and our net proceeds of this Offering are expected to equal the public offering price of our Shares.

➤
Second, our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of our Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than          Shares.

Market opportunity

We believe that there is currently an imbalance in the CRE debt financing market that is marked by reduced supply of CRE debt capital and increased demand for CRE debt capital when compared to a decade ago. We also believe that this imbalance is especially pronounced for middle market and

Business

transitional CRE. We believe that this market dynamic creates an opportunity for alternative lenders, like us, to provide CRE debt financing to commercial property owners who in the past have obtained debt financing from historical CRE debt providers, such as banks and insurance companies.

The CRE debt financing market has changed significantly over the last 30 years, especially since the 2008 global financial crisis. In the late 1980s and early 1990s, the closing or consolidation of many savings and loan banks dramatically reduced the options for debt financings available to commercial property owners. Beginning in the 1990s, real estate debt providers changed significantly with the emergence and expansion of public ownership of CRE debt through the development of the CMBS market. We believe that the CRE debt financing markets are currently undergoing another significant change, with the emergence of alternative debt capital providers. According to Real Capital Analytics, alternative debt capital providers comprised more than 10% of the CRE debt financing market in 2016, a 60% increase in market share as compared to 2010.

Alternative CRE lenders, like us, generally are able to set their investment goals with significantly less regulatory constraints than historical CRE debt providers, such as banks and insurance companies. This allows alternative CRE lenders to create customized solutions to fit borrowers' specific business plans for the collateral properties. We believe that this flexibility affords alternative lenders, like us, a significant competitive advantage over regulated historical CRE debt providers, especially with regard to middle market and transitional CRE debt financing.

Although a large amount of capital has been raised recently by alternative CRE debt providers, most of this capital has been raised by a small number of firms. We believe that firms raising large amounts of capital generally target large loan investments in order to deploy the capital efficiently, and that most of the capital recently raised for CRE debt financing, including capital raised by many other commercial mortgage REITs, will be used to target loan investments of greater than $50.0 million. We also believe that, since the 2008 global financial crisis, financial institutions and other historical CRE debt providers, such as banks and insurance companies, have increased their focus on investments in lower LTV loans and in stabilized properties. We believe that this market dynamic has contributed to the current supply and demand imbalance for middle market and transitional CRE debt financing.

Reduced Supply of CRE Debt Capital.    Overall, the number of U.S. commercial banks has been steadily declining since the 1980s, as is illustrated by the graph below. We believe that many of the largest providers of CRE debt capital prior to the 2008 global financial crisis are no longer active in the market. For example, between January 1, 2009 and January 1, 2017, the number of banks in the United States declined by approximately 28% to less than 5,050 according to the Federal Financial Institutions Council. We believe that during this period many financial institutions exited the market for middle market and transitional CRE loans.

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COMMERCIAL BANKS IN THE U.S.

Source: Federal Financial Institutions Examination Council U.S. (January 1, 2017)

Recent regulations, including the Dodd-Frank Act and Basel III, the most recent global regulatory framework for bank capital adequacy established by the Basel Committee on Banking Supervision, have increased reserve requirements and tightened capital requirements for regulated financial institutions. Banks were historically considered the market leaders in providing short term capital for transitional CRE projects in need of ADC loans. We believe that banks generally are moving away from providing ADC loans for transitional CRE in part because many of these loans are considered highly volatile CRE loans and the Dodd-Frank Act requires banks that make such loans to maintain larger reserves and provide increased reporting for those loans.

Similarly, another source of CRE middle market loans, the CMBS market, has recently declined, and we believe this reduced level of CMBS issuance will continue because of increased regulations. For example, as shown below, the volume of CMBS transactions in 2016 was approximately $76.0 billion, which was down approximately 25% from 2015. During 2016, risk retention rules mandated by the Dodd-Frank Act became effective that generally require a sponsor of a CMBS transaction to retain at least 5% of the credit risk of the securitized assets collateralizing a CMBS issuance for at least five years. We believe this new credit risk retention requirement will continue to suppress CMBS issuance in the future.

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ANNUAL U.S. CMBS ISSUANCE

Source: Commercial Mortgage Alert (December 31, 2006 - December 31, 2016)

Since the 2008 global financial crisis, short term CMBS (typically floating rate debt with terms of two to five years), which historically were backed by mortgage loans secured by transitional CRE, have become significantly less common in the market. We believe that the significant decline in the issuance of short term CMBS has created an opening in the debt financing market for transitional CRE and an opportunity for that opening to be filled by alternative lenders, like us. As shown below, short term CMBS issuance declined from a peak of approximately $33.0 billion in 2006 to approximately $1.4 billion in 2016.

ANNUAL SHORT TERM CMBS ISSUANCE

Source: Commercial Mortgage Alert (December 31, 2006 - December 31, 2016)

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The current U.S. Administration and some U.S. Representatives and Senators made regulatory reform part of their 2016 election campaigns, and singled out the Dodd-Frank Act in particular for repeal or amendment. Considering the complexity of repealing and replacing the Dodd-Frank Act, we do not believe that it will be eliminated in its entirety. We further believe that any change in the Dodd-Frank Act and related rules will take significant time and that, even if changes are made, alternative lenders will continue to have significant opportunity to provide middle market and transitional CRE loans.

Increased Demand for CRE Debt Financing.    The U.S. CRE sales market is correlated to a significant degree to the general U.S. economy. A strong U.S. economy tends to create more CRE transaction volume, which we believe leads to greater demand for CRE debt financing. Since the 2008 and 2009 recession, the U.S. economy has experienced steady improvement. According to the U.S. Bureau of Economic Analysis, as measured by gross domestic product, the U.S. economy has had positive growth for the 13 consecutive quarters ending June 30, 2017. (See U.S. Bureau of Economic Analysis—Vintage History of Quarterly Gross Domestic Product (July 28, 2017).) The current economic recovery in the United States began with uneven economic improvement across the country, with large cities located along the coasts, such as New York, Washington D.C., Boston, Los Angeles, San Francisco and Seattle experiencing significantly more growth than many other parts of the country, according to Emerging Trends in Real Estate—2011, PWC and the Urban Land Institute. As this recovery has matured, economic improvement has spread to other parts of the country, with the nationwide U.S. unemployment rate improving to less than 5.0% since April 2016, according to the Bureau of Labor Statistics, and with many secondary markets enjoying decreasing unemployment as evidenced by the map below.

12-MONTH CHANGE IN UNEMPLOYMENT RATES BY STATE, SEASONALLY ADJUSTED, JANUARY 2017

Source: U.S. Bureau of Labor Statistics (May 23, 2017)

Together with the improving U.S. economy, CRE sales transaction volume in the United States has generally increased in recent years. According to Real Capital Analytics, 2016 U.S. CRE sales transaction volume was approximately $494.0 billion, and CRE sales transaction volume has grown from 2009 to 2016 at a compounded annual growth rate of 38.7%. As shown below, although CRE

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sales transaction volume decreased in 2016 compared to 2015, 2016 was still the third strongest year on record, with only 2007 and 2015 having recorded higher CRE sales transaction volumes.

U.S. COMMERCIAL REAL ESTATE SALES

Source: Real Capital Analytics U.S. Capital Trends (February 1, 2017)

We believe that the proliferation of CRE private equity firms over the past 10 years has also created more demand for CRE debt capital and that increased demand from private equity firms will continue into the future. According to CBRE, as of January 2017, approximately $900.0 billion of private equity capital was available to invest in North American CRE. We believe that the demand for CRE debt financing to leverage this equity to seek increased equity investment returns is substantial.

We also believe that there are a large number of CRE loans maturing over the next few years which will increase demand for CRE capital to refinance these loans. According to Trepp, LLC and as shown in the following chart, CRE loan amounts maturing in 2017 through 2019 are estimated to aggregate more than $1.0 trillion. We believe that many of these maturing loans back CMBS securities that were issued prior to the 2008 global financial crisis or were restructured and extended during the past 10 years and that many of the borrowers for these loans will need to refinance their investment in their properties.

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U.S. CRE LOAN MATURITIES (2017-2025)

Source: Trepp LLC from Federal Reserve Fourth Quarter 2016 Flow of Funds Data

We believe that alternative lenders, like us, may be well positioned to lend to private equity sponsors of CRE transactions and to refinance loans maturing over the next few years, because we will be able to provide more flexible and creative loan terms than more heavily regulated financial institutions and many other CRE debt providers.

Investment highlights

Experienced Senior Management Team with Extensive CRE Lending Background.    In 2016, RMR LLC acquired substantially all of the Tremont business, which specialized in middle market CRE finance. In connection with this acquisition, 16 real estate finance professionals, including the three senior executives who managed the Tremont business and loan originators in six offices across the United States, joined RMR. Tremont's senior professionals average over 25 years of real estate credit and capital markets experience, and most of these individuals have been working together since the Tremont business was founded in 2000. Tremont's senior leadership team has experience through multiple real estate cycles, including both lending and loan restructuring experience, which we believe will provide valuable perspectives to our underwriting and structuring of new investments for our portfolio. Since its founding in 2000, a principal focus of the Tremont business has been the origination of commercial real estate financing transactions for its clients. Since its founding through June 30, 2017, under the management of three senior executives who are now senior executives of our Manager, the Tremont business has originated for its clients approximately $4.6 billion of real estate financing transactions, primarily composed of middle market CRE loans, for properties located across the United States.

Fully Integrated National Real Estate Investing Platform.    We believe that our Manager benefits from being part of RMR, an integrated, national real estate investment platform. As of June 30, 2017, RMR had approximately $27.9 billion of CRE and related assets under management in 48 states, and the RMR managed companies had approximately $11 billion in annual revenues and approximately 53,000 employees. The RMR managed companies include four publicly traded REITs, three real estate related operating companies and one real estate securities closed end investment company. Our Manager's relationship with RMR will provide us with access to over 475 real estate professionals

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employed by RMR in 36 offices located across the United States who are responsible for managing or supervising the day to day operations of over 1,400 properties.

The RMR executive team, led by Barry and Adam Portnoy, has significant experience investing in, financing, owning and managing CRE and related businesses. Having been in business since 1986, RMR also has experience across property types and through all stages of the real estate investment cycle and multiple market cycles. During the three years ended June 30, 2017, RMR and its managed companies completed or supervised an average of approximately $510 million per year of development, redevelopment and improvement capital expenditures at their properties. RMR's asset and property management personnel will be available to assist us in evaluating and monitoring property redevelopment and repositioning activities by our borrowers who own transitional CRE.

We expect the breadth and depth of RMR's platform may provide us with insights into local real estate market conditions and help inform our views on specific markets, economic and CRE trends, sponsors, property types and underlying CRE values. We believe this information advantage may enable us to identify and pursue favorable investment opportunities and to proactively manage our investments based upon market insights which differentiate us from many of our competitors.

Alignment of Interests.    In addition to having access to the experience and expertise of the Tremont business and RMR, our Manager will also make financial investments in us in connection with this Offering. Our Manager will pay all of the initial organizational costs related to our formation and the costs of this Offering, including underwriting discounts and commissions. As a result, investors in this Offering will not experience dilution from the costs of this capital raise and our net proceeds of this Offering are expected to equal the public offering price of our Shares. In addition, our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of our Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than          Shares. We believe that our Manager's financial support of this Offering and equity investment in us strongly aligns our Manager's and RMR's interests with the interests of our shareholders.

Primary Focus on Origination with Extensive Sourcing Capabilities.    We plan to focus primarily on originating our investments, rather than acquiring loans or participating in loans originated by others. Our Manager employs a team of experienced professionals with extensive experience directly originating loans and sourcing off-market investment opportunities, located in offices around the United States. Since its founding in 2000, a principal focus of the Tremont business has been the origination of commercial real estate financing transactions for its clients, and our Manager may further expand these origination capacities. By originating investments, we believe we are better able to design terms that fit our goals regarding preservation of collateral values and the security of payments from our borrowers, while simultaneously meeting our borrowers' individual needs. Also, we expect that, when we originate our investments, we generally will have the opportunity to earn higher upfront fees and risk adjusted returns than when we purchase or participate in investments originated by others.

We believe that our Manager's relationship with RMR provides us with a depth of market knowledge to identify more investment opportunities and to evaluate these opportunities better than many of our competitors, including other commercial mortgage REITs. We also believe that RMR's broad platform may provide us with access to RMR's extensive network of real estate owners, operators, intermediaries, financial institutions and other real estate related professionals and businesses with whom RMR has historical relationships.

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Differentiated, Middle Market Lending Focus.    We plan to focus primarily on originating and investing in first mortgage, floating rate loans secured by middle market and transitional CRE. We believe that focusing on middle market and transitional CRE will provide us with opportunities to achieve higher risk adjusted returns relative to loans secured by higher value or stabilized properties because of the larger amount of competition for those investments. Our investment strategy also is aligned with our senior leadership's expertise and experience. Since its founding in 2000 through June 30, 2017, under the management of three senior executives who are now senior executives of our Manager, the Tremont business originated for its clients 439 real estate financing transactions with an average size of $10.4 million. Our Manager's relationship with RMR may also provide us with significant experience and expertise in valuing and managing investments in middle market and transitional CRE. As of June 30, 2017, RMR's assets under management include over 1,400 properties with an aggregate historical cost of approximately $27.9 billion, or an average historical cost of $19.3 million per managed property.

Diversified Investment Strategy and Capabilities.    We plan to invest in loans secured by many types of properties in markets across the United States. We believe our Manager's platform will enable us to source, evaluate and close CRE loan transactions in real estate sub-sectors across the country. The Tremont business has originated debt investments across all property types and regions in the United States. In addition, RMR manages REITs and real estate related operating companies that own various types of properties in different geographic markets across the country. As of June 30, 2017, RMR had over 475 real estate professionals located in 36 offices across the United States, and RMR provided management services to CRE business operations located in 48 states. We believe that our strategy of investing in middle market loans in diverse markets across the country will create less concentration risk and greater potential profits than strategies to invest in larger loans in major metropolitan areas.

Proactive, In House Asset Management.    Our Manager will maintain regular contact with borrowers, co-lenders and local market experts to monitor the performance of our collateral properties, anticipate borrower, property and market issues and, to the extent appropriate, enforce our rights. Our Manager generally intends to use RMR's in house asset management capabilities, rather than hire third party providers for this service. Although our strategy is to invest in performing loans, there may be instances that require us to take a more active role in managing assets. Through RMR's experience owning, managing and repositioning real estate, we believe our Manager has the resources to enable us to protect and realize the value of investments that become sub-performing or non-performing. RMR's asset and property management personnel are currently responsible for overseeing the maintenance and operation of over 1,400 properties.

We believe that our intention to use the asset management capabilities available within RMR may provide us with a competitive advantage over CMBS originators, as many CRE borrowers choose to avoid CMBS financing based on the lack of responsiveness or lack of flexibility provided by CMBS servicers.

Target investments

We expect our principal investment focus will be first mortgage loans secured by middle market and transitional CRE. Although we expect our primary focus will be originating and investing in floating rate first mortgage loans of less than $50.0 million, our target investments will also include subordinated mortgages, mezzanine loans and preferred equity interests in entities that own middle market and transitional CRE. We expect our loans secured by transitional properties will generally be for terms of five years or less and may offer extension options to borrowers if certain conditions are met, including payment of extension fees to us. We also expect that most of our loans will require interest to be paid to us at variable rates determined periodically as a spread or margin above an

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index, such as LIBOR, or a published prime rate, often with a floor or minimum interest rate. We may also make higher yielding subordinated investments, such as mezzanine loans and preferred equity investments, and some investments at fixed interest or dividend rates. In addition, we expect that the loans we originate will generally require that we are paid "upfront fees" at or before the time the loan closes, and that many of our loans will require that we are paid "exit fees" at or before the time the loans are repaid. We also expect that some of the loans that we originate will require prepayment penalties or fees for early repayment.

Our target investments will include:

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Transitional Property Bridge Loans.    We intend to invest in first mortgage loans that provide financing on transitional CRE properties. These investments typically will be secured by properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. These loans often are funded over time as the borrowers' business plans for the properties are carried out. Bridge loans usually contemplate a takeout, with the borrowers using the proceeds of other CRE mortgage loans to repay the bridge loans. We may also receive origination fees, extension fees, modification or similar fees in connection with our bridge loans. Bridge loans may lead to future investment opportunities for us, including takeout mortgage loans with the same borrowers and involving the same properties. We expect that most of the transitional property bridge loans that we originate or acquire will be whole CRE loans and A-Notes (as defined below).

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Whole CRE Loans and A-Notes.    We intend to invest in whole mortgage loans or A-Notes secured by first mortgages on CRE. Some of our investments in whole CRE loans and A-Notes will be transitional bridge loans and some will be secured by stabilized properties. In some cases, we may invest in a first mortgage loan with the intention of selling the senior tranche, or an A-Note, and retaining the subordinated tranche, or a B-Note. An A-Note typically refers to a promissory note that evidences a portion of a loan that is secured by a first mortgage on one or more commercial properties that is senior to a B-Note, which refers to a separate promissory note which is secured by the same first mortgage but which provides rights that are subordinated to the rights associated with the A-Note. In situations where we own only a portion of a single loan, we expect to enter into a co-lender or inter-creditor agreement with the other lender(s) setting forth, among other things, the obligations and relative priority rights of the respective lenders. We may receive origination fees, extension fees, modification or similar fees in connection with these loans. Some of these loans may be so-called "stretch senior mortgage loans" that provide "one stop" financing on certain CRE assets (e.g., stabilized or near-stabilized properties with steady cash flows), with the mortgage loans permitting higher LTV ratios than may be typical for other CRE mortgage loans we make.

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Subordinated Mortgage Loans and B-Notes.    We intend to hold and make some investments in subordinated loans or B-Notes. These loans may include subordinated mortgage loans and junior participations in first mortgage loans. Subordinated mortgage loans are separate mortgage loans that have rights to receive payments and/or participate in collateral security after holders of first mortgage loans are paid. As noted above, B-Notes refer to promissory notes that evidence portions of mortgage loans that are secured by first mortgages on commercial properties and are subordinated to A-Notes secured by the same first mortgages. The subordination of B-Notes, as well as the other rights and obligations of the lenders holding all parts of the mortgage loans, are typically evidenced by co-lender or inter-creditor agreements. Subordinated mortgage loans are subject to greater credit and collateral value risks than the related senior, or first, mortgage loans. Similarly, B-Notes are subject to greater credit and collateral risks than the related A-Notes.

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Mezzanine Loans.    We intend to make some investments in mezzanine loans. These loans are usually secured by a pledge of borrowers' equity ownership interests in the entities that own commercial properties and not directly by the underlying commercial properties. As a result, in a

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  liquidation, these loans are subordinate to any first or subordinated mortgage loans on the properties, but senior to any preferred or common equity interests in the borrower entities. Upon default, mezzanine lenders generally have the right to foreclose on pledges of the ownership interests in the owners of the properties and thereby succeed to ownership of the properties, subject to the claims of the holders of any mortgages on the properties. The relationships between the mortgage lenders and the mezzanine lenders may be governed by inter-creditor agreements.

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Preferred Equity.    We intend to make some preferred equity investments. These investments are typically provided in situations where mezzanine loans may be prohibited by the mortgage loan documents or in situations where subordinated mortgage loans or mezzanine loans may already exist. Preferred equity will be structurally subordinate to first mortgage and subordinated mortgage debts encumbering the borrowers' owned properties and to mezzanine debts, but will have priority over the property owners' common equity interests. Unlike mezzanine loans, preferred equity investments are not usually collateralized by pledges of the borrowers' ownership interests in the entities that own commercial properties. Rather, preferred equity investments are ownership interests in the entities that own the commercial properties or direct or indirect parent entities of the owner entities. Preferred equity investments usually afford the investors the right to take control of the entities in the event of default in the repayment of the preferred equity investments.

In addition to the above, from time to time we may also invest in other CRE related investments, including CMBS.

We estimate that, after we have fully invested the proceeds of this Offering and the concurrent private placement in our target investments, approximately 80% or more of our portfolio will be comprised of transitional property bridge loans, whole mortgage loans, A-Notes or B-Notes secured by first mortgages on CRE, and the balance of our portfolio will be invested in the other target investments described above, including mezzanine loans and preferred equity. However, the allocation of our capital among investments will depend upon investment opportunities that we may identify and prevailing market conditions from time to time and, as a result, our portfolio composition may change in response to different market conditions and other factors. In addition, we may decide to change how we allocate capital at any time, without shareholder approval, and there is no restriction on our making investments that involve a high degree of risk.

Investment strategy

Our primary investment strategy is to balance capital preservation with generating attractive, risk adjusted returns on our investments. To this end, the first mortgage loans that we plan to target for origination and investment will generally have the following characteristics:

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principal balances of less than $50.0 million;

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stabilized LTV ratios of 75% or less;

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terms of five years or less;

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floating interest rates tied to LIBOR with spreads of 400 to 700 basis points over LIBOR;

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limited recourse to sponsors and secured by middle market and transitional CRE across the United States; and

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equity owned by well capitalized sponsors with experience in the relevant real estate property type.

We believe that our investment strategy will be successful in the current market environment. However, to capitalize on investment opportunities at different times in the economic and CRE investment cycle, we may change our investment strategy. We believe that the flexibility of our investment strategy and

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the experience and resources of our Manager, will allow us to take advantage of changing market conditions to preserve capital and generate attractive risk adjusted returns on our investments. Our investment strategies may be amended, supplemented or waived at any time by our Board of Trustees without shareholder approval.

Leverage policies and financing strategy

In order to seek to increase the returns on our investments, we plan to employ both direct and structural leverage on our first mortgage loan investments which we expect generally will not exceed, on a debt to equity basis, a ratio of 3-to-1. We expect our initial direct leverage will come from repurchase facilities for which we may pledge whole first mortgage loans as collateral. Structural leverage will involve the sale of senior interests in first mortgage loans, such as A-Notes, to third parties and our retention of B-Notes and other subordinated interests in the loans. Below is an illustration of the leverage strategies we plan to use with our first mortgage loan investments.

REPRESENTATIVE CAPITAL STACK ON A STABILIZED FIRST MORTGAGE LOAN

We anticipate that repurchase agreements that we may enter with banks will be related to our first mortgage loan investments, and we do not currently plan to enter repurchase agreements regarding our subordinated mortgage, mezzanine loan or preferred equity investments. We believe that the relationships RMR and its managed companies have with commercial and investment banks and other sources of financing may be of assistance to us to arrange our financings. For example, as of June 30, 2017, the RMR managed companies had 37 banking relationships for over $5.6 billion of revolving credit facilities and term loans, and these existing relationships may provide us with introductions to these lenders and expedite their diligence of our operations.

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We intend to use reasonable amounts of leverage, to the extent available, to make additional investments that may increase our potential returns. There is no limit in our organizational documents on the amount of leverage we may use. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will use for particular investments will depend upon our Manager's assessment of a variety of factors, which may include the anticipated liquidity and price volatility of our assets, the potential for losses in our portfolio, the gap between the duration of our assets and liabilities, the availability and cost of financing our assets, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope and volatility of future interest rates, the credit quality of our borrowers and collateral, the collateral values underlying our assets and our outlook for market lending spreads relative to the LIBOR curve. Our leverage policies and the amount of leverage we may assume may be changed at any time by our Board of Trustees without shareholder approval.

Business goals

We will commence operations upon completion of this Offering. Our business goals are to preserve our capital and provide our shareholders attractive, risk adjusted returns, primarily by paying distributions in amounts equal to our REIT taxable income. Because we have not yet identified any specific mortgage loans or other investments, in the near term we expect to invest the proceeds of this Offering and the concurrent private placement in interest or dividend paying, short term investments that are consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes and which will allow us to maintain our exemption from registration under the Investment Company Act. These short term investments are expected to provide lower earnings than we will seek to achieve from our target investments.

Investment guidelines

Our Board of Trustees has adopted the following investment guidelines:

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our target investments will be primarily loans secured by middle market and transitional CRE;

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no investment will be made that would cause us to fail to qualify for taxation as a REIT;

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no investment will be made that would require us to be registered as an investment company under the Investment Company Act; and

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pending identification and completion of appropriate investments in first mortgage loans and other target investments, we may invest our available cash in interest or dividend paying, short term investments that are consistent with our intention to qualify for taxation as a REIT and will allow us to maintain our exemption from registration under the Investment Company Act.

These investment guidelines may be changed from time to time by our Board of Trustees without our shareholders' approval. However, we expect to disclose any material changes to our investment guidelines in the periodic quarterly and annual reports that we will file with the SEC. We are not subject to any limits or proportions with respect to the mix of our investments.

We do not have a formal portfolio turnover policy, and currently do not intend to adopt one. Subject to maintaining our qualification for taxation as a REIT for U.S. federal income tax purposes and our exemption from registration under the Investment Company Act, we currently expect that we will typically hold investments that we originate or acquire for between two and 10 years. However, in order to maximize returns and manage portfolio risk while maintaining the financial capacity to undertake attractive opportunities that become available to us, we may dispose of an asset earlier than anticipated or hold an investment longer than anticipated if we determine doing so to be appropriate based upon market conditions or other factors regarding a particular investment.

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Investment committee of our Manager

Our Manager's investment process will include establishing an Investment Committee to evaluate our potential investments. The initial members of our Manager's Investment Committee will be: Barry M. Portnoy, one of our Managing Trustees; Adam D. Portnoy, our other Managing Trustee; David M. Blackman, our Chief Executive Officer; Richard C. Gallitto, our Co-President and Chief Investment Officer; Daniel O. Mee, our Co-President and Chief Operating Officer; G. Douglas Lanois, our Chief Financial Officer and Treasurer; and Jennifer B. Clark, our Secretary and the executive vice president, general counsel and secretary of our Manager. For information about the background and experience of the initial members of our Manager's Investment Committee, see below at "Management". Our Management Agreement requires that our Manager promptly inform our Board of Trustees regarding any changes in the membership of our Manager's Investment Committee.

Investment process

We plan to carry out our investment strategies by generally following a seven step process:

Step 1: Origination.    Our Manager will use its network of relationships in the real estate and finance industries to source opportunities consistent with our investment strategy. We will prefer to originate a significant percentage of our CRE loan investments, using loan origination professionals employed by our Manager or RMR who are located in offices around the United States. By originating our investments, we may be able to design terms which fit our individual borrowers' unique circumstances and provide terms that fit our goals regarding preservation of collateral values and the security of payments from our borrowers. Also, we expect that, when we originate our investments, we generally will have the opportunity to earn higher upfront fees and risk adjusted returns than when we purchase or participate in investments originated by others.

Step 2: Screening and Initial Analysis.    When a potential investment opportunity is identified, our Manager will perform an initial credit analysis to determine whether to allocate additional resources and pursue the potential investment. This review is a collaborative effort among the investment originators, our Manager's executive officers and other investment professionals. Our Manager will evaluate each investment opportunity based on its expected risk adjusted return relative to other investment opportunities available or believed to be available to us. Our Manager will also consider the potential investment's likely impact on maintaining our qualification for taxation as a REIT and our exemption from registration under the Investment Company Act. If the executive officers of our Manager determine that a proposed investment meets our risk and return criteria and complements our existing investment portfolio, an underwriting presentation will be prepared for our Manager's Investment Committee. This analysis may include, among other things, a description of the collateral, borrower, sponsor and its equity contribution, business plan, key financial metrics and analyses, as well as investment considerations, risks and risk mitigants.

Step 3: Investment Committee.    All of our investments require approval of our Manager's Investment Committee. After distribution of an underwriting presentation to our Manager's Investment Committee, members of our Manager's Investment Committee will review the investment to determine

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whether they believe (a) it fits within our investment strategy, (b) it has appropriate risk adjusted return characteristics and (c) we should continue to pursue the investment. The approval of our Manager's Investment Committee will usually include the approval of, or suggested modifications to, the material terms of the investment. Our Manager will generally require that this approval be given by at least a majority of the members of our Manager's Investment Committee or at least three members of our Manager's Investment Committee, including at least one of our Managing Trustees.

Upon our Manager's Investment Committee approval, the terms of the investment will be negotiated with the goal of obtaining an investment application from the borrower. Subsequent to its initial approval, our Manager's Investment Committee will separately approve any material changes to the terms of the investment. Our Manager's Investment Committee will periodically evaluate potential investment opportunities and review our investment portfolio. In addition, Investment Committee members will be available on an ad hoc basis to provide guidance during evaluation, underwriting, structuring and negotiating of prospective investments.

Step 4: Diligence and Underwriting.    Following execution of an investment application by a borrower, our Manager may engage various third parties to assist its diligence, including land surveyors, environmental consultants, engineers to prepare property condition reports, appraisers, credit agencies for background checks or others, as our Manager considers appropriate for the specific circumstances of the borrower and the collateral property. Our legal diligence may include title reviews, zoning reviews, lease and contract review, among other things. Generally, our borrowers will be required to pay all of our third party diligence and closing costs to complete our investments, and we may require a deposit to secure these expenses. However, in certain circumstances, we may agree to pay some of these costs or to be reimbursed from closing proceeds; and, when and if we do so, we may assume a resulting risk of loss if a loan investment does not close. Our Manager may also engage counsel to assist in drafting and negotiating definitive loan or other investment documents.

Detailed financial modeling and sensitivity analysis may be used to assess the cash flow and debt service coverage characteristics of collateral properties, as well as interest rate and repayment analyses. Generally, focus will be on current and future cash flows available from the collateral properties and potential risks to cash flows, such as those associated with tenants' credit qualities, tenants' lease maturities, reversions to market level rental rates, property and market vacancy rates, historical and projected expenses and other factors associated with the local real estate markets, the economy generally and the asset type of the collateral. Cash flow analysis, market comparables and economic data may be used to determine the current and projected stabilized values of the collateral properties, to assess borrowers' capacities to repay or refinance upon maturities and to understand sensitivities to various potential changes in asset performance and the real estate markets where the collateral properties are located. Our Manager may perform property and market level diligence, including, where appropriate, competitive analyses, tenant profiles and credit reviews, market and industry research and diligence on borrowers and sponsors, including meetings with the borrowers' or borrowers' sponsors' management teams and verification of their experience and capabilities in managing the collateral properties and executing the business plans. Our Manager's market research may incorporate analyses of demographics, demand drivers, fundamentals of employment and population growth, comparable transactions and the competitive landscape, as well as investigations into legal risks. Our Manager may visit the collateral properties and tour the markets in which the properties are located. Our Manager's underwriting efforts will also focus on understanding the capital structures of the transactions and our controls and rights within the prospective investments.

Our Manager expects to enhance its diligence and underwriting efforts by accessing RMR's knowledge base and industry contacts, including RMR's expertise in assessing middle market and transitional CRE and the values of certain specialized properties. We believe that our access to RMR's deep CRE

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industry knowledge and relationships may add to our Manager's perspectives when evaluating the fundamental drivers and risks underlying CRE collateral.

Step 5: Board Approval.    After an investment has received approval from our Manager's Investment Committee and the terms have been negotiated, it will be presented to our Trustees for their approval, subject to completion of diligence, finalization of legal documentation and satisfaction of closing conditions. Our Trustees may receive periodic reports updating them on the status of potential and recently closed investments. In order to facilitate our ability to take advantage of investment opportunities between our regular Board of Trustees meetings, our Board of Trustees may authorize our Managing Trustees to approve certain investments provided the terms and other details of such investments are reported to our Board of Trustees at its next regularly scheduled meeting.

Step 6: Diligence Bringdown and Closing.    Following completion of diligence, underwriting and negotiation of definitive investment documents, the results of diligence will generally be approved by at least one member of our Manager's Investment Committee. After that approval, we will generally close and fund the investment as soon as reasonably practicable.

Step 7: Portfolio Management.    After closing an investment, our Manager will be responsible for the ongoing asset management and monitoring of our investments. Our Manager generally intends to use RMR's in house asset management capabilities, rather than hire third party providers for these services. Our Manager may also sometimes engage qualified third parties for certain of these services, such as collection of payments in accordance with an investment's terms.

RMR's asset and property management personnel are currently responsible for overseeing the maintenance and operation of over 1,400 properties. Although our strategy is to invest in performing loans, there may be instances that require us to take a more active role in managing assets in our portfolio. Because of the experience of the Tremont business, as well as RMR's experience owning, managing and repositioning real estate, we believe our Manager will have the resources to enable us to realize the available value of investments that become sub-performing or non-performing.

Policies with respect to certain other activities

We may raise additional funds through offerings of equity or debt securities or the retention of cash flow (subject to provisions in the IRC concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our Board of Trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional Shares or preferred shares of beneficial interest in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, to the extent available, we intend to borrow money to make investments that may increase our potential returns. We intend to use traditional forms of financing, including repurchase agreements, bank credit facilities (including revolving facilities and term loans), public or private debt issuances, securitizations and other sources of financing. Although we have no present intention to do so, we may also issue preferred equity which requires us to pay dividends at fixed or variable rates before we may pay distributions to holders of our Shares. We expect that our investment guidelines and our portfolio and leverage strategies will be periodically reviewed by our Board of Trustees.

As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property, to underwrite the securities of other issuers, or to repurchase or otherwise reacquire our Shares or other securities other than (a) as described in this prospectus, (b) purchases of Shares from certain current and former employees of our Manager or RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of Share awards under our Equity Compensation Plan or (c) forfeitures of Share awards under our Equity Compensation Plan.

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We may invest in equity or debt securities of other REITs or other entities engaged in real estate operating or financing activities, but at this time we do not expect to do so for the purpose of exercising control over such entities.

Our Board of Trustees may change any of these policies without prior notice to you or a vote of our shareholders.

Emerging growth company status

We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies". These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we qualify as an emerging growth company, including the extension of time to comply with new or revised accounting standards available under Section 102(b) of the JOBS Act, pursuant to which an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We do not know if some investors will find our Shares less attractive as a result of our taking advantage of some or all of these exemptions, but the result may be a less active trading market for our Shares and the market price of our Shares may be more volatile.

We could remain an "emerging growth company" for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Regulatory issues and limitation on Share ownership

Qualification for Taxation as a REIT.    We intend to elect to qualify for taxation as a REIT commencing with our initial taxable year ending on December 31, 2017. Our qualification for taxation as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the IRC, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares of beneficial interest. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT, and that our manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we distribute to our shareholders. If we fail to qualify for taxation as a REIT in any taxable year and do not qualify for statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our qualification for taxation as a REIT. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and property.

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Investment Company Act Exemption.    We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the "40% test". Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We may conduct our business, in whole or in part, through wholly or majority owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an "investment company" under the Investment Company Act. We intend to structure and conduct our business in a manner that does not require our or our subsidiaries' registration under the Investment Company Act and, in so structuring and conducting our business, we may rely on any available exemption from registration, or exclusion from the definition of "investment company," under the Investment Company Act.

The securities issued by any wholly owned or majority owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, either directly and/or through our majority or wholly owned subsidiaries, we will be primarily engaged in non-investment company businesses.

If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) register as an investment company, any of which could negatively affect the value of our Shares, the sustainability of our business model and our ability to make distributions which could have an adverse effect on our business and the market price for our Shares.

We expect that we and/or certain of our subsidiaries that we may form in the future will rely upon the exception from the definition of "investment company" under the Investment Company Act provided

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in Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged" in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate". The SEC staff has interpreted this exception to generally require that at least 55% of our or each of our applicable subsidiaries' assets consist of qualifying real estate assets and at least 80% of our or each of our applicable subsidiaries' portfolios must consist of qualifying real estate assets and real estate related assets. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C), we or the applicable subsidiary expect to invest at least 55% of our or its assets in mortgage loans, certain mezzanine loans and certain B-Notes and other interests in real estate that constitute qualifying real estate assets in accordance with SEC staff guidance, and at least approximately an additional 25% of its assets in other types of mortgages, securities of REITs and other real estate related assets. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate related asset. The SEC may in the future take a view different than or contrary to our analysis with respect to the types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our investment strategies accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

The SEC staff, according to published guidance, takes the view that certain mezzanine loans and B-Notes are qualifying real estate assets. Thus, we intend to treat certain mezzanine loans and B-Notes as qualifying real estate assets.

In 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the SEC or its staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) register as an investment company, any of which could negatively affect the value of our Shares, the sustainability of our business model and our ability to make distributions which could have an adverse effect on our business and the market price for our Shares.

Although we monitor our portfolio periodically and prior to each investment origination or acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

We or certain of our subsidiaries may also rely on the exemption provided by Section 3(c)(6) of the Investment Company Act. The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff may require us to adjust our strategy accordingly.

We determine whether an entity is one of our majority owned subsidiaries. The Investment Company Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding

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voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we rely on from the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Competition

Our profitability will depend, in large part, on our ability to originate or acquire investments on attractive terms. In originating or acquiring our investments, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including funds or investors that our Manager, RMR or their affiliates may sponsor, advise or manage), banks, credit unions, insurance companies and other financial institutions. Some of these investors have raised, or may raise, significant amounts of capital and may have the same or similar investment objectives as we have. Many of our competitors are significantly larger than we are and have considerably greater financial, technical, marketing and other resources than we have. Some competitors may have a lower cost of capital and access to funding sources that are not available to us, such as the U.S. Government or its agencies. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from registration as an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or make different risk assessments than we do which may allow them to consider a wider variety of investments or offer more aggressive pricing or other terms, for example higher LTV ratios or lower interest rates than we are willing to offer or accept.

To compete in our business, we expect to have access to our Manager's and RMR's professionals and their real estate industry expertise, which may provide us with a competitive advantage and help us to identify investment opportunities, assess investment risks and determine appropriate pricing for our investments. We believe that these relationships may enable us to compete effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competition that we face. For additional information concerning these competitive risks, see "Risk factors—Risks related to our investments—Competition may limit our ability to make desirable investments".

Employees

We do not have any employees. The services which might be provided by employees will be provided to us by our Manager pursuant to our Management Agreement between our Manager and us. Our executive officers also serve as officers of our Manager and its affiliates, including RMR. See "Our Manager and our Management Agreement—Our Management Agreement".

Legal proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager consider to be material.

Management

Trustees and officers

At the time of our formation, our Trustees were Barry M. Portnoy and Adam D. Portnoy, and our executive officers were David M. Blackman, Daniel O. Mee, Richard C. Gallitto and G. Douglas Lanois. Each of our Trustees serves until his or her successor is duly elected and qualified, or until the earlier of his or her death, resignation, retirement or removal. Each of our executive officers serves at the discretion of our Board of Trustees. The following table sets forth certain information with respect to the persons who will be our Trustees and executive officers upon completion of this Offering.

Name	Age	Position(s)

Barry M. Portnoy	71	Managing Trustee Class I; term will expire 2018.
Adam D. Portnoy	47	Managing Trustee Class II; term will expire 2019.
Jeffrey P. Somers	74	Independent Trustee Class I; term will expire 2018.
John L. Harrington	81	Independent Trustee Class II; term will expire 2019.
Joseph L. Morea	62	Independent Trustee Class III; term will expire 2020.
David M. Blackman	54	Chief Executive Officer
Daniel O. Mee	57	Co-President and Chief Operating Officer
Richard C. Gallitto	57	Co-President and Chief Investment Officer
G. Douglas Lanois	56	Chief Financial Officer and Treasurer

The following is a biographical summary of the experience of our Trustees and executive officers.

BARRY M. PORTNOY has been one of our Managing Trustees since our formation. Mr. Portnoy has also served as a director of our Manager since it was formed in 2016. Mr. Portnoy has been one of the managing directors of RMR INC since shortly after its formation in 2015. Mr. Portnoy is the chairman of RMR LLC and was a director of RMR LLC from its founding in 1986 until June 5, 2015, when RMR LLC became a majority owned subsidiary of RMR INC. Mr. Portnoy is an owner and trustee of ABP Trust, the controlling shareholder of RMR INC. Mr. Portnoy has been chairman of RMR Advisors LLC since 2015 and a director and a vice president of RMR Advisors LLC since its founding in 2002. Mr. Portnoy also serves as a managing trustee of GOV (since 2009), HPT (since 1995), SIR (since 2011), SNH (since 1999), managing director of FVE (since 2001) and TA (since 2006), and managing trustee of RIF, including its predecessor funds (since 2002). Mr. Portnoy has been an owner and director of Sonesta since 2012. Mr. Portnoy was a trustee of Equity Commonwealth from its founding in 1986 until 2014. Prior to his becoming a full time employee of RMR LLC in 1997, Mr. Portnoy was a partner in, and chairman of, the law firm of Sullivan & Worcester LLP. Our Board of Trustees concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the CRE industry and REITs, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through service in key leadership positions with RMR LLC and his qualifying as a Managing Trustee in accordance with the requirements of our Declaration of Trust.

ADAM D. PORTNOY has been one of our Managing Trustees since our formation. Mr. Portnoy has also served as president and chief executive officer and a director of our Manager since it was formed in 2016. Mr. Portnoy has been one of the managing directors of RMR INC and its president and chief executive officer since shortly after its formation in 2015. Mr. Portnoy is president and chief executive officer of RMR LLC and was a director of RMR LLC from 2006 until June 5, 2015 when RMR LLC became a majority owned subsidiary of RMR INC. Mr. Portnoy has been a director and the president of RMR Advisors LLC since 2007 and chief executive officer of RMR Advisors LLC since 2015.

Management

Mr. Portnoy is an owner, trustee and officer of ABP Trust, the controlling shareholder of RMR INC. Mr. Portnoy serves as a managing trustee of GOV (since 2009), HPT (since 2007), SIR (since 2011), SNH (since 2007), and RIF, including its predecessor funds (since 2009). Mr. Portnoy has been an owner and director of Sonesta since 2012, and served as president of RIF from 2007 to 2015 and as president of GOV from 2009 to 2011. Mr. Portnoy was a managing trustee of Equity Commonwealth from 2006 until 2014 and served as its president from 2011 to 2014. Prior to joining RMR LLC in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group). Mr. Portnoy currently serves as the Honorary Consul General of the Republic of Bulgaria in Massachusetts, and previously served on the Board of Governors for the National Association of Real Estate Investment Trusts and the Board of Trustees of Occidental College. Our Board of Trustees concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in, and knowledge of, the CRE industry and REITs, his leadership position with RMR LLC and demonstrated management ability, his public company director service, his experience in investment banking and private equity and his qualifying as a Managing Trustee in accordance with the requirements of our Declaration of Trust.

JEFFREY P. SOMERS will be one of our Independent Trustees upon completion of this Offering. Mr. Somers has been since 2010 of counsel to, and from 1995 to 2009, was a member, and for six of those years the managing member, of the law firm of Morse, Barnes-Brown & Pendleton, PC. Prior to that time, he was a partner for more than 20 years at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP) and for eight of those years was managing partner of the firm. Mr. Somers served as a director for Cantella Management Corp., a holding company for Cantella & Co., Inc., an SEC registered broker-dealer, from 2002 until January 2014, when the company was acquired by a third party. From 1995 to 2001, he served as a trustee for the Pictet Funds. Before entering private law practice, Mr. Somers was a staff attorney at the SEC in Washington, D.C. Mr. Somers serves as an independent trustee of GOV (since 2009), SIR (since 2012), SNH (since 2009) and RIF, including its predecessor funds (since 2009). He has previously served as a trustee for Glover Hospital, which is currently part of Beth Israel Deaconess Hospital, among various other civic leadership roles. Our Board of Trustees concluded that Mr. Somers is qualified to serve as one of our Independent Trustees based upon, among other things, his expertise in legal, corporate governance and regulatory matters, his leadership role as a law firm managing member, his public company board service, his financial sophistication and his qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our Declaration of Trust.

JOHN L. HARRINGTON will be one of our Independent Trustees upon completion of this Offering. Mr. Harrington has been chairman of the board of the Yawkey Foundation (a charitable foundation) since 2007 and prior to that from 2002 to 2003. He served as a trustee of the Yawkey Foundation since 1982 and as executive director from 1982 to 2006. He was also a trustee of the JRY Trust from 1982 through 2009. Mr. Harrington was chief executive officer and general partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization's vice president and chief financial officer prior to that time. He was president of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, or NESN, managing NESN from 1981 to 2002. Mr. Harrington served as a director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a member of the Major League Baseball Executive Council from 1998 to 2001, assistant secretary of administration and finance for the Commonwealth of Massachusetts in 1980, treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, assistant professor and director of admissions, Carroll

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Graduate School of Management at Boston College from 1967 through 1970 and as supervisory auditor for the U.S. General Accounting Office from 1961 through 1966. Mr. Harrington serves as an independent trustee of GOV (since 2009), HPT (since 1995), SNH (since 1999) and RIF, including its predecessor funds (since 2002). He was an independent trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009. Our Board of Trustees concluded that Mr. Harrington is qualified to serve as one of our Independent Trustees based upon, among other things, his public company director service, his financial sophistication and his qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our Declaration of Trust.

JOSEPH L. MOREA will be one of our Independent Trustees upon completion of this Offering. Mr. Morea was a vice chairman and managing director, serving as head of U.S. Equity Capital Markets, at RBC Capital Markets, an international investment bank, from 2003 until 2012. From 2008 to 2009, Mr. Morea also served as the head of U.S. Investment Banking for RBC Capital Markets. Previously, Mr. Morea was employed as an investment banker, including as a managing director and the co-head of U.S. Equity Capital Markets at UBS, Inc., the chief operating officer of the Investment Banking Division and head of U.S. Equity Capital Markets at PaineWebber, Inc. and a managing director of Equity Capital Markets at Smith Barney, Inc. Prior to working as an investment banker, Mr. Morea was employed as a certified public accountant. Mr. Morea serves as an independent trustee of RIF (since 2016), an independent director of TA (since 2015), a director of Garrison Capital Inc. (since 2015) and a trustee of THL Credit Senior Loan Fund (since 2013) and Eagle Growth & Income Opportunities Fund (since 2013). Mr. Morea served as a trustee of Equity Commonwealth from 2012 until 2014. Our Board of Trustees concluded that Mr. Morea is qualified to serve as one of our Independent Trustees based upon, among other things, his public company director service, his experience in investment banking and equity capital markets, his financial sophistication and his qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our Declaration of Trust.

DAVID M. BLACKMAN has been our Chief Executive Officer since our formation. Mr. Blackman has been an executive vice president at RMR LLC since 2013 and was a senior vice president from 2009 to 2013. Mr. Blackman has also served as an executive vice president of our Manager since it was formed in 2016. Mr. Blackman has been the president and chief operating officer of GOV since 2011 and was its chief financial officer and treasurer from 2009 until 2011. Mr. Blackman has also been the president and chief operating officer of SIR since 2011. Prior to joining RMR LLC, Mr. Blackman was employed as a banker at Wachovia Corporation and its predecessors for 23 years, where he focused on real estate finance matters, including serving as a managing director in the real estate section of Wachovia Capital Markets, LLC from 2005 through 2009. Mr. Blackman's experience includes asset level real estate lending, real estate loan syndications, REIT corporate banking and real estate investment banking.

DANIEL O. MEE has been our Co-President and Chief Operating Officer since our formation and will be responsible for analysis of our borrowers' credit characteristics and all investment collection efforts. Mr. Mee has served as senior vice president of our Manager and RMR LLC since RMR LLC acquired substantially all of the Tremont business in 2016. Before joining RMR LLC, Mr. Mee was executive director and an owner of Tremont Realty Capital, LLC, which he co-founded in 2000. Prior to founding the Tremont business in 2000, Mr. Mee was a senior director with Finova Realty Capital from 1997 to 2000, where he originated debt and equity investments for real estate developers. Prior to Finova, Mr. Mee was a senior liquidation specialist with the Federal Deposit Insurance Corporation, where his responsibilities included managing distressed real estate debt, real estate owned assets and bank closings. Mr. Mee began his CRE lending career at JP Morgan Chase Bank in New York City.

Management

RICHARD C. GALLITTO has been our Co-President and Chief Investment Officer since our formation and will be responsible for implementing our investment strategy and overseeing origination and deal structuring. Mr. Gallitto has served as senior vice president of our Manager and RMR LLC since RMR LLC acquired substantially all of the Tremont business in 2016. Before joining RMR LLC, Mr. Gallitto was executive director and an owner of Tremont Realty Capital, LLC, which he co-founded in 2000. Prior to founding the Tremont business in 2000, Mr. Gallitto was a regional director with Finova Realty Capital from 1997 to 2000, where he led Finova's Northeast U.S. Division and managed six real estate loan production offices. Previously, Mr. Gallitto established and led a Northeast mortgage banking division for CBRE Group, Inc. from 1993 to 1997. Mr. Gallitto began his career in commercial banking working for several predecessor firms of Bank of America.

G. DOUGLAS LANOIS has been our Chief Financial Officer and Treasurer since our formation. He will be responsible for supervising our investment closings and our day to day portfolio management. Mr. Lanois has served as a vice president of our Manager and RMR LLC since RMR LLC acquired substantially all of the Tremont business in 2016. Before joining RMR LLC, Mr. Lanois was chief financial officer and portfolio manager of Tremont Realty Capital, LLC since 2004. Prior to Tremont Realty Capital, LLC, Mr. Lanois was chief financial officer of CRES Development Company, Inc., a multidisciplinary real estate firm, from 2003 to 2004. Prior to CRES Development, Mr. Lanois was senior vice president and chief financial officer at Pembroke Real Estate, the real estate development and management division of FMR LLC, from 1998 to 2002. Prior to Pembroke, Mr. Lanois was vice president and controller at Beacon Properties Corporation, and he previously worked at AEW Capital Management and the accounting firm of Laventhol & Horwath.

Barry Portnoy is the father of Adam Portnoy. There are no other family relationships among the Trust's Trustees or executive officers. The Trust's executive officers serve at the discretion of our Board of Trustees.

Board of Trustees

Our business is managed by our Manager, subject to the oversight and direction of our Board of Trustees. Pursuant to our Declaration of Trust, upon completion of this Offering our Board of Trustees will consist of five members staggered into three classes. Our Board of Trustees believes that its members collectively have the experience, qualifications, attributes and skills to effectively oversee our management, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues affecting our business, a willingness and ability to devote the necessary time to their duties, a commitment to representing our best interests.

Committees of our Board of Trustees

Prior to the completion of this Offering, our Board of Trustees will have established an Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which will have a written charter. Our Audit Committee, Compensation Committee and Nominating and Governance Committee will be comprised of Mr. Harrington, Mr. Morea and Mr. Somers, who will be Independent Trustees under applicable Nasdaq listing standards and each committee's respective charter. Members of our Audit Committee will also meet the independence criteria applicable to audit committees under the Sarbanes Oxley Act and the SEC's implementing rules under that law.

Audit Committee.    Our Audit Committee will be established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee will be to assist our Board of Trustees in fulfilling its responsibilities for oversight of: (a) our accounting and financial reporting processes; (b) the audits of our financial statements and internal control over financial reporting; (c) our

Management

compliance with legal and regulatory requirements; and (d) our internal audit function generally. Under its charter, the Audit Committee will be directly responsible for the appointment, compensation, retention and oversight of our independent auditor and the resolution of disagreements between management and the independent auditor regarding financial reporting. Our independent auditor will report directly to the Audit Committee. The Audit Committee will also have final authority and responsibility for the appointment and assignment of duties to our Director of Internal Audit.

Each member of the Audit Committee will be financially literate, knowledgeable and qualified to review financial statements. Our Board of Trustees has determined that John L. Harrington will be the Audit Committee's "financial expert" and is independent as defined by the rules of the SEC and the Nasdaq. Our Board of Trustees' determination that Mr. Harrington is a financial expert was based on his experience as: (i) executive director of a large charitable organization; (ii) chief executive officer of a major professional sports business; (iii) a member of the Audit Committee and of the audit committees of other public companies; (iv) a certified public accountant; (v) a director of a large national bank; and (vi) a college assistant professor of accounting. Mr. Morea will serve as the chair of the Audit Committee.

Compensation Committee.    The purpose of the Compensation Committee will be to discharge directly, or assist our Board of Trustees in discharging, its responsibilities related to: (a) the evaluation of the performance and compensation of our Manager, our Chief Executive Officer, Co-Presidents, Chief Financial Officer and Treasurer and our other executive officers and our Director of Internal Audit; (b) the compensation of the Trustees; and (c) the approval, evaluation and administration of any or our equity compensation plans. Under its charter, the Compensation Committee will be responsible for the determination and approval of any compensation payable by us to our Chief Executive Officer, Co-Presidents, Chief Financial Officer and Treasurer and our other executive officers. However, other than awards of Shares under our Equity Compensation Plan, we do not currently intend to pay compensation to our Chief Executive Officer, Co-Presidents, Chief Financial Officer and Treasurer or other executive officers. Instead, our executive officers will be employees of and compensated by our Manager.

The Compensation Committee will also be responsible for the evaluation and recommendation to our Board of Trustees of the cash compensation payable by us to our Trustees for Board of Trustees and committee service and the annual evaluation of the performance of the Director of Internal Audit and the determination of his or her compensation. In addition, the Compensation Committee is responsible for the annual review of our Management Agreement with our Manager, the approval of amendments to our Management Agreement and the review of amounts payable by us under our Management Agreement, including amounts reimbursed to our Manager and its affiliates thereunder. Mr. Harrington will serve as the chair of the Compensation Committee.

Nominating and Governance Committee.    The principal responsibilities of the Nominating and Governance Committee will be: (a) to identify individuals qualified to become Trustees, consistent with criteria approved by our Board of Trustees, and to recommend candidates to the entire Board of Trustees for nomination for election as Trustees; (b) to perform certain assessments of our Board of Trustees' performance; and (c) to develop and recommend to our Board of Trustees a set of governance principles for us. Mr. Somers will serve as the chair of the Nominating and Governance Committee.

Compensation of the Trustees and officers

We will pay each of our Independent Trustees an annual fee of $20,000 for services as a Trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees will be paid if two or more Board of Trustees or Board committee meetings are held on the same date. Each Independent Trustee who serves

Management

as a committee chair of our Board of Trustees' Audit, Compensation or Nominating and Governance Committees will receive an additional annual fee of $7,500, $5,000 and $5,000, respectively. In addition, we expect that each Independent Trustee and Managing Trustee will receive a grant of our Shares as part of his or her annual compensation, as determined by our Compensation Committee. All Trustees will be reimbursed for travel expenses they incur in connection with their duties as Trustees and for out of pocket costs they incur in connection with their attending certain continuing education programs.

We do not have any employees. Our Manager provides services that otherwise would be provided by employees. Each of our Managing Trustees and executive officers is an officer of our Manager and of RMR. Each of our executive officers is an employee of our Manager. Our Manager conducts our day to day operations on our behalf. Our Manager and RMR compensate our Managing Trustees and executive officers directly and in their sole discretion in connection with their services to us, our Manager and RMR. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits to them, except for the award of Shares under the Equity Compensation Plan, discussed below. None of our executive officers has an employment agreement with us. In addition, except for awards that may be granted under the Equity Compensation Plan, none of our executive officers has an agreement that provides for payments or benefits by us upon or in connection with his or her termination of service as an executive officer of us or a change in our control. Although our Compensation Committee reviews and approves our Management Agreement and our Equity Compensation Plan, it is not involved in compensation decisions made by our Manager or RMR for their employees other than the employee that will serve as our Director of Internal Audit and the allocation of internal audit costs to us, which costs include internal audit employee costs. Generally, it is the practice of our Manager and RMR to treat individuals who spend 50% or more of their business time providing services to our Manager as employees of our Manager. Except as specifically approved by a majority of our Independent Trustees, we will not reimburse our Manager for the cost of these employees of our Manager. We will reimburse our Manager and its affiliates for shared services costs our Manager pays to RMR and its affiliates, which reimbursements may include an allocation of the cost of other personnel who spend a portion (but less than 50%) of their business time providing services to us, with such shared services costs subject to approval by a majority of our Independent Trustees at least annually. We will not reimburse our Manager for the salaries and benefits it pays to our named executive officers or our Managing Trustees, unless such reimbursement is approved by our Independent Trustees. As described below, we may also make awards under our Equity Compensation Plan to employees of our Manager and RMR. Our payments to our Manager are described in "Our Manager and our Management Agreement".

Equity Compensation Plan

We expect to adopt the Equity Compensation Plan effective upon completion of this Offering and make awards to our Trustees, executive officers and employees of our Manager or RMR who provide services to us. We will reserve a number of Shares for future issuance under the Equity Compensation Plan equal to 7.5% of our Shares outstanding following consummation of this Offering (including Shares issued pursuant to the underwriters' exercise of their overallotment option and Shares issued in the concurrent private placement of Shares to our Manager). We will award Shares under the Equity Compensation Plan to recognize the scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of the persons who provide day to day services for us with those of our shareholders and to motivate the individuals who are granted Shares to remain employees of our Manager or RMR LLC through the term of the awards. No awards will be granted under the Equity Compensation Plan before the completion of this Offering, and no individuals have yet been selected to receive any awards.

Management

Under its charter, the Compensation Committee will evaluate, approve and administer the Equity Compensation Plan. In setting Share awards under the Equity Compensation Plan, our Compensation Committee will consider multiple factors, including: (a) the scope of responsibility of each individual; (b) the amount of Shares previously granted to each recipient; (c) the amount of Shares previously granted to persons performing similar services for us as are currently performed by each recipient; (d) the amount of Shares granted to persons performing similar services for other companies that our Compensation Committee may determine to be comparable to us; (e) the amount of time spent, the complexity of the duties and the value of services performed by the particular recipient; (f) the fair market value of our Shares granted; and (g) the recommendations of our executive officers and Managing Trustees.

In administering the Equity Compensation Plan, our Compensation Committee may impose vesting and other conditions on Shares awarded. In the event a recipient who has been granted a Share award ceases to perform services for us or ceases to be an officer or an employee of our Manager or RMR LLC or any company that our Manager or RMR manages during the vesting period, we may cause the forfeiture of, or we may repurchase for nominal consideration, the Shares that have not yet vested. As with other issued Shares, vested and unvested Shares awarded under the Equity Compensation Plan will be entitled to receive distributions that we make, if any, on the Shares.

Limitation of liability and indemnification

Our Declaration of Trust contains provisions that limit the liability of our Trustees and officers. Under our Declaration of Trust, our Trustees and officers are entitled to indemnification under certain circumstances, and we will enter into indemnification agreements with our Trustees and officers. You can find more information about indemnification of Trustees and officers under "Material provisions of Maryland law and our Declaration of Trust and Bylaws".

Code of Conduct

We have adopted a Code of Conduct, effective as of the completion of this Offering, to, among other things, provide guidance to our Trustees and officers and our Manager and its officers to ensure compliance with applicable laws and regulations. Among other matters, the Code of Conduct is designed to deter wrongdoing and promote:

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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest among personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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compliance with applicable governmental laws, rules and regulations;

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prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the Code of Conduct; and

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accountability for adherence to the Code of Conduct.

Any waiver of the Code of Conduct may be made only by our Board of Trustees or one of its committees authorized to do so by our Board of Trustees and will be promptly disclosed as required by law or stock exchange regulations. Following the completion of this Offering, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Conduct that apply to the chief executive officer or chief financial officer by posting such information on our website.

Our Manager and our Management Agreement

General

Our day to day operations will be conducted by our Manager, an SEC registered investment adviser and a wholly owned subsidiary of RMR LLC. The principal place of business of our Manager is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 and its telephone number is (617) 796-8317.

Officers of our Manager

Each of our Managing Trustees and executive officers described above under "Management—Trustees and Officers" is also a director or executive officer of our Manager. The following table sets forth certain information for the executive officers of our Manager who are not also our Managing Trustees or executive officers.

Officer	Age	Position Held with Our Manager

Jennifer B. Clark	55	Executive Vice President, General Counsel and Secretary
Matthew P. Jordan	42	Senior Vice President, Treasurer and Chief Financial Officer
Vern D. Larkin	46	Chief Compliance Officer and Director of Internal Audit

Set forth below is biographical information for each of these executive officers.

JENNIFER B. CLARK has been the executive vice president, general counsel and secretary of our Manager since its formation in 2016 and our Secretary since our formation. Ms. Clark has been RMR INC's executive vice president, general counsel and secretary since shortly after its formation in 2015. Ms. Clark joined RMR LLC in 1999 as a vice president; she became a senior vice president in 2006, an executive vice president and general counsel in 2008 and secretary in 2015. Ms. Clark serves as secretary of GOV, HPT, SIR, SNH, FVE and TA. Ms. Clark also serves as a director and secretary of Sonesta, director, vice president and secretary of RMR Advisors LLC and secretary and chief legal officer of RIF. Prior to joining RMR LLC, Ms. Clark was a partner at the law firm of Sullivan & Worcester LLP, where her practice was concentrated on real estate and real estate finance matters.

MATTHEW P. JORDAN has been the senior vice president, treasurer and chief financial officer of our Manager since its formation in 2016. Mr. Jordan has also served as the chief financial officer and treasurer of RMR INC since shortly after its formation in 2015. Mr. Jordan joined RMR LLC in April 2012 as chief accounting officer; he became chief financial officer, senior vice president and treasurer of RMR LLC in November 2012. Prior to joining RMR LLC, Mr. Jordan was employed at Stanley Black & Decker Company from July 2011 and before then at Ernst & Young LLP. Mr. Jordan is a certified public accountant.

VERN D. LARKIN has been the chief compliance officer and director of internal audit for our Manager since its formation in 2016, as well as the director of internal audit for RMR INC since 2015. Mr. Larkin also serves as director of internal audit for all of the public companies managed by RMR, including HPT, SNH, SIR, GOV, TA, FVE, and RIF. Mr. Larkin also serves as chief compliance officer of RMR Advisors LLC and RIF. Mr. Larkin was previously employed by FVE as vice president, general counsel and secretary from 2011 to 2012 and was a senior vice president of RMR LLC from 2011 to 2012. Prior to joining FVE and RMR LLC in 2011, Mr. Larkin was a lawyer at Skadden, Arps, Slate, Meagher & Flom LLP for over 10 years. Mr. Larkin also previously worked as a certified public accountant.

Our Manager and our Management Agreement

Our Management Agreement

Upon the completion of this Offering, we will enter into our Management Agreement with our Manager, which will provide for the day to day management of our operations. Pursuant to our Management Agreement, our Manager will implement our business strategies. Our Manager's activities on our behalf will be subject to the oversight and direction of our Board of Trustees.

Management Services.    Our Manager will be responsible for our day to day operations and will perform (or will cause to be performed) corporate office functions for the Trust, including:

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consulting with our Board of Trustees periodically regarding our investment policies, financing activities and operations;

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investigating, analyzing and identifying possible investment opportunities and originating, acquiring, financing, selling, restructuring or disposing of investments for us;

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with respect to prospective loans that we may originate, negotiating with borrowers the terms of such loans, conducting diligence regarding such loans, documenting and closing such loans and monitoring the performance of such loans;

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with respect to possible purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

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negotiating and entering into, on our behalf, debt financing arrangements, including repurchase agreements, loan agreements, interest rate swap agreements and other agreements and instruments appropriate for us to conduct our business;

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collecting or overseeing the collection of amounts due to us;

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engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

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providing executive and administrative personnel, office space and office services required in rendering services to us;

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administering the day to day operations and performing and supervising the performance of such other administrative functions for us as may be agreed upon by our Manager and us, including the collection of revenues and the payment of our debts and obligations;

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communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and maintaining effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

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reviewing with our Board of Trustees our qualification for taxation as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the IRC and Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

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reviewing with our Board of Trustees the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption;

Our Manager and our Management Agreement

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monitoring the operating performance of our investments and providing periodic reports with respect thereto to our Board of Trustees;

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investing and reinvesting any monies and securities of ours (including investing in interest or dividend paying, short term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our shareholders) and consulting with our Board of Trustees as to our capital structure and capital raising;

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coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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assisting us in retaining, on our behalf and at our expense, qualified accountants and legal counsel to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the IRC applicable to REITs and, if applicable, TRSs, and to conduct periodic compliance reviews thereof;

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assisting us in qualifying to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses;

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assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by any securities exchange on which our securities are listed or traded;

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assisting us in taking all necessary action to enable us to make required tax filings and reports, including to the extent required by the provisions of the IRC applicable to REITs;

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managing and assisting with the resolution of all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our operations, subject to such limitations or parameters as may be imposed from time to time by our Board of Trustees;

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using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any parameters set by our Board of Trustees from time to time;

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assisting us in structuring long term financing for our portfolio of assets, and with respect to offering and selling securities publicly or privately in connection with any such financing;

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consulting with our Board of Trustees with respect to decisions regarding any financings or borrowings undertaken by us, including (a) assisting us in developing criteria for debt and equity financing and (b) assisting us with respect to obtaining appropriate financing for our investments;

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providing us with portfolio management and monitoring services;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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using commercially reasonable efforts to cause us to comply with all applicable laws; and

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performing such other services as may be required from time to time for management and other activities relating to our assets and business as our Board of Trustees shall reasonably request or our Manager shall deem appropriate under the particular circumstances.

Our Manager and our Management Agreement

Pursuant to the terms of our Management Agreement, our Manager may retain, for and on our behalf, and at our sole cost and expense, such services of persons and firms as our Manager deems necessary or advisable in connection with our management and operations, which may include affiliates of our Manager; provided, that any such services may only be provided by affiliates of our Manager to the extent (a) such services are on arm's length terms or at competitive market rates in relation to terms or rates that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to our assets or (b) such services are approved by a majority of our Independent Trustees. Pursuant to the terms of our Management Agreement, our Manager will keep our Board of Trustees reasonably informed on a periodic basis as to any services provided by our Manager and its affiliates.

Our Manager will be required to provide us with a management team, along with appropriate support personnel, to provide the management services to be provided by our Manager to us, with the members of such management team, devoting such amount of their time to our management as is reasonably necessary and appropriate for the proper performance of all of our Manager's duties, commensurate with our level of activity. Our Manager will be required to refrain from any activity which, in its good faith judgment, or in the judgment of our Board of Trustees as communicated to our Manager, would (a) adversely affect our qualification for taxation as a REIT or which would make us subject to registration under the Investment Company Act, (b) violate any law or (c) not be permitted by our Declaration of Trust or Bylaws, except if such action shall be approved by our Board of Trustees, in which event our Manager shall promptly notify our Board of Trustees of our Manager's judgment that such action would adversely affect such qualification, make us subject to registration under the Investment Company Act or violate any such law or our Declaration of Trust or Bylaws, and shall refrain from taking such action pending further clarification or instructions from our Board of Trustees. In addition, our Manager will be required to take such affirmative steps which, in its judgment made in good faith, or in the judgment of our Board of Trustees, as communicated to our Manager, would prevent or cure any action described in (a), (b) or (c) above.

Term and Termination.    The initial term of our Management Agreement will end on December 31, 2020. Our Management Agreement will automatically renew for successive one year terms beginning January 1, 2021 and each January 1 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of our Independent Trustees based upon a determination that (a) our Manager's performance is unsatisfactory and materially detrimental to us or (b) the base management fee and incentive fee, taken as a whole, payable to our Manager are not fair to us (provided that in the instance of (b), our Manager will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). Our Management Agreement may be terminated by our Manager before each annual renewal upon written notice delivered to our Board of Trustees no later than 180 days prior to an annual renewal date.

We may also terminate our Management Agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days' prior written notice from us upon the occurrence of a "cause event," which is defined as:

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a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within 30 days that our Manager, its agents or its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on our business or the ability of our Manager to perform its duties under the terms of our Management Agreement;

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an order for relief in an involuntary bankruptcy case relating to our Manager or our Manager authorizing or filing a voluntary bankruptcy petition;

Our Manager and our Management Agreement

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the dissolution of our Manager; or

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a determination that our Manager has committed fraud against us, misappropriated or embezzled funds of ours, or has acted, or failed to act, in a manner constituting bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our Management Agreement; provided, however, that if any of these actions or omissions are caused by an employee and/or officer of our Manager or one of its affiliates and our Manager takes all necessary action against such person and cures the damage caused by such actions or omissions within 30 days of such determination, then we may not terminate our Management Agreement for a cause event.

Our Manager may terminate our Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. In addition, our Manager may terminate our Management Agreement upon 60 days' written notice for a material breach as defined in our Management Agreement, which includes if we default in the performance or observance of any material term, condition or covenant contained in our Management Agreement, the consequence of which was materially adverse to our Manager and which did not result from and was not attributable to any action, or failure to act, of our Manager and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, we materially reduce our Manager's duties and responsibilities or scope of its authority under our Management Agreement or we cease or take steps to cease to conduct the business of originating or investing in CRE loans.

Fees and Expense Reimbursements.    Under our Management Agreement, we will be responsible to pay our Manager the following:

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Base Management Fee.    We will be required to pay our Manager an annual base management fee equal to 1.5% of our "Equity", payable in cash quarterly (0.375% per quarter) in arrears. Under our Management Agreement, "Equity" means (a) the sum of (i) the proceeds received by us from this Offering and the concurrent private placement of Shares to our Manager, plus (ii) the net proceeds received by us from any future sale or issuance of our shares of beneficial interest, plus (iii) our cumulative Core Earnings for the period commencing on the completion of this Offering to the end of the most recent calendar quarter, less (b) (i) any distributions previously paid to holders of our Shares, (ii) any incentive fee previously paid to our Manager and (iii) any amount that we may have paid to repurchase our Shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

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Incentive Fee.    Starting in the first full calendar quarter following the first anniversary of the closing of this Offering, we will be required to pay our Manager quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our Core Earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) our Equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to our Manager with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of the completion of this Offering) in the aggregate is greater than zero. The incentive fee may not be less than zero.

Our Manager and our Management Agreement

For purposes of the calculation of base management fees and incentive fees payable to our Manager, "Core Earnings" is defined as net income (or loss) attributable to our common shareholders, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by our Manager; (b) depreciation and amortization (if any); (c) non-cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our Manager and our Independent Trustees and approved by a majority of our Independent Trustees. Pursuant to the terms of our Management Agreement, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to owned real estate. Our shares of beneficial interest that are entitled to a specific periodic distribution or have other debt characteristics will not be included in "Equity" for the purpose of calculating incentive fees payable to our Manager. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from Core Earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from Core Earnings. Equity and Core Earnings as defined in our Management Agreement are non-GAAP financial measures and may be different than our shareholders' equity and our net income calculated according to GAAP.

The table below sets forth a simplified, hypothetical example of a base management fee calculation for a one year period pursuant to our Management Agreement, based on the following assumptions:

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proceeds of $100.0 million received by us from issuance of our Shares;

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Core Earnings of $8.5 million;

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distributions to holders of our Shares of $8.5 million;

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no repurchases of our Shares for cash; and

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an incentive fee earned by our Manager of $0.3 million.

Our Manager and our Management Agreement

This example of the base management fee earned by our Manager is provided for illustrative purposes only and is qualified in its entirety by the terms of our Management Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

		Illustrative Amount	Calculation
1.	What are the proceeds received by us from the issuance of our Shares?	$100.0 million	Assumed proceeds from outstanding Share issuances since inception
2.	What are Core Earnings?	$8.5 million	Assumed to be an 8.5% return on Equity
3.	What are the distributions to holders of our Shares following the completion of this Offering?	$8.5 million	Assumed to equal 100% of Core Earnings
4.	What repurchases of our Shares for cash are made following the completion of this Offering?	—	None
5.	What is the incentive fee following the completion of this Offering?	$0.3 million	20% of the amount by which Core Earnings exceeds the product of 7% and our Equity
6.	What is our Equity?	$99.7 million	(a) The sum of (i) the proceeds received by us from this Offering and the concurrent private placement, plus (ii) the net proceeds received by us from any future sale or issuance of our shares of beneficial interest, plus (iii) our cumulative Core Earnings for the period commencing on the completion of this Offering to the end of the most recent calendar quarter, less (b) (i) any distributions previously paid to holders of our Shares, (ii) any incentive fee previously paid to our Manager and (iii) any amount that we may have paid to repurchase our Shares
7.	What is the base management fee?	$1.5 million	1.50% times our Equity

The table below sets forth a simplified, hypothetical example of an incentive fee calculation for a one year period pursuant to our Management Agreement using a hurdle rate (the rate of return on Equity above which our Manager earns an incentive compensation) of 7.0% per annum and an incentive rate (the proportion of the rate of return on Equity above the hurdle rate earned by our Manager as an incentive fee) of 20.0%, based on the following assumptions:

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Equity in the most recent 12 month period of $100.0 million;

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Core Earnings for the most recent 12 month period, representing an annual yield of 8.5% on Equity;

Our Manager and our Management Agreement

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no prior incentive fees were earned, and quarterly incentive fees earned during the hypothetical annual period are paid quarterly; and

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quarterly distributions of all accumulated Core Earnings.

This example of the incentive fee earned by our Manager is provided for illustrative purposes only and is qualified in its entirety by the terms of our Management Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

		Illustrative Amount	Calculation
1.	What are Core Earnings?	$8.5 million	The annual yield on Equity (8.5%) multiplied by Equity in the previous 12 month period ($100.0 million)
2.	What is the hurdle amount?	$7.0 million	The hurdle rate (7.0% per annum) multiplied by Equity in the previous 12 month period ($100.0 million)
3.	What is the incentive fee?	$0.3 million	The incentive fee rate (20.0%) multiplied by the excess of the Core Earnings ($8.5 million) above the hurdle amount ($7.0 million)
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Termination Fee.    In the event our Management Agreement is terminated by us without a cause event or by our Manager for a material breach, we will be required to pay our Manager a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to our Manager during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by our Manager during such period, plus (b) an amount equal to the initial organizational costs related to our formation and the costs of this Offering and the concurrent private placement paid by our Manager. No termination fee will be payable if our Management Agreement is terminated by us for a cause event or by our Manager without our material breach.

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Expense Reimbursement.    Our Manager, and not us, will be responsible for the costs of its employees who provide services to us, including the cost of our Manager's personnel who originate our loans, unless any such payment or reimbursement is specifically approved by a majority of our Independent Trustees, is a shared services cost or relates to awards made under any equity compensation plan adopted by us from time to time. Generally, it is the practice of our Manager and RMR to treat individuals who spend 50% or more of their business time providing services to our Manager as employees of our Manager. We will be required to pay or to reimburse our Manager and its affiliates for all other costs and expenses of our operations, including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under our Management Agreement to be borne by our Manager. Some of these overhead, professional and other services will be provided by RMR pursuant to a shared services agreement between our Manager and RMR. We currently expect that the amount of the RMR shared services cost which our Manager will pay and we will reimburse to be approximately $1.5 million during the first year of our operations. In addition, we will also pay our pro rata costs of any combined directors and officers liability or other insurance programs arranged by RMR for public companies managed by RMR or its affiliates and

Our Manager and our Management Agreement

  our pro rata portion of internal audit costs incurred by RMR on behalf of us and other public companies to which RMR or its affiliates provides management services. These amounts and all other related party costs which we may reimburse, if any, will be subject to approval by a majority of our Independent Trustees at least annually. If our cash flows are insufficient to pay reimbursements owed to our Manager, we may pay them from the proceeds of this Offering and the concurrent private placement, which would reduce the amount of cash we have available for investing and other purposes.

➤
Other.    In addition to the fees and expense reimbursements payable to our Manager under our Management Agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize some of our CRE loans, our Manager or its affiliates may act as collateral manager. In any of these or other capacities, our Manager and its affiliates may receive fees for their services if approved by a majority of our Independent Trustees.

Business Opportunities.    Under our Management Agreement, we and our Manager will agree that for so long as our Manager is managing us, neither our Manager nor any of its affiliates, including RMR, will sponsor or manage any other publicly owned REIT that invests primarily in first mortgage loans secured by middle market and transitional CRE located in the United States, unless such activity is approved by our Independent Trustees. However, our Management Agreement will not prohibit our Manager or its affiliates (including RMR) or their respective directors, trustees, officers, employees or agents from competing or providing services to other persons, funds, investment vehicles, REITs or other entities that may compete with us, including, among other things, with respect to the origination, acquisition, making, arranging or managing of first mortgage loans secured by middle market or transitional CRE or other investments like those we intend to make. Our Management Agreement will also provide that if our Manager, its affiliates (including RMR) or any of their respective directors, trustees, officers, employees or agents acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law.

Because our Manager and RMR will not be prohibited from competing with us in all circumstances, and RMR provides management services to other companies, conflicts of interest exist with regard to the allocation of investment opportunities and for the time and attention of our Manager, RMR and their personnel. Our Management Agreement acknowledges these conflicts of interest and, in that agreement, we will agree that our Manager, RMR and their affiliates may resolve such conflicts in good faith in their fair and reasonable discretion. In the case of such a conflict, our Manager, RMR and their affiliates will endeavor to allocate such investment opportunities in a fair and reasonable manner, taking into account such factors as they deem appropriate. Such factors may include, without limitation, some or all of the following factors with respect to each relevant entity:

➤
investment objectives, strategy and criteria;

➤
cash requirements;

➤
effect of the investment on the diversification of the real estate portfolio, including by geography, size of investment, type of investment and risk of investment;

➤
leverage policy and the availability of financing for the investment by each entity;

➤
anticipated cash flow of the asset to be acquired;

➤
income tax effects of the investment;

➤
the size of the investment;

Our Manager and our Management Agreement

➤
the amount of funding available;

➤
cost of capital;

➤
risk return profiles;

➤
targeted distribution rates;

➤
anticipated future opportunities for suitable investments; and

➤
the expected holding period of the investment.

Our Manager has broad discretion in making these determinations, and is not required to take any of these factors into account or to assign greater, lesser or equal importance to any of these factors. Our Manager is also not limited in the factors that it may consider in making these determinations to those set forth above, and may take into account such other matters as it may, in its discretion, consider appropriate from time to time. See also "Certain relationships and related person transactions—Policies and procedures concerning conflicts of interest and related person transactions" and "Material provisions of Maryland law and our Declaration of Trust and Bylaws".

Liability and Indemnification.    Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Pursuant to our Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board of Trustees in following or declining to follow its advice or recommendations. Under the terms of our Management Agreement, our Manager and its affiliates, including RMR, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to us or any of our Trustees, shareholders or subsidiaries, or any of the trustees, directors or shareholders of any of our subsidiaries, for any acts or omissions related to the provision of services to us under our Management Agreement, except by reason of acts or omissions that have been determined in a final, non-appealable adjudication to have constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our Management Agreement. In addition, under the terms of our Management Agreement, we agree to indemnify, hold harmless and advance expenses to our Manager and its affiliates, including RMR, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys', accountants' and experts' fees and expenses, arising from any acts or omissions related to the provision of services to us or the performance of any matters pursuant to an instruction by our Board of Trustees, except to the extent there is a final, non-appealable adjudication that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our Management Agreement. See also "Material provisions of Maryland law and our Declaration of Trust and Bylaws". Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.

Prior performance of certain real estate companies managed by RMR LLC

This section provides certain information, contemplated by SEC requirements, with respect to the four Managed REITs, each an equity REIT currently managed by RMR, and RIF, a closed end investment company currently managed by a subsidiary of RMR, which we list below and refer to collectively as the Programs. The Managed REITs invest primarily in real property and RIF invests in common and preferred equity securities issued by REITs and other real estate related operating companies. The Programs do not have investment objectives similar to ours. None of these Programs included in its offering materials a date or time period at which the Program might be liquidated.

Our Manager and our Management Agreement

Information provided in this prospectus with respect to the Programs should not be considered indicative of our possible investment focus or our future investment performance or results of operations. Our performance will depend on factors that may not be applicable to or affect the performance of these Programs. There can be no assurance that our Manager will replicate the historical performance that its affiliates' investment professionals have achieved for investors in any of the Programs. Investors who purchase our Shares will not acquire an ownership interest in any of the Programs. These Programs are the following:

➤
Hospitality Properties Trust (Nasdaq: HPT) is an equity REIT that primarily owns hotels and travel centers. HPT was formed in 1995 as a wholly owned subsidiary of a listed publicly owned REIT previously managed by RMR. At its initial public offering in 1995, HPT owned 37 hotel properties (5,286 guest rooms) and had a total market capitalization of $457.0 million. As of June 30, 2017, HPT had a total market capitalization of $8.6 billion and owned 310 hotels (48,087 hotel rooms or suites) and 199 travel centers located along the U.S. Interstate Highway System. An investment of $1,000 in HPT common shares at its initial public offering in 1995, assuming reinvestment of dividends in HPT common shares, would have resulted in an investment in HPT common shares with a market value of $7,528 as of June 30, 2017.

➤
Senior Housing Properties Trust (Nasdaq: SNH) is an equity REIT that primarily owns healthcare, senior living and medical office buildings. SNH was formed in 1998 as a wholly owned subsidiary of a listed publicly owned REIT previously managed by RMR. SNH became a publicly traded REIT when its parent distributed 51% of SNH's then outstanding common shares to the shareholders of its parent in 1999. At the time of this spin off, SNH owned 93 senior living communities (13,571 living units) and had a total market capitalization of $629.0 million. As of June 30, 2017, SNH had a total market capitalization of $8.4 billion and owned 304 senior living communities (35,026 living units), 146 medical office and biotech laboratory buildings (approximately 11.6 million sq. ft.) and 10 wellness centers (approximately 800,000 sq. ft.). An investment of $1,000 in SNH common shares at the average of the high and low trading prices on the first day of trading (October 12, 1999), assuming reinvestment of dividends in SNH common shares, would have resulted in an investment in SNH common shares with a market value of $6,109 as of June 30, 2017.

➤
Select Income REIT (Nasdaq: SIR) is an equity REIT that primarily owns net leased, single tenant properties. SIR was formed in 2011 as a wholly owned subsidiary of a listed publicly owned REIT previously managed by RMR. When SIR completed its initial public offering in 2012, it owned 23 single tenant office and industrial buildings (approximately 3.7 million sq. ft.) and approximately 17.8 million sq. ft. of leased industrial and commercial lands on the island of Oahu, Hawaii and had a total market capitalization of $922.3 million. As of June 30, 2017, SIR had a total market capitalization of $4.6 billion and owned 364 single tenant office and industrial buildings (approximately 45.2 million sq. ft. including approximately 17.8 million sq. ft. of leased industrial and commercial lands on the island of Oahu, Hawaii). An investment of $1,000 in SIR common shares at its initial public offering in 2012, assuming reinvestment of dividends in SIR common shares, would have resulted in an investment in SIR common shares with a market value of $1,660 as of June 30, 2017.

➤
Government Properties Income Trust (Nasdaq: GOV) is an equity REIT that primarily owns properties that are majority leased to government tenants. GOV was formed in 2009 as a wholly owned subsidiary of a listed publicly owned REIT previously managed by RMR. When GOV completed its initial public offering in 2009, it owned 29 buildings primarily leased to the U.S. Government and 4 U.S. state governments (approximately 3.3 million sq. ft.) and had a total market capitalization of $649.0 million. As of June 30, 2017, GOV had a total market capitalization of $2.7 billion and owned 96 buildings (approximately 11.5 million sq. ft.) primarily leased to the U.S.

Our Manager and our Management Agreement

  Government and 13 U.S. state governments. An investment of $1,000 in GOV common shares at its initial public offering in 2009, assuming reinvestment of dividends in GOV common shares, would have resulted in an investment in GOV common shares with a market value of $1,650 as of June 30, 2017.

➤
RMR Real Estate Income Fund (NYSE MKT: RIF) is a closed end investment company that invests in common and preferred equity securities issued by REITs and other real estate related businesses, other than entities to which RMR provides management services. The first predecessor fund to RIF was RMR Real Estate Fund, a closed end investment company managed by RMR Advisors LLC and launched in 2003 to focus on investments in income producing securities issued by real estate companies (including REITs), including common shares, preferred shares and debt. As of June 30, 2017, RIF had a total market capitalization of approximately $243.9 million. An investment of $1,000 in RIF common shares at its initial public offering in 2003, assuming reinvestment of dividends in RIF common shares, would have resulted in an investment in RIF common shares with a market value of $1,841 as of June 30, 2017.

We will provide upon request, for no fee, the most recent Annual Report on Form 10-K (or Form N-CSR, in the case of RIF) for each of the above listed Programs and, for a reasonable fee, the exhibits to each such Annual Report.

From 1986 to 2015, RMR LLC also managed Equity Commonwealth (NYSE: EQC), another equity REIT that primarily owns office properties. We have not included in this prospectus historical information for EQC, as RMR LLC no longer manages that REIT. RMR LLC and EQC entered into a termination and cooperation agreement that terminated their business and property management agreements on September 30, 2014. RMR LLC provided transition services to EQC's management and operations through February 28, 2015. A subsidiary of RMR LLC continued to provide certain services for EQC in Australia until October 31, 2015.

In the 10 year period ended December 31, 2016, under RMR and its affiliates' management, the above listed Programs conducted offerings of debt or equity securities raising in aggregate approximately $16.0 billion. During this time period, these Programs acquired 709 properties totaling approximately $16.8 billion of real estate and real estate related properties across the United States, including approximately $2.8 billion of properties spun off or sold by EQC to GOV, SIR and SNH. Acquisitions of real estate by the Programs in the 10 year period ended December 31, 2016 were comprised of properties and land parcels across the following real estate sectors (allocated by purchase price):

Office Properties	52%
Hotels	6%
Senior Living Communities	15%
Retail Properties	17%
Industrial Properties	10%

Total	100%

In the 10 year period ended December 31, 2016, 29 of these properties were sold (excluding 23 properties that SIR acquired in a merger in January 2015 and simultaneously sold to SNH).

Since its founding in 1986, RMR has managed public companies and other clients which have invested in real estate and securities of companies that invest in real estate. Since its founding in 2000, the Tremont business has managed or provided advisory services to separate accounts which have invested in real estate debt and other real estate financing investments. These management and advisory activities spanned several economic cycles and, during these periods, the clients managed or advised by

Our Manager and our Management Agreement

RMR or the Tremont business have from time to time realized losses on certain investments, had tenants file for bankruptcy, had tenants breach leases and vacate properties, had properties become vacant with and without any tenant defaults and experienced litigation with tenants, investors or others. We believe that the adverse business developments affecting the investments of clients managed or advised by RMR or the Tremont business were generally the result of economic distress in the U.S. economy or sectors of the U.S. economy. Specific instances of adverse business developments and events which impacted clients managed or advised by RMR or the Tremont business during the past 20 years include the following:

➤
In the late 1990s and early 2000s there were major reductions in Medicare and Medicaid funding by federal and state governments and several nursing home operator tenants of EQC filed for bankruptcy. The nursing homes and other healthcare related real estate then owned by EQC was separated from EQC to form SNH, and in 1999 EQC spun off 51% of SNH's then outstanding shares as a separate public company. As a result of tenant defaults, the dividends payable by EQC and SNH were reset. SNH assumed control of the operations of its defaulting nursing home tenants, adjusted rents and in 2001 created FVE as a separate public company to lease and operate senior living facilities in a transaction in which FVE was spun off to SNH shareholders. SNH and FVE have since materially reduced their investments in healthcare real estate where the property operations are dependent upon rates paid by the Medicare and Medicaid programs.

➤
Starting in 2003, RMR Advisors, Inc., an SEC registered investment advisor which is now known as RMR Advisors LLC and, like our Manager, is a wholly owned subsidiary of RMR LLC, began sponsoring closed end investment companies which principally invest in securities issued by real estate companies and real estate related businesses, other than companies managed by or affiliated with RMR. Certain of these investment companies were levered using auction rate preferred securities. During the financial crisis that began in 2008, the market value of the securities in which these investment companies were invested materially declined and these companies were required to reduce their leverage and suspend their dividends. In 2009, these companies were merged together to form RIF and subsequently resumed dividend payments.

➤
In early 2007, HPT purchased a travel center operating company, retained its real estate and distributed leaseholds and the travel center operating business to HPT shareholders to create TA as a separate public company. Shortly thereafter, HPT bought some additional travel centers that it then leased to TA. As a result of the slowdown in the U.S. economy generally, and in the commercial trucking industry specifically, which followed the financial crisis that began in 2008, TA experienced financial difficulties. Starting in late 2008, HPT and TA agreed to defer and subsequently to lower certain rents paid by TA to HPT.

➤
The slowdown in the U.S. economy during the financial crisis that began in 2008 adversely impacted HPT's hotel investments as well as its investments in travel centers. In order to preserve capital and to repay senior obligations, in 2009, HPT suspended its dividend payments to common shareholders for four consecutive quarters. Also, when these dividends were resumed in 2010, the amounts of the quarterly dividends paid by HPT to common shareholders were less than the amounts paid before the suspension.

➤
The general decline in the U.S. economy which accompanied the financial crisis that began in 2008 had a material adverse impact upon occupancy and rents that were realizable from office properties, particularly suburban office properties in which EQC was heavily invested at that time. As a result of these developments, in 2012, EQC reduced its quarterly dividends paid to common shareholders. Thereafter, in early 2013, a group of activist shareholders accumulated shares of EQC and sought to change the management of EQC. After litigation and shareholder solicitations, the activists

Our Manager and our Management Agreement

  succeeded in changing the EQC Board of Trustees in early 2014. Thereafter, RMR ceased to manage EQC effective September 30, 2014, except for certain transitional services provided by RMR LLC through October 2015.

➤
In 2006, the Tremont business began to originate and manage real estate mortgage investments for a union pension plan. Starting in 2006, a total of $167.9 million was invested by the Tremont business for this union pension plan. As a result of the financial crisis and recession that began in 2008, a large percentage of the loans made by the Tremont business on behalf of this client defaulted and the real estate collateral became owned. Prior to August 5, 2016, when the Tremont business was acquired by RMR, a total of $59.2 million had been paid by the Tremont business to this pension plan with respect to funds advanced by this pension plan. The management of these real estate assets and mortgage loans for this pension plan has been transferred to our Manager. Our Manager currently expects to complete the liquidation of these real estate assets and loans and payments to the pension plan within the next 24 months; however, because some of these investments are currently in default and undergoing collection processes, the final amount which may be paid to this pension plan cannot now be estimated.

During the financial crisis that began in 2008, the U.S. real estate markets experienced severe limitations in capital availability, major declines in the financial results of real estate property operations, and significant declines in real estate valuations. As a result, the stock market valuations of the Programs listed below and of other programs with investment objectives similar to ours significantly declined during that period. For further information on the operating results of these Companies, see Table III below. We believe real estate markets are cyclical, and, as a result of this cyclicality, an investment in our Shares may decline in value as a result of cyclical economic factors or as a result of the numerous specific risks which result from our activities. See "Risk factors".

Table I set forth below presents certain information for the completed offerings of debt and equity securities during the three years ended December 31, 2016 by the four Managed REITs and RIF:

Table I
RMR
Recent Experience in Raising and Investing Funds
(dollars in thousands)

	HPT(1)		SNH(2)		SIR(3)		GOV(4)		RIF(5)

Dollar amount offered	$1,838,988		$1,926,979		$2,456,666		$1,024,838		—
Dollar amount raised	$1,838,988		$1,926,979		$2,456,666		$1,024,838		—
Less offering expenses:
Selling commissions and discounts retained by affiliates(6)	—		—		—		—		—
Offering and organizational costs(7)	$46,796		$59,522		$40,211		$31,117		—
Percent available for investment	97.5%		96.9%		98.4%		97.0%		—
Total acquisition cost of investments(8)	$812,662	(9)	$2,787,472		$2,916,638	(10)	$366,555	(11)	—
Percent leverage(12)	34.6%		43.4%		48.2%		51.5%		22.0%
Date offering began	Multiple		Multiple		Multiple		Multiple		—
Length of offering (in months)	Firm commitment	(13)	Firm commitment	(13)	Firm commitment	(13)	Firm commitment	(13)	—
Months to invest 90% of amount available	N/A		N/A		N/A		N/A		N/A

(1)
Reflects the following issuances of debt or equity securities: (i) 11,000,000 common shares plus an overallotment option exercise of 1,650,000 common shares (August 2016), raising gross and net proceeds of $389.0 million and $372.0 million, respectively; (ii) 4.25% and 5.25% Senior Notes (February 2016), raising gross and net proceeds of $750.0 million and $731.5 million, respectively; (iii) 4.5% Senior

Our Manager and our Management Agreement

  Notes (September 2014), raising gross and net proceeds of $350.0 million and $342.8 million, respectively; and (iv) 4.65% Senior Notes (March 2014), raising gross and net proceeds of $350.0 million and $345.9 million, respectively.

(2)
Reflects the following issuances of debt or equity securities: (i) 6.25% Senior Notes (February 2016), raising gross and net proceeds of $250.0 million and $241.4 million, respectively; (ii) 27,000,000 common shares plus an overallotment option exercise of 4,050,000 common shares (February 2015), raising gross and net proceeds of $689.3 million and $659.5 million; (iii) 3.25% and 4.75% Senior Notes (April 2014), raising gross and net proceeds of $650.0 million and $643.8 million, respectively; and (iv) 13,500,000 common shares plus an overallotment option exercise of 2,025,000 common shares (April 2014), raising gross and net proceeds of $337.7 million and $322.8 million, respectively.

(3)
Reflects the following issuances of debt or equity securities: (i) 28,439,111 common shares issued by SIR as part of the consideration paid for SIR's January 2015 acquisition of Cole Corporate Income Trust, Inc., or CCIT, pursuant to a merger agreement dated as of August 30, 2014, with the shares issued valued at $716.7 million, based on the closing market price of SIR's common shares on the date of issuance; (ii) 2.85%, 3.60%, 4.15% and 4.50% Senior Notes (February 2015), raising gross and net proceeds of $1.45 billion and $1.42 billion, respectively, a portion of which was used to repay a $1 billion bridge loan in connection with the CCIT merger; and (iii) 9,000,000 common shares plus an overallotment option exercise of 1,000,000 common shares (May 2014), raising gross and net proceeds of $290.0 million and $277.3 million.

(4)
Reflects the following issuances of debt or equity securities: (i) 5.875% Senior Notes (May 2016), raising gross and net proceeds of $310.0 million and $299.7 million, respectively; (ii) 3.75% Senior Notes (August 2014), raising gross and net proceeds of $350.0 million and $344.2 million, respectively; and (iii) 13,500,000 common shares plus an overallotment option exercise of 2,025,000 common shares (July 2014), raising gross and net proceeds of $364.8 million and $349.8 million, respectively.

(5)
RIF has not completed an offering in the most recent three years.

(6)
RMR and its affiliates do not receive any commissions with respect to amounts raised.

(7)
This amount is the aggregate of fees and expenses paid to third parties in connection with the offerings, such as legal and accounting fees, underwriting commissions and discounts, printing costs and travel expenses.

(8)
Total acquisition cost of investments represents cash paid plus assumed debt, if any, and excludes closing costs for all property acquisitions accounted for as business combinations for the three years ended December 31, 2016, which were expensed as incurred under GAAP. Dollar amounts raised differ from the acquisition costs of investments because some of the amounts raised were used to refinance debt, to redeem preferred securities or for other business purposes.

(9)
Excludes $609.9 million in capital improvements made to properties owned by HPT during the three years ended December 31, 2016.

(10)
Includes the acquisition of the CCIT portfolio in the merger for approximately $3.0 billion minus the simultaneous sale of 23 healthcare properties which were sold to SNH for $531.6 million.

(11)
Excludes the July 2014 acquisition of 21,500,000 common shares of SIR for a cash purchase price equal to approximately $677.5 million plus approximately $11.3 million of accrued dividends as defined in the purchase agreement, for a total of approximately $688.8 million, before acquisition related costs.

(12)
Percent leverage is total debt (book value) divided by total gross assets as of December 31, 2016. Debt amounts are net of certain unamortized premiums, discounts and certain issuance costs. Gross book value of real estate assets is real estate properties at cost, before depreciation and purchase price allocations, less impairment writedowns, and excludes properties classified as held for sale.

(13)
Except as noted above for the issuance of common shares by SIR in connection with the CCIT merger, offerings were made on a firm commitment basis, with closings occurring within five business days of pricing. In the case of additional securities issued pursuant to an overallotment option, closings occurred within five business days of exercise of such option.

Our Manager and our Management Agreement

Table II set forth below presents compensation paid to RMR LLC for all prior programs for the three years ended December 31, 2016.

Table II
RMR
Compensation to Sponsor(1)
(dollars in thousands)

	HPT(2)	SNH(3)	SIR(4)	GOV(5)	RIF(6)

Date offering commenced	Multiple	Multiple	Multiple	Multiple	—
Dollar amount raised	$1,838,988	$1,926,979	$2,456,666	$1,024,838	—
Amounts paid to sponsor from proceeds of offerings(7)	—	—	—	—	—
Dollar amount of cash provided by (used in) operations before deducting payments to sponsor(8)	$1,752,758	$1,337,061	$694,122	$456,523	$37,819
Amount paid to sponsor from operations(7)
Base Business Management Fees(9)	$117,265	$107,223	$54,051	$31,357	$6,654
Business Management Incentive Fees(10)	$114,670	—	—	—	N/A
Property Management Fees(11)	$138	$30,386	$31,785	$25,859	—
Reimbursements(12)	$1,150	$22,140	$14,709	$30,672	$381
Other(13)	$7,493	$5,396	$2,922	$3,291	—

(1)
Includes debt and equity securities offerings completed during the three years ended December 31, 2016.

(2)
Reflects the following issuances of debt or equity securities: (i) 11,000,000 common shares plus an overallotment option exercise of 1,650,000 common shares (August 2016), raising gross and net proceeds of $389.0 million and $372.0 million, respectively; (ii) 4.25% and 5.25% Senior Notes (February 2016), raising gross and net proceeds of $750.0 million and $731.5 million, respectively; (iii) 4.5% Senior Notes (September 2014), raising gross and net proceeds of $350.0 million and $342.8 million, respectively; and (iv) 4.65% Senior Notes (March 2014), raising gross and net proceeds of $350.0 million and $345.9 million, respectively.

(3)
Reflects the following issuances of debt or equity securities: (i) 6.25% Senior Notes (February 2016), raising gross and net proceeds of $250.0 million and $241.4 million, respectively; (ii) 27,000,000 common shares plus an overallotment option exercise of 4,050,000 common shares (February 2015), raising gross and net proceeds of $689.3 million and $659.5 million; (iii) 3.25% and 4.75% Senior Notes (April 2014), raising gross and net proceeds of $650.0 million and $643.8 million, respectively; and (iv) 13,500,000 common shares plus an overallotment option exercise of 2,025,000 common shares (April 2014), raising gross and net proceeds of $337.7 million and $322.8 million, respectively.

(4)
Reflects the following issuances of debt or equity securities: (i) 28,439,111 common shares issued by SIR as part of the consideration paid for SIR's January 2015 acquisition of CCIT pursuant to a merger agreement dated as of August 30, 2014, with the shares issued valued at $716.7 million, based on the closing market price of SIR's common shares on the date of issuance; (ii) 2.85%, 3.60%, 4.15% and 4.50% Senior Notes (February 2015), raising gross and net proceeds of $1.45 billion and $1.42 billion, respectively, a portion of which was used to repay a $1 billion bridge loan in connection with the CCIT merger; and (iii) 9,000,000 common shares plus an overallotment option exercise of 1,000,000 common shares (May 2014), raising gross and net proceeds of $290.0 million and $277.3 million.

(5)
Reflects the following issuances of debt or equity securities: (i) 5.875% Senior Notes (May 2016), raising gross and net proceeds of $310.0 million and $299.7 million, respectively; (ii) 3.75% Senior Notes (August 2014), raising gross and net proceeds of $350.0 million and $344.2 million, respectively; and (iii) 13,500,000 common shares plus an overallotment option exercise of 2,025,000 common shares (July 2014), raising gross and net proceeds of $364.8 million and $349.8 million, respectively.

Our Manager and our Management Agreement

(6)
RIF has not completed an offering in the most recent three years.

(7)
RMR and its affiliates do not receive any commissions or discounts with respect to amounts raised.

(8)
Aggregate amounts for the three years ended December 31, 2016.

(9)
For the Managed REITs, the business management agreements with RMR LLC provide that the annual base business management fees to be paid to RMR LLC by a Managed REIT for each applicable period is equal to the lesser of: (a) the sum of (1) 0.5% of the historical cost of transferred real estate assets, if any, as defined in the applicable business management agreement, plus (2) 0.7% of the average invested capital (exclusive of the transferred real estate assets), as defined in the applicable business management agreement, up to $250,000, plus (3) 0.5% of the average invested capital exceeding $250,000; and (b) the sum of (1) 0.7% of the average market capitalization, as defined in the applicable business management agreement, up to $250,000, plus (2) 0.5% of the average market capitalization exceeding $250,000. The foregoing base business management fees are paid monthly in arrears, based on the Managed REIT's monthly average historical costs of assets under management and average market capitalization during the month. A Managed REIT's historical cost of assets under management includes the real estate it owns and its consolidated assets invested directly or indirectly in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves. A Managed REIT's historical cost of assets under management does not include the cost of shares it owns of another company managed by RMR. A Managed REIT's average total market capitalization includes the average value of the Managed REIT's outstanding common equity value during the period, plus the daily weighted average of the aggregate liquidation preference of preferred shares and the principal amount of consolidated indebtedness. Amounts presented in this table exclude reductions for the amortization of liabilities recorded by the Managed REITs in connection with their acquisitions of shares of RMR INC in 2015. For RIF, advisor fees are equal to an annual rate of 0.85% of RIF's average daily managed assets.

(10)
For the Managed REITs, the incentive business management fees are contingent performance based fees payable to RMR LLC following the year in which it was earned. The incentive fees are calculated for each Managed REIT as 12.0% of the product of (a) the equity market capitalization of the Managed REIT, as defined in the applicable business management agreement, and (b) the amount, expressed as a percentage, by which the Managed REIT's total return per share, as defined in the applicable business management agreement, exceeded the benchmark total return per share, as defined in the applicable business management agreement, of a specified REIT index identified in the applicable business management agreement for the measurement period, subject to caps on the values of the incentive fees. The measurement period for the annual incentive fee in respect of calendar year 2015 was the two year period that ended on December 31, 2015 and, for calendar years thereafter, is the three year period ended on December 31 of each calendar year. HPT paid incentive management fees in January 2017 and 2016 for the years 2016 and 2015, respectively, and these amounts are included in the above table. RIF does not pay an incentive fee.

(11)
For the Managed REITs, the property management agreements with RMR LLC provide that the annual amount of the property management fees to be paid to RMR LLC by a Managed REIT for each applicable period is equal to 3.0% of gross collected rents for property management services, and for construction supervision in connection with certain construction activities undertaken at the managed properties 5.0% of the cost of such construction. Property Management Fees in this table represent the aggregate amounts recognized for the three years ended December 31, 2016, and exclude reductions for the amortization of liabilities recorded under GAAP by the Managed REITS in connection with their acquisition of shares of RMR INC in 2015.

(12)
Reimbursements relate to operating expenses incurred by RMR or its affiliates on behalf of the Managed REITs and each Managed REIT's and RIF's pro rata share of internal audit costs.

(13)
Represents the aggregate amount of equity compensation expense recognized by each of the Managed REITs for share grants to employees of RMR LLC for the three years ended December 31, 2016. RMR LLC did not receive these shares. Because these share grants were awarded to employees of RMR LLC, they may be considered similar to compensation or reimbursements paid to RMR LLC.

Our Manager and our Management Agreement

Table III set forth below presents certain operating results for each of the three years in the period ended December 31, 2016 for the four Managed REITs and RIF.

Table III
RMR
Operating Results of Prior Programs
(dollars in thousands)

	HPT			SNH			SIR			GOV			RIF
	Year Ended December 31,			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,
	2014	2015	2016	2014	2015	2016	2014	2015	2016	2014	2015	2016	2014	2015	2016

Operating information
Total revenues	$1,736,322	$1,921,904	$2,047,211	$844,887	$998,773	$1,058,022	$222,680	$428,365	$462,007	$251,031	$248,549	$258,180	$—	$—	$—
Total expenses	1,397,152	1,585,969	1,660,352	553,498	685,239	754,939	104,082	250,165	263,990	179,502	182,580	191,503	3,031	3,155	3,350
Operating income (loss)	339,170	335,935	386,859	291,389	313,534	303,083	118,598	178,200	198,017	71,529	65,969	66,677	(3,031)	(3,155)	(3,350)
Dividend, interest and other income	77	2,684	2,275	425	3,152	2,538	—	1,666	1,268	69	825	1,129	10,437	10,000	9,626
Interest expense	(139,486)	(144,898)	(161,913)	(135,114)	(150,881)	(167,574)	(12,974)	(73,885)	(82,620)	(28,048)	(37,008)	(45,060)	(672)	(700)	(1,004)
Other (expense) income(1)	(855)	(36,773)	(228)	(12)	(40,331)	(526)	243	(30,562)	—	(1,360)	(257,776)	190	—	—	—
Income tax expense	(1,945)	(1,566)	(4,020)	(576)	(574)	(424)	(175)	(515)	(448)	(117)	(86)	(101)	—	—	—
Equity in earnings of investees	94	21	137	87	20	137	87	20	137	10,963	18,640	35,518	—	—	—
Income (loss) from discontinued operations	—	—	—	1,362	(350)	—	—	—	—	3,498	(525)	(589)	—	—	—
Loss on asset impairment from discontinued operations	—	—	—	(4,377)	(602)	—	—	—	—	—	—	—	—	—	—
Gain on sale of property	130	11,015	—	5,453	—	4,061	116	—	—	—	—	79	—	—	—
Net income (loss)	197,185	166,418	223,110	158,637	123,968	141,295	105,895	74,924	116,354	56,534	(209,961)	57,843	6,734	6,145	5,272
Net income allocated to noncontrolling interest	—	—	—	—	—	—	—	(176)	(33)	—	—	—	—	—	—
Preferred distributions	(20,664)	(20,664)	(20,664)	—	—	—	—	—	—	—	—	—	(240)	(296)	(333)
Net income (loss) attributed to REIT / available for common shareholders	$176,521	$145,754	$202,446	$158,637	$123,968	$141,295	$105,895	$74,748	$116,321	$56,534	$(209,961)	$57,843	$6,494	$5,849	$4,939
Balance Sheet information
Total real estate properties (before depreciation)	$7,656,193	$8,261,772	$8,715,721	$6,222,360	$7,456,940	$7,730,523	$1,866,843	$4,119,668	$4,142,420	$1,682,480	$1,696,132	$1,888,760	—	—	—
Total real estate properties (net of depreciation)	$5,674,160	$6,044,637	$6,203,265	$5,249,155	$6,309,400	$6,402,512	$1,772,510	$3,954,889	$3,899,792	$1,462,689	$1,440,253	$1,591,956	—	—	—
Total assets	$5,967,127	$6,394,797	$6,634,228	$5,941,930	$7,160,090	$7,227,754	$1,992,027	$4,684,345	$4,639,682	$2,419,908	$2,168,510	$2,385,066	$269,668	$257,093	$272,779
Total indebtedness	$2,823,178	$3,274,673	$3,163,807	$2,774,365	$3,479,136	$3,714,465	$444,612	$2,363,607	$2,351,316	$1,077,410	$1,145,598	$1,381,852	$60,000	$60,000	$60,000
Total liabilities	$2,976,974	$3,582,715	$3,504,839	$2,989,523	$3,800,330	$4,028,349	$511,580	$2,587,385	$2,565,720	$1,122,459	$1,211,859	$1,450,062	$60,370	$60,363	$60,668
Total shareholders' equity	$2,990,153	$2,812,082	$3,129,389	$2,952,407	$3,359,760	$3,199,405	$1,480,447	$2,096,960	$2,073,962	$1,297,449	$956,651	$935,004	$209,298	$196,730	$212,111
Cash Flow information
Provided by operating activities	$461,745	$530,893	$532,520	$350,901	$405,521	$426,807	$136,743	$227,773	$232,559	$130,725	$115,357	$124,258	$10,358	$10,377	$10,431
Used in investing activities	$(280,890)	$(653,839)	$(454,356)	$(1,264,024)	$(1,213,095)	$(292,869)	$(226,089)	$(1,700,969)	$(26,908)	$(748,759)	$(66,602)	$(215,157)	—	—	—
(Used in) provided by financing activities	$(191,521)	$124,794	$(80,950)	$901,484	$817,636	$(139,845)	$82,825	$1,477,568	$(201,400)	$624,162	$(53,761)	$112,055	$(10,339)	$(10,396)	$(10,431)

Our Manager and our Management Agreement

	HPT			SNH			SIR			GOV			RIF
	Year Ended December 31,			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,
	2014	2015	2016	2014	2015	2016	2014	2015	2016	2014	2015	2016	2014	2015	2016

Other information
Distribution Data per $1,000 invested
Cash Distributions to investors	$72.14	$70.56	$77.63	$70.18	$76.44	$105.12	$71.05	$89.46	$101.92	$69.22	$80.33	$108.38	$78.06	$63.40	$68.46
Source (on GAAP basis)
Investment income	$72.14	$64.51	$72.84	$37.89	$39.90	$62.37	$70.09	$89.46	$64.64	$40.19	$50.51	$69.14	$78.06	$63.40	$68.46
Return of capital	—	$6.05	$4.79	$32.29	$36.54	$42.75	$0.96	—	$37.28	$29.03	$29.82	$39.24	—	—	—
Source (on Cash basis)
Sales	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Operations	$72.14	$64.51	$72.84	$37.89	$39.90	$62.37	$70.09	$89.46	$64.64	$40.19	$50.51	$69.14	$78.06	$63.40	$68.46
Return of capital	—	$6.05	$4.79	$32.29	$36.54	$42.75	$0.96	—	$37.28	$29.03	$29.82	$39.24	—	—	—
FFO and Normalized FFO Reconciliation to GAAP Net Income
Net income (loss) attributed to REIT / available for common shareholders	$176,521	$145,754	$202,446	$158,637	$123,968	$141,295	$105,895	$74,748	$116,321	$56,534	$(209,961)	$57,843	—	—	—
Depreciation and amortization expense	315,878	329,776	357,342	185,391	257,783	287,831	41,054	122,906	133,762	66,593	68,696	73,153	—	—	—
FFO (net of net income) allocated to noncontrolling interest	—	—	—	—	—	—	—	(260)	(44)	—	—	—	—	—	—
FFO attributable to SIR investment	—	—	—	—	—	—	—	—	—	24,677	56,105	71,227	—	—	—
Equity in earnings of SIR	—	—	—	—	—	—	—	—	—	(10,876)	(18,620)	(35,381)	—	—	—
Gain on sale of property	(130)	(11,015)	—	(5,453)	—	(4,061)	(116)	—	—	(774)	—	(79)	—	—	—
Impairment of assets	—	—	—	4,367	796	18,674	—	—	5,484	(328)	—	—	—	—	—
FFO(2)	$492,269	$464,515	$559,788	$342,942	$382,547	$443,739	$146,833	$197,394	$255,523	$135,826	$(103,780)	$166,763	—	—	—
Acquisition and certain other transaction related costs	239	2,375	1,367	4,607	6,853	2,085	7,348	21,987	306	1,344	811	1,191	—	—	—
Other expense (income)(1)	855	36,773	228	12	40,331	526	(243)	30,562	—	1,307	257,776	(102)	—	—	—
Other Normalized FFO adjustments(3)	—	—	—	—	—	—	—	(62)	—	2,274	13,907	(2)	—	—	—
Normalized FFO(4)	$493,363	$503,663	$561,383	$347,561	$429,731	$446,350	$153,938	$249,881	$255,829	$140,751	$168,714	$167,850	—	—	—

(1)
Other (expense) income includes (i) a non-cash loss recognized by each REIT recorded on the distribution of shares of class A common stock of RMR INC to REIT shareholders as a result of the closing price of RMR INC's shares being lower than the carrying amount per share on the distribution date, (ii) loss on early extinguishment of debt recorded by each REIT, if any, (iii) GOV's losses on issuance of shares by SIR during 2015 and 2014 at prices below GOV's then per share carrying value of its SIR common shares and (iv) GOV's loss on impairment of SIR investment in 2015 to reduce the carrying value of its SIR investment to its estimated fair value.

(2)
Represents funds from operations, or FFO, as defined by The National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income, computed in accordance with GAAP, plus real estate depreciation and amortization.

(3)
Other Normalized FFO adjustments include (i) GOV's Normalized FFO attributable to investment in SIR (net of FFO attributable to investment in SIR), (ii) GOV's loss (gain) on issuance of shares by SIR and (iii) SIR's Normalized FFO from noncontrolling interest (net of FFO).

(4)
Our calculation of Normalized FFO as set forth in this table differs from NAREIT's definition of FFO because (i) we include the difference between FFO and Normalized FFO attributable to GOV's equity investment in SIR and (ii) we exclude acquisition and certain other transaction related costs such as legal and professional fees associated with our acquisition and disposition activities and gains and losses on early extinguishment of debt, if any, losses on impairment of investments, if any, gains and losses on issuances of shares, if any, and Normalized FFO from noncontrolling interest, net of FFO, if any.

Certain relationships and related person transactions

Our relationship with our Manager, RMR and other entities managed by RMR

We do not expect to have any employees or to have administrative offices separate from our Manager. Upon the completion of this Offering, we will enter into our Management Agreement, which will provide for the day to day management of our operations. Services that might be provided to us by employees will be provided to us by employees of our Manager or of RMR LLC. For a description of our relationship with our Manager and RMR, including as a result of our Management Agreement, see "Our Manager and our Management Agreement".

We are currently a subsidiary of our Manager. Our Manager is owned by RMR LLC, which is the majority owned operating subsidiary of RMR INC, a holding company listed on the Nasdaq. RMR INC is controlled by our Managing Trustees. One of our Managing Trustees, Mr. Adam Portnoy, is a managing director, president and chief executive officer and controlling shareholder of RMR INC and an officer of RMR LLC. Our other Managing Trustee, Mr. Barry Portnoy, is a managing director, officer and controlling shareholder of RMR INC and an officer of RMR LLC. At least one of our Managing Trustees is a managing director or managing trustee of the other entities to which RMR provides management services. Each of our executive officers also is an officer and employee of our Manager or RMR LLC, and some of our executive officers are also officers of other entities to which RMR provides management services.

Our Manager is making significant financial commitments to us in connection with this Offering, as follows:

➤
First, our Manager will pay all of the initial organizational costs related to our formation and the costs of this Offering, including underwriting discounts and commissions. These costs are estimated to be approximately $              million. As a result, investors in this Offering will not experience dilution from the cost of this capital raise, and our net proceeds of this Offering are expected to equal the public offering price of our Shares.

➤
Second, our Manager plans to acquire in a private placement that closes concurrently with the completion of this Offering, at the same price per Share as the initial public offering price in this Offering, a number of our Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement, but no less than          Shares.

Under our Management Agreement, we and our Manager will agree that for so long as our Manager is managing us, neither our Manager nor any of its affiliates, including RMR, will sponsor or manage any other publicly owned REIT that invests primarily in first mortgage loans secured by middle market and transitional CRE located in the United States, unless such activity is approved by our Independent Trustees. Our Manager currently originates and manages certain real estate mortgage investments for a group of related credit funds and manages certain real estate and mortgage investments for a union sponsored pension plan which combined, as of June 30, 2017, represented approximately $149.6 million in assets under management. Our Manager also has had discussions with other institutional investors about originating and managing real estate mortgage investments for them, and our Manager may undertake such activities for private investors in the future. Also, our Manager and certain of its affiliates regularly provide mortgage brokerage services, originating and arranging CRE loans between borrowers and other lenders. RMR and its affiliates currently provide management services to the Managed REITs and other real estate related operating companies. None of these business arrangements has included, and we expect that no such future business arrangements undertaken by our Manager, RMR or their affiliates will include, an exclusive or priority services covenant which would prohibit our Manager from providing services to us under our Management

Certain relationships and related person transactions

Agreement, would prohibit RMR from managing other REITs or real estate related operating companies or would require that our Manager or RMR provide current or future clients a priority opportunity to make any investment or to make co-investments with us or another entity managed by RMR or its affiliates. Similarly, neither our Management Agreement nor our Manager's shared services agreement with RMR will prohibit our Manager or RMR and its affiliates from competing or providing services to other persons, funds or entities that may compete with us.

Because our Manager, RMR and their affiliates will not be prohibited from competing with us in all circumstances and RMR provides management services to other companies, conflicts of interest exist with regard to the allocation of investment opportunities and for the time and attention of our Manager, RMR and their personnel. Our Management Agreement will acknowledge these conflicts of interest and, in that agreement, we will agree that our Manager, RMR and their affiliates may resolve such conflicts in good faith in their fair and reasonable discretion. In the case of such a conflict, our Manager, RMR and their affiliates will endeavor to allocate such investment opportunities in a fair and reasonable manner, taking into account such factors as they deem appropriate. Such factors may include, without limitation, some or all of the following factors with respect to each relevant entity:

➤
investment objectives, strategy and criteria;

➤
cash requirements;

➤
effect of the investment on the diversification of the real estate portfolio, including by geography, size of investment, type of investment and risk of investment;

➤
leverage policy and the availability of financing for the investment by each entity;

➤
anticipated cash flow of the asset to be acquired;

➤
income tax effects of the investment;

➤
the size of the investment;

➤
the amount of funding available;

➤
cost of capital;

➤
risk return profiles;

➤
targeted distribution rates;

➤
anticipated future opportunities for suitable investments; and

➤
the expected holding period of the investment.

Our Manager has broad discretion in making these determinations, and is not required to take any of these factors into account or to assign greater, lesser or equal importance to any of these factors. Our Manager is also not limited in the factors that it may consider in making these determinations to those set forth above, and may take into account such other matters as it may, in its discretion, consider appropriate from time to time.

In addition to the conflicts of interest which may arise from the allocation of investment opportunities and resources, current and future business activities by and investments of our Manager, RMR, entities to which they provide management services or their affiliates may create conflicts of interest as a result of related person transactions. For example, our Manager may determine to offer us and one or more other entities also managed by our Manager or RMR opportunities to co-invest in CRE loans. Similarly, the Managed REITs and the real estate related operating businesses managed by RMR have in the past assumed or placed mortgage financing on some of the real estate they own and may

Certain relationships and related person transactions

consider doing so in the future, and we may be offered opportunities to provide CRE loan financing to other entities managed by our Manager or its affiliates. These activities may give rise to conflicts of interest. Whenever a co-investment opportunity or other potential transaction between us and any other entity to which our Manager or its affiliates provides management services arises, such investment or transaction will not be made unless it is approved by our disinterested Independent Trustees in accordance with policies established by our Board of Trustees, as described below.

In recognition of the fact that the directors, trustees, officers, employees or agents of our Manager, its affiliates other entities to which our Manager or any of its affiliates provides management services or any affiliate of any of the foregoing persons, collectively referred to as Manager Related Persons, may serve as our Trustees or officers, and that Manager Related Persons may engage in other activities or lines of business similar to those in which we engage, under our Declaration of Trust, if a Manager Related Person who also serves as one of our Trustees or officers acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the maximum extent permitted by Maryland law (i) a Manager Related Person who also serves as one of our Trustees or officers is not required to present, communicate or offer any business opportunity to us and (ii) Manager Related Persons who serve as our Trustees or officers, on their own behalf and on behalf of any Manager Related Person, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us. Our Declaration of Trust also provides that none of the foregoing actions will be deemed to breach the concerned individual's duties or impair his or her powers as our Trustee or officer.

Purchase of Shares by our Manager

As noted above, concurrently with the completion of this Offering and pursuant to a private placement purchase agreement, we will sell to our Manager in a separate private placement, at the same price per Share paid by public investors in this Offering, Shares representing an aggregate investment of at least $              million. Depending on the number of Shares purchased in this Offering, our Manager may purchase up to a total of $              million in Shares in this private placement at the same price per Share paid by public investors in this Offering. Pursuant to the private placement purchase agreement, our Manager will receive demand and piggyback registration rights, subject to certain limitations, covering the Shares owned by it. We plan to use the proceeds of this Offering and the concurrent private placement in accordance with our objectives and strategies described in this prospectus.

Management Agreement

Effective upon the completion of this Offering, we will enter into our Management Agreement, pursuant to which our Manager will implement our business strategies subject to the oversight of our Board of Trustees. Our Management Agreement will require us to pay our Manager base management and incentive fees and to reimburse it for various expenses. The initial term of our Management Agreement will end on December 31, 2020. Our Management Agreement will automatically renew for successive one year terms beginning January 1, 2021 and each January 1 thereafter, unless it is sooner terminated. See "Our Manager and our Management Agreement—Our Management Agreement".

Indemnification agreements

Prior to the closing of this Offering, we will enter into indemnification agreements with our Trustees and officers providing procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or

Certain relationships and related person transactions

proceedings arising from service to us. We may also maintain directors' and officers' liability insurance for our Trustees and officers. See "Material provisions of Maryland law and of our Declaration of Trust and Bylaws—Liability and indemnification of Trustees and officers and others".

Policies and procedures concerning conflicts of interest and related person transactions

We have adopted a Code of Conduct, effective upon the completion of this Offering, the provisions of which are intended to help us identify and adequately address or mitigate actual or alleged conflicts of interest. This Code of Conduct and our Governance Guidelines will address review and approval of activities, interests or relationships that conflict with, or appear to conflict with, our interests, including related person transactions. Persons subject to our Code of Conduct and Governance Guidelines will be under a continuing obligation to disclose any such conflicts of interest and may pursue a transaction or relationship which involves such conflicts of interest only if the transaction or relationship has been approved as follows:

➤
In the case of our executive officers or Trustees, such person must seek approval from our disinterested Trustees for investments, related person transactions (involving a direct or indirect material interest) and other transactions or relationships which such person would like to pursue and which may otherwise constitute a conflict of interest or other action falling outside the scope of permissible activities under our Code of Conduct or Governance Guidelines. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board of Trustees and the affirmative vote of a majority of our Independent Trustees. In determining whether to approve or ratify a transaction, our Board of Trustees, disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with applicable provisions of our Declaration of Trust, shall consider all of the relevant facts and circumstances.

➤
In the case of our Manager's or RMR LLC's employees (other than our Trustees and executive officers) subject to our Code of Conduct, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

The following is a summary of provisions of our Declaration of Trust that will be in effect upon the completion of this Offering, affecting certain transactions with related persons. Although it is a summary of the material terms, it does not contain all the information that may be important to you. If you would like more information, you should read the form of our Declaration of Trust which will be in effect upon completion of this Offering, which has been filed as an exhibit to the registration statement of which this prospectus is a part. Under our Declaration of Trust:

➤
Each of our Trustees, officers, employees or agents may be interested as a trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any person who may be engaged to render advice or services or provide goods to us, and may receive compensation from such person or compensation from us in that capacity, as well as compensation from us as a Trustee, officer, employee or agent or otherwise.

➤
We may enter into any contract or transaction of any kind, whether or not our Manager, any of its affiliates or any of our Trustees, officers, employees or agents or any person affiliated with any of them has a financial interest in such contract or transaction, with any person, including our Manager, any of its affiliates or any of our Trustees, officers, employees or agents or any person related to or affiliated with any of them or in which any of them has a material financial interest.

Certain relationships and related person transactions

➤
To the extent permitted by Maryland law, a contract or other transaction between us and any of our Trustees or officers, between us and any person in which any of our Trustees or officers is a director, trustee, general partner or officer or has a material financial interest, or between us and our Manager or any of its affiliates, any person to which our Manager or any of its affiliates provides management services or any person in which our Manager, any of its affiliates or any person to which our Manager or any of its affiliates provides management services has a material financial interest, shall not be void or voidable if:

  ➤
  the fact of such other director, trustee, general partner or officer position or interest is disclosed to or known by our Board of Trustees or a committee thereof, and our Board of Trustees or such committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum, or, if there are no disinterested Trustees, then the approval shall be by majority vote of our entire Board of Trustees and by majority vote of our Independent Trustees; or

  ➤
  the fact of such other director, trustee, general partner or officer position or interest is disclosed to or known by our shareholders entitled to vote on the matter, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by our shareholders entitled to vote on the matter, other than the votes of shares of beneficial interest of the Trust owned of record or beneficially by the interested Trustee, officer, corporation, trust, firm, or other person; or

  ➤
  the contract or other transaction is fair and reasonable to us.

    The failure of any such contract or other transaction to satisfy the criteria set forth above will not create any presumption that such contract or other transaction is void, voidable or otherwise invalid, and any such contract or other transaction will be valid to the maximum extent permitted by Maryland law. The presence of, or a vote cast by, a common or interested Trustee does not affect the validity of any action taken as described above if the contract or other transaction is otherwise authorized, approved or ratified as provided above.

Our Declaration of Trust specifically permits our Manager, RMR, other persons to which RMR provides management services and our and their trustees, directors, officers, employees and agents to engage in other activities or lines of business that compete with or are similar to those in which we engage. See "Material provisions of Maryland law and of our Declaration of Trust and Bylaws—Business opportunities".

Principal shareholders

The following table sets forth certain information regarding the beneficial ownership of our Shares (which currently constitute and immediately following completion of this Offering will constitute the only class of our outstanding shares of beneficial interest) by (a) each person who beneficially owns, directly or indirectly, more than 5% of the outstanding Shares, (b) each of our Trustees and executive officers and (c) all of our Trustees and executive officers as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Shares shown to be beneficially owned by such person or entity, subject to the matters set forth in the notes to the table below. The business address of the shareholders listed is c/o Tremont Mortgage Trust, Two Newton Place, 255 Washington Street, Newton, Massachusetts 02458.

	Beneficial Ownership Prior to Completion of this Offering and the Concurrent Private Placement(1)		Beneficial Ownership After this Offering and Concurrent Private Placement(2)

Name and Address	Shares Owned	Percentage	Shares Owned	Percentage

Tremont Realty Advisors LLC	100	100%			%
The RMR Group Inc.(3)	100	100%			%
The RMR Group LLC(3)	100	100%			%
Adam D. Portnoy(3)	100	100%			%
Barry M. Portnoy(3)	100	100%			%
John L. Harrington	—	—	—	—
Joseph L. Morea	—	—	—	—
Jeffrey P. Somers	—	—	—	—
David M. Blackman	—	—	—	—
G. Douglas Lanois	—	—	—	—
Daniel O. Mee	—	—	—	—
Richard C. Gallitto	—	—	—	—
All Trustees, Trustee nominees and executive officers as a group (9 persons)	100	100%			%

(1)
Based on 100 Shares issued and outstanding immediately prior to the completion of this Offering and the concurrent private placement.

(2)
Based on         Shares issued and outstanding immediately after the completion of this Offering and the concurrent private placement. Assumes          Shares are sold in this Offering and no exercise of the underwriters' overallotment option. Our Manager may acquire in the concurrent private placement a number of our Shares that represents up to        % of our Shares outstanding after completion of this Offering and such private placement. Assumes our Manager purchases         Shares in the concurrent private placement and does not include any additional Shares which may be purchased by our Manager in the concurrent private placement.

(3)
None of RMR INC, RMR LLC, Barry M. Portnoy or Adam D. Portnoy owns Shares directly. Tremont Realty Advisors LLC is a direct wholly owned subsidiary of RMR LLC, which is a direct majority owned operating subsidiary of RMR INC, of which Barry M. Portnoy and Adam D. Portnoy are managing directors and controlling shareholders. Barry M. Portnoy and Adam D. Portnoy are also directors of Tremont Realty Advisors LLC. RMR INC, RMR LLC, Barry M. Portnoy and Adam D. Portnoy may be deemed to beneficial own the Shares owned directly by Tremont Realty Advisors LLC. Our Manager may acquire in the concurrent private placement a number of our Shares that represents up to       % of our Shares outstanding after completion of this Offering and such private placement. Assumes our Manager purchases          Shares in the concurrent private placement and does not include any additional Shares which may be purchased by our Manager in such private placement. If our Manager acquires additional Shares in the concurrent private placement, the number and percentage of our Shares beneficially owned by our Manager, RMR LLC, RMR INC, Adam D. Portnoy and Barry M. Portnoy will be greater than that listed.

Description of our Shares

Upon completion of this Offering, we will no longer be a wholly owned subsidiary of our Manager and we will have adopted our Declaration of Trust and Bylaws. The following is a summary description of the material terms of our Shares, based on our Declaration of Trust and Bylaws that will be in effect upon completion of this Offering. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read the forms of our Declaration of Trust and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our Declaration of Trust authorizes us to issue up to             Shares. Immediately following completion of this Offering (assuming no exercise of the underwriters' overallotment option) and the concurrent private placement (assuming our Manager purchases             Shares in the concurrent private placement), we will have              Shares issued and outstanding and no other class or series of our shares of beneficial interest outstanding. However, upon approval by our Board of Trustees, our Declaration of Trust authorizes us to issue             shares of beneficial interest of any class or series, including our Shares.

As permitted by Maryland law applicable to Maryland REITs, or the Maryland REIT Law, our Declaration of Trust also authorizes our Board of Trustees to increase or decrease the number of our authorized Shares, to create new classes or series of shares of beneficial interest of the Trust, or increase or decrease the number of authorized shares thereof, and to classify or reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such class or series of shares of beneficial interest of the Trust. The rights, powers and privileges of our Shares and shareholders (including those described in this prospectus) will be subject to, and may be adversely affected by, the rights of the holders of shares of any new class or series of shares of beneficial interest of the Trust, whether common or preferred, that our Board of Trustees may create, designate or issue in the future.

Our Board of Trustees may take the actions described above without shareholder approval, unless shareholder approval is required by applicable law or the rules of the principal securities exchange on which our securities may be listed. We believe the ability of our Board of Trustees to authorize and issue one or more classes or series of shares of beneficial interest of the Trust with specified rights will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs that may arise. Nonetheless, the unrestricted ability of our Board of Trustees to increase the number of authorized shares of beneficial interest, including Shares, to issue additional Shares and to create and issue other classes and series of shares of beneficial interest of the Trust may have adverse consequences to our shareholders, including possibly diluting the ownership of existing shareholders and making a change in our control difficult to achieve.

Shares

All Shares to be sold in this Offering will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of beneficial interest of the Trust which may be issued in the future and to the provisions of the Declaration of

Description of our Shares

Trust regarding the restriction on the transfer and ownership of Shares, holders of Shares are entitled to the following:

➤
to receive distributions on their Shares if, as and when authorized by our Board of Trustees and declared by us out of assets available for distribution (as determined by our Board of Trustees in its sole discretion); and

➤
to share ratably in our assets available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities.

Under our Declaration of Trust, subject to the provisions of any class or series of shares of beneficial interest of the Trust which hereafter may be created and are then outstanding, holders of Shares are entitled to vote on the following matters: (a) the election of Trustees and the removal of Trustees for cause; (b) any amendment to our Declaration of Trust, merger, combination or consolidation of us with or into, or sale of all or substantially all our assets to, another entity and our termination, in each case, to the extent shareholder approval is required under the Maryland REIT Law provided that such action has first been approved by two-thirds (2/3) of our Trustees then in office; and (c) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the holders of Shares for approval or ratification. Shareholders will also be entitled to vote on such matters as may be required by our Declaration of Trust, Bylaws or applicable law. Provisions of our Declaration of Trust regarding the restriction on the transfer and ownership of our Shares may preclude a shareholder's right to vote in certain circumstances.

For additional information regarding our Shares, see "Material provisions of Maryland law and of our Declaration of Trust and Bylaws—Restrictions on ownership and transfer of Shares".

Stock exchange listing

We have applied to have our Shares approved for listing on the Nasdaq under the symbol "TRMT".

Transfer agent and registrar

The transfer agent and registrar for our Shares will be Wells Fargo Bank, National Association.

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

We were organized as a Maryland REIT that is currently a wholly owned subsidiary of our Manager. The following is a summary of our Declaration of Trust and Bylaws that will be in effect upon completion of this Offering, and material provisions of the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read the forms of our Declaration of Trust and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, or refer to the provisions of the Maryland REIT Law. By purchasing our Shares, you will have agreed to the provisions set forth in our Declaration of Trust and our Bylaws, as they may be amended from time to time in accordance with the terms thereof.

Restrictions on ownership and transfer of Shares

Our Declaration of Trust restricts the number and value of our shares of beneficial interest that our shareholders may own. These restrictions are intended to, among other purposes, assist us with REIT compliance under the IRC and otherwise to promote our orderly governance.

Our Declaration of Trust prohibits any person from owning, being deemed to own by virtue of the attribution provisions of the IRC, or beneficially owning under Rule 13d-3 under the Exchange Act, more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares of beneficial interest, including our Shares. Our Board of Trustees may from time to time increase this ownership limit for one or more persons and decrease the ownership limit for other persons, subject to limitations contained in our Declaration of Trust. Our Declaration of Trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us failing to qualify for taxation as a REIT.

These restrictions do not apply to our Manager, RMR, any company to which RMR provides management services or any of their affiliates so long as such ownership does not adversely affect our qualification for taxation as a REIT under the IRC. If our Manager acquires and retains an ownership stake in us above 9.8%, then our Board of Trustees in the future may determine that it is appropriate to reduce the ownership limit applicable to ownership of our shares by others to below 9.8% in order to assist us in qualifying for taxation as a REIT. Under such circumstances if the ownership limit is not reduced to an appropriate level on a timely basis, it is possible that certain purchasers, acquirors, or other holders of our Shares may, if their ownership would result in our failing to qualify for taxation as a REIT, have certain of their Shares transferred to a Charitable Trust (as defined below) even if their ownership in our Shares was in an amount below the ownership limit applicable at the time.

Our Board of Trustees, in its sole discretion, may exempt other persons, prospectively or retroactively, from these ownership limitations, so long as our Board of Trustees determines, among other things, that it is in our best interests. Our Board of Trustees may not grant an exemption if the exemption would result in our failing to qualify for taxation as a REIT. In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

➤
the general reputation and moral character of the person requesting the exemption;

➤
whether the person's ownership of shares would be direct or through ownership attribution;

➤
whether the person's ownership of shares would interfere with the conduct of our business, including without limitation, our ability to make additional investments;

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

➤
whether granting an exemption would adversely affect any of our existing contractual arrangements or the execution of our strategies or business policies;

➤
whether the person to whom the exemption would apply has been approved as an owner of us by all regulatory or other governmental authorities with jurisdiction over us; and

➤
whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way that our Board of Trustees, in its sole discretion, considers adverse to our best interests or those of our shareholders.

In addition, our Board of Trustees may require such rulings from the IRS, opinions of counsel, representations, undertakings or agreements it deems advisable in order to make the foregoing decisions.

If a person attempts a transfer of our shares of beneficial interest in violation of the ownership limitations described above, (a) that number of shares which would cause the violation are automatically transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) such attempted transfer shall be void ab initio. The prohibited owner will generally:

➤
have no rights in the shares held in the Charitable Trust;

➤
not benefit economically from ownership of any shares held in the Charitable Trust (except to the extent provided below upon sale of the shares);

➤
have no rights to distributions with respect to shares held in the Charitable Trust;

➤
not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust; and

➤
have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares held in the Charitable Trust.

Unless otherwise directed by our Board of Trustees, as soon as reasonably practicable after receiving notice from us that shares have been transferred to the Charitable Trust (and no later than 20 days after receiving notice if our shares are then listed or admitted to trade on any national securities exchange), the trustee of the Charitable Trust will sell such shares (together with the right to receive distributions with respect to such shares) to a person designated by the trustee of the Charitable Trust, whose ownership of the shares will not violate the ownership limitations set forth in our Declaration of Trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the Charitable Trust as follows:

The prohibited owner will receive the lesser of:

➤
the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, in each case, reduced by any amounts previously received by the prohibited owner in connection with prior extraordinary dividends or other distributions; and

➤
the sales proceeds received by the trustee of the Charitable Trust (net of any commissions and other expenses of the trustee of the Charitable Trust) from the sale or other disposition of the shares held in the Charitable Trust.

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

The trustee of the Charitable Trust may reduce the amount payable to the prohibited owner by the amount of ordinary dividends or other distributions which have been paid to the prohibited owner and is owed by the prohibited owner to the trustee of the Charitable Trust. Any net sales proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the Charitable Trust and us. Any extraordinary dividends received by the trustee of the Charitable Trust shall be treated in a similar way as sales proceeds.

If a prohibited owner sells shares that are deemed to have been transferred to the Charitable Trust, then:

➤
those shares will be deemed to have been sold on behalf of the Charitable Trust; and

➤
to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

➤
the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price per share on the day of the event causing the shares to become held by the Charitable Trust; and

➤
the market price per share on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed similar to any other sale by a trustee of the Charitable Trust. Our Board of Trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the trustee of the Charitable Trust or the beneficiary of the Charitable Trust may have under our Declaration of Trust, including retroactively granting an exemption to a prohibited owner, except that our Board of Trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the trustee of the Charitable Trust. The trustee of the Charitable Trust will be indemnified by us or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Declaration of Trust and is entitled to receive reasonable compensation for services provided.

Costs, expenses and compensation payable to the trustee of the Charitable Trust may be funded from the Charitable Trust or by us. Before any sales proceeds may be distributed to a prohibited owner, we will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the trustee of the Charitable Trust) from the Charitable Trust for any such amounts funded by us and for any indemnification provided to the trustee of the Charitable Trust by us.

In addition, costs and expenses incurred by us in the process of enforcing the ownership limitations set forth in our Declaration of Trust, in addition to reimbursement of costs, expenses and compensation of the trustee of the Charitable Trust which have been funded by us, may be collected from the Charitable Trust before any sale proceeds are distributed to a prohibited owner.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our Declaration of Trust provides, however, that the fact that the settlement of any transaction occurs

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

Every person who owns, is deemed to own by virtue of the attribution rules of the IRC or is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act 5% or more of any class or series of our shares outstanding at the time of the determination is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after a request from us, stating the name and address of the legal and beneficial owner(s), the number of shares of each class and series of our shares of beneficial interest which the owner beneficially owns, and a description of the manner in which those shares are held. If the IRC or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to comply or determine our compliance with the requirements of any taxing authority or other government authority and to determine and ensure compliance with the foregoing ownership limitations.

All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

Trustees

Our Declaration of Trust provides for our business and affairs to be managed under the direction of our Board of Trustees. As of the completion of this Offering, we will have five Trustees. Our Board of Trustees has the exclusive power to increase the number of Trustees or decrease the number of Trustees, subject to the express voting powers of any class or series of shares of beneficial interest of the Trust which hereafter may be created are then outstanding.

Under our Declaration of Trust, a Trustee must be 21 years of age, not under legal disability, not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee, as applicable. An "Independent Trustee" is one who is not an employee of our Manager or its parent, who is not involved in our day to day activities and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange upon which our Shares are listed for trading and the SEC, as those requirements may be amended from time to time. A "Managing Trustee" is one who has been an employee, officer or director of our Manager or its parent or involved in our day to day activities for at least one year prior to his or her election as a Trustee. Our Board of Trustees may establish different or additional qualifications for our Independent Trustees or Managing Trustees. A majority of our Trustees holding office must at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of our Trustees, at any time, is set at less than five, at least one Trustee shall be a Managing Trustee. So long as the number of our Trustees is five or greater, at least two Trustees must be Managing Trustees, except for temporary periods due to vacancies.

Our Declaration of Trust divides our Board of Trustees into three classes. The initial term of the Trustees who are members of Class I will continue until our first annual meeting held after the closing of this Offering and until their successors are elected and qualified, the initial term of the Trustees who are members of Class II will continue until our second annual meeting held after the closing of this Offering and until their successors are elected and qualified, and the initial term of the Class III Trustee will continue until our third annual meeting held after the closing of this Offering and until their successors are elected and qualified. Our shareholders are entitled to elect only one class of Trustees each year. At each annual meeting, shareholders are entitled to elect the successors of the class

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

of Trustees whose term continues until that meeting for a term continuing until our annual meeting of shareholders held in the third year following the year of their election and until their successors are elected and qualified. The Trustees may, without shareholder approval, reassign Trustees from one class to another at any time and from time to time. We believe that classification of our Board of Trustees will help to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of a majority of the incumbent Trustees more time consuming and difficult. At least two annual meetings of our shareholders will generally be required to effect a change in a majority of our Board of Trustees. Our Manager's ownership of a significant number of Shares may impact whether such a change occurs.

Except as otherwise provided by a provision of our Bylaws approved by our Board of Trustees, subject to the provisions of any class or series of shares of beneficial interest of the Trust which hereafter may be created and are then outstanding, a plurality of all the votes cast by our shareholders entitled to vote in the election of Trustees at a meeting of our shareholders duly called and at which a quorum is present is required to elect a Trustee. In case of failure to elect any Trustee at an annual meeting of our shareholders, the incumbent Trustee who was up for election at that meeting may hold over and continue to serve as a Trustee for the full term of the trusteeship in which he or she was nominated and until the election and qualification of his or her successor. There will be no cumulative voting in the election of our Trustees.

Subject to the provisions of any class or series of shares of beneficial interest of the Trust which hereafter may be created and are then outstanding, any vacancy as a result of any reason, including, without limitation, a vacancy caused by the death, resignation, retirement, removal or incapacity of any Trustee or resulting from an increase in the number of Trustees, may be filled only by the affirmative vote of a majority of the Trustees then remaining in office, even if the remaining Trustees do not constitute a quorum or are less than three, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until the election and qualification of his or her successor. Our Declaration of Trust provides that a Trustee may be removed only for cause, at a properly called meeting of our shareholders, by the affirmative vote of holders of not less than two-thirds (2/3) of the outstanding shares of each class or classes of shares of beneficial interest of the Trust entitled to be cast in the election of such Trustee. If our Manager has and retains a significant ownership stake in us, it may not be possible to remove our Trustees unless our Manager votes in favor of such removal.

Advance notice of Trustee nominations and new business

Annual Meetings of Shareholders.    Our Bylaws provide that nominations of individuals for election as Trustees and proposals of other business to be considered at an annual meeting of our shareholders may be made only in our notice of the meeting, by or at the direction of our Trustees or by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures, ownership and other requirements set forth in our Declaration of Trust and Bylaws.

Under our Bylaws, a written notice of nominations of individuals for election as Trustees or other matters to be considered at an annual meeting of our shareholders by one or more of our shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m., Eastern time, on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year's annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the original date of the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m., Eastern time, on the 10th day following the earlier of the day on which (a) notice of the annual

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

meeting is mailed or otherwise made available or (b) public announcement of the date of such annual meeting is first made by us; provided, further, however that for the Trust's annual meeting of shareholders to be held in 2018, written notice of nominations of individuals for election as Trustees or other matters to be considered at that annual meeting of our shareholders by one or more of our shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m., Eastern time, on                  nor earlier than             . Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period or extends any time period for the giving of a notice by one or more shareholders.

Our Bylaws set forth procedures and requirements for submission of nominations of individuals for election as Trustees and other proposals by our shareholders for consideration at an annual meeting of our shareholders, including, among other things:

➤
requiring that one or more shareholders desiring to make a nomination or proposal of other business must have continuously owned (as defined in our Bylaws) our shares of beneficial interest entitled to vote in the election of Trustees or on a proposal of such other business, for at least three years (or, if prior to                  , 2020, since                  , 2017) as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate number of shares owned by such shareholder(s) as of each such date and during such three year (or shorter) period representing at least one percent (1%) of our outstanding shares of beneficial interest, hold a certificate evidencing the aggregate requisite number of shares beneficially owned by such shareholder(s) as of the date of the giving of the notice and that the shareholder(s) submit the nomination or proposal to our Secretary in accordance with the requirements of our Bylaws;

➤
providing that the advance notice provisions in our Bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

➤
requiring certain information and documentation be provided regarding any proposed nominee for election as a Trustee by the proposing shareholder(s);

➤
requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

➤
requiring certain information and documentation to be provided as to the proposing shareholder(s) and certain of its(their) affiliates; and

➤
providing that the proposing shareholder(s) is(are) responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder(s) to any request for information will not cure any defect in the notice of the proposing shareholder(s) and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

Special Meetings of Shareholders.    With respect to special meetings of our shareholders, our Declaration of Trust provides that only business brought before the meeting pursuant to our notice of the meeting or by at the direction of our Trustees may be conducted at such meeting. Under our Bylaws, nominations of individuals for election as Trustees may be made at a special meeting of our shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

direction of our Board of Trustees, or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by one or more shareholders wishing to make a nomination who have continuously owned (as defined in our Bylaws) our shares of beneficial interest entitled to vote in the election of Trustees, for at least three years (or, if prior to                   , 2020, since                  , 2017) as of the date of the giving of the notice of the proposed nomination, the record date for determining the shareholders entitled to vote at the meeting and the time of the special meeting, with the aggregate number of shares owned by such shareholder(s) as of each such date and during such three year (or shorter) period representing at least one percent (1%) of our outstanding shares of beneficial interest, hold a certificate evidencing the requisite number of shares beneficially owned by such shareholder as of the date of the giving of the notice and have complied with the advance notice procedures and other requirements set forth in our Bylaws. Under our Bylaws, in the event that our Board of Trustees calls a special meeting of our shareholders for the purpose of electing one or more Trustees, shareholder(s) who meet(s) the requirements set forth in our Bylaws may nominate an individual or individuals (as the case may be) for election as a Trustee if the shareholder(s) provide(s) timely notice, in writing, to our Secretary at our principal executive offices, containing the information and following the procedures required by the advance notice provisions in our Bylaws, as described above for submitting nominations for consideration at an annual meeting of our shareholders. To be timely, such notice must be delivered not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a notice by one or more shareholders.

Meetings of shareholders

Under our Bylaws, annual meetings of our shareholders will be held at a time and place set by our Board of Trustees. Meetings of our shareholders may be called only by a majority of our Board of Trustees.

Action by written consent

Our Declaration of Trust and Bylaws provide that shareholders are not authorized or permitted to take any action by written consent, and actions of our shareholders may only be taken at meeting of our shareholders called in accordance with our Declaration of Trust and Bylaws.

Liability and indemnification of Trustees and officers and others

The Maryland REIT Law permits a REIT formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty by the Trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our Declaration of Trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

➤
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

➤
the director or officer actually received an improper personal benefit in money, property or services; or

➤
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

➤
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

➤
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our Declaration of Trust requires us to indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any present or former Trustee or officer of the Trust, and any individual who, while a present or former Trustee or officer of the Trust and, at our request, serves or has served as a trustee, director, officer, partner, manager, employee or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to, or witness in, the proceedings by reason of his or her present or former service in that capacity. Except with respect to proceedings to enforce rights to indemnification, we are required to indemnify a Trustee or officer as described in this paragraph in connection with a proceeding initiated by him or her against us only if such proceeding was authorized by our Board of Trustees. Under our Declaration of Trust, we are also required to advance expenses to a Trustee or officer, without a preliminary determination of ultimate entitlement to indemnification as provided above for a Maryland corporation. Our Declaration of Trust also permits us, with the approval of our Board of Trustees, to obligate ourselves to indemnify and advance expenses to certain other persons, including, for example, our Manager and its affiliates (including RMR) and any present or former employee, manager or agent of us, our subsidiaries or our Manager or our or their affiliates (including RMR).

Prior to the closing of this Offering, we will also enter into indemnification agreements with our Trustees and officers providing procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from service to us. We may also maintain directors' and officers' liability insurance for our Trustees and officers.

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Trustees, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and our Declaration of Trust, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Bylaws

Our Declaration of Trust and Bylaws provide that our Bylaws may be adopted, amended or repealed only by our Board of Trustees.

Indemnification by our shareholders

Under our Declaration of Trust, to the maximum extent permitted by Maryland law in effect from time to time, each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from a shareholder's breach of or failure to fully comply with any covenant, condition or provision of our Declaration of Trust or Bylaws or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of 18% per annum or the maximum amount permitted by law, from the date such costs or other amounts are incurred until the receipt of payment.

Exclusive forum

Our Declaration of Trust provides that our Bylaws may contain provisions for the forum for any disputes, claims or controversies, including without limitation any derivative action, brought by or on behalf of any current or former record or beneficial owner(s) of our shares of beneficial interest, either on his, her or its own behalf, on behalf of us or on behalf of any class or series of our shares of beneficial interest against us or any of our Trustees, officers, managers, agents or employees and may provide that any such forum may or may not be exclusive or mandatory.

Our Bylaws provide that the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim for breach of a duty owed by any of our Trustees or officers or our Manager or any of its affiliates to us or our shareholders; (c) any action asserting a claim against us or any of our Trustees or officers or our Manager or any of its affiliates arising pursuant to applicable law, our Declaration of Trust or Bylaws brought by or on behalf of a shareholder; or (d) any action asserting a claim against us or any of our Trustees or officers or our Manager or any of its affiliates that is governed by the internal affairs doctrine.

Transactions with affiliates

Our Declaration of Trust allows us to enter into contracts and transactions of any kind with any person, including our Manager, RMR or any of our Trustees, officers, employees or agents or any person related to or affiliated with any of them or in which they have a material financial interest. See "Certain relationships and related person transactions—Policies and procedures concerning conflicts of interest and related person transactions".

Business opportunities

Our Declaration of Trust provides, subject to any express restrictions adopted by our Board of Trustees in our Bylaws or resolutions, that our Manager and its affiliates and our Trustees, officers,

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

employees and agents may, in their personal capacity or otherwise, have business interests and engage in business activities in addition to those relating to us, which interests and activities may be similar to and competitive with ours and may include the origination, acquisition, syndication, holding, management, development, operation or disposition, for their own account, for the account of any person in which any of them has an interest, or for the account of others, including others to which our Manager or its affiliates provides management services, of interests in mortgage, mezzanine or other loans, debt obligations or securities secured by real property or interests in persons directly or indirectly owning real property, interests in persons directly or indirectly owning real property or interests in persons engaged in the real estate business.

In recognition of the fact that Manager Related Persons may serve as our Trustees or officers, and that Manager Related Persons may engage in other activities or lines of business similar to those in which we engage, under our Declaration of Trust, if a Manager Related Person who also serves as one of our Trustees or officers acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the maximum extent permitted by Maryland law (i) a Manager Related Person who also serves as one of our Trustees or officers is not required to present, communicate or offer any business opportunity to us and (ii) Manager Related Persons who serve as our Trustees or officers, on their own behalf and on behalf of any Manager Related Person, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us. Our Declaration of Trust also provides that none of the foregoing actions will be deemed to breach the concerned individual's duties or impair his or her powers as our Trustee or officer.

Quorum and voting by shareholders

Whenever our shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a meeting of our shareholders at which a quorum is present. The presence of persons holding or representing not less than a majority of the total outstanding shares of beneficial interest entitled to vote at such meeting shall constitute a quorum for the transaction of business at the meeting. With respect to matters properly brought before a meeting of our shareholders other than the election of Trustees, except as otherwise required by any applicable law, the listing requirements of the principal stock exchange on which our shares are listed or a specific provision of our Declaration of Trust or Bylaws, a majority of all the votes cast by our shareholders entitled to vote on the matter at the meeting shall be required to approve the matter.

Compliance with governing documents and applicable law

Our Declaration of Trust requires our shareholders (a) to comply with our Declaration of Trust and our Bylaws and (b) to comply, and assist us in complying, with all applicable requirements of federal and state laws, and our contractual obligations which arise by reason of the shareholder's ownership interest in us, and with all other laws or agreements which apply to us or our businesses, assets or operations and which require action or inaction on the part of such shareholder.

Business combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the statute the following persons are deemed to be interested shareholders:

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any person who beneficially owns 10% or more of the voting power of the trust's outstanding voting shares; or

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an affiliate or associate of the REIT who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five year prohibition period has ended, a business combination between a REIT and an interested shareholder generally must be recommended by the Board of Trustees of the REIT and must receive the following shareholder approvals:

➤
the affirmative vote of at least 80% of the votes entitled to be cast; and

➤
the affirmative vote of at least two-thirds (2/3) of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The supermajority vote requirements do not apply if shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the Board of Trustees approved in advance the transaction by which such shareholder otherwise would have become an interested shareholder. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by the Board of Trustees, including the approval of a majority of the members of the Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.

Control share acquisitions

Subtitle 7 of Title 3 of the MGCL, or the Control Share Acquisition Statute, regulates control share acquisitions. The Control Share Acquisition Statute applies to REITs formed under Maryland law like us. The Control Share Acquisition Statute provides that a holder of control shares of a Maryland REIT acquired in a control share acquisition has no voting rights with respect to those shares except to the extent that the acquisition is approved by a vote of two-thirds (2/3) of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares of beneficial interest which, if aggregated with all other shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

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one tenth (1/10) or more but less than one third (1/3);

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one third (1/3) or more but less than a majority; or

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

➤
a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The Control Share Acquisition Statute provides a list of exceptions from the definition of control share acquisition.

A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel a REIT's board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the matter at any meeting of the shareholders.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the REIT may redeem for fair value any or all of the control shares. Fair value is determined as of the date of the last control share acquisition by the acquiror or, if a meeting of shareholders is held at which the voting rights of those shares are considered and not approved, as of the date of the meeting. The right of the REIT to redeem any or all of the control shares is subject to conditions and limitations listed in the statute.

A REIT may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Statute does not apply to the following:

➤
shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction; or

➤
acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the REIT adopted before the acquisition of shares.

Our Bylaws contain a provision exempting any and all acquisitions by any person of our Shares from the Control Share Acquisition Statute. However, this Bylaw provision may be amended or eliminated by our Board of Trustees at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

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a classified board;

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a two-thirds (2/3) vote requirement for removing a trustee;

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a requirement that the number of directors be fixed only by vote of the trustees;

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

➤
a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

➤
a majority requirement for the calling of a special meeting of shareholders.

Through other provisions in our Declaration of Trust unrelated to Subtitle 8, we already (1) have a classified board, (2) require the affirmative vote of the holders of not less than two-thirds (2/3) of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, (3) vest in our Board of Trustees the exclusive power to fix the number of trusteeships, (4) vest in our Board of Trustees the exclusive power to call meetings of our shareholders and (5) require that a vacancy on our Board of Trustees be filled only by the remaining Trustees in office and for the replacement Trustee to serve for the remainder of the full term of the class of Trustees in which the vacancy occurred.

Amendments to our Declaration of Trust

Under the Maryland REIT Law, a REIT generally cannot amend its declaration of trust, unless such action is first approved and declared advisable by the REIT's board of trustees and then approved by the affirmative vote of shareholders holding at least two-thirds (2/3) of all shares entitled to be cast on the matter. The statute allows a REIT's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Under our Declaration of Trust, amendments to our Declaration of Trust may be made if first approved and declared advisable by at least two-thirds (2/3) of our Trustees then in office and, to the extent a shareholder vote is required under the Maryland REIT Law, then approved by the affirmative vote of a majority of the votes entitled to be cast by our shareholders entitled to vote thereon (in the case of the provisions of our Declaration of Trust relating to the classification of our Board of Trustees, the removal of our Trustees and the vote required to amend those provisions, the approval of our shareholders entitled to cast at least two-thirds (2/3) of all the votes entitled to be cast on the matter will be required). Under the Maryland REIT Law, a REIT's declaration of trust may permit its board of trustees by a two-thirds (2/3) vote to amend the REIT's declaration of trust from time to time to qualify as a REIT under the IRC or the Maryland REIT Law without the affirmative vote or written consent of the REIT's shareholders. Our Declaration of Trust permits this type of action by our Board of Trustees. Also as permitted by the Maryland REIT Law, our Declaration of Trust also permits our Board of Trustees to increase or decrease the aggregate number of shares of beneficial interest that we may issue and to effect changes in our unissued shares of beneficial as described above and to change our name or the name of any class or series of our shares of beneficial interest, in each case without our shareholder approval, and provides that, to the extent permitted by current or future Maryland law, our Board of Trustees may amend any other provision of our Declaration of Trust without our shareholder approval.

Our Declaration of Trust provides that any action validly taken pursuant to one provision of our Declaration of Trust shall not be deemed invalid solely because it is identical or similar in substance to an action that could have been taken pursuant to another provision of our Declaration of Trust but fails to satisfy one or more requirements prescribed by such other provision.

Merger, conversion, sale or other disposition of assets, etc.

Under the Maryland REIT Law, a REIT generally may not merge or convert unless such action is first approved and declared advisable by the REIT's board of trustees and then approved by the affirmative vote of shareholders holding at least two-thirds (2/3) of all shares entitled to be cast on the matter. The

Material provisions of Maryland law and of our Declaration of Trust and Bylaws

statute allows a REIT's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Under our Declaration of Trust, any merger, combination or consolidation of us with or into, or sale of all or substantially all our assets to, another entity or conversion of us to another entity may only be effected if first approved by at least two-thirds (2/3) of our Trustees then in office and, to the extent a shareholder vote is required under the Maryland REIT Law, then approved by the affirmative vote of a majority of the votes entitled to be cast by our shareholders entitled to vote thereon.

Appraisal rights

Our Declaration of Trust provides that our shareholders are not entitled to objecting shareholders' rights of appraisal in the event of a merger, consolidation or conversion involving the Trust, a sale of all or substantially all of our assets, any amendment of our Declaration of Trust or Bylaws or any other transaction.

Anti-takeover effect of our Declaration of Trust and Bylaws

If our Manager has and retains a significant ownership stake in us, our Manager may have significant influence in the election of our Trustees, including our Independent Trustees, and the outcome of shareholder actions, including with respect to a change in control of us. In addition, provisions of our governing documents, including, for example, our restrictions on transfer and ownership of our Shares, our classified Board of Trustees, our shareholder voting rights and standards, the power of our Trustees to amend our Declaration of Trust in certain circumstances without shareholder approval and our Trustee qualifications, could delay or prevent a change in our control. The limitations in our Declaration of Trust and Bylaws on the ability of our shareholders to propose nominations of individuals for election as Trustees or other proposals of business to be considered at meetings of our shareholders, including the disclosure requirements related thereto, may delay, defer or prevent our shareholders from making proposals that could be beneficial to our shareholders.

Shares eligible for future sale

Prior to this Offering, there has been no market for our Shares. Therefore, future sales of substantial amounts of our Shares in the public market could adversely affect prevailing market prices for our Shares.

As of June 30, 2017, we had 100 Shares outstanding, all of which are owned by our Manager. Upon completion of this Offering and the concurrent private placement, assuming our Manager purchases           Shares in the concurrent private placement and no exercise of the underwriters' overallotment option to purchase up to          additional Shares, we will have           Shares outstanding. All Shares sold in this Offering and any Shares sold upon the exercise of the underwriters' overallotment option will be freely tradeable in the public market without restriction or further registration under the Securities Act, unless these Shares are held by our affiliates, as that term is defined for purposes of Rule 144. Our Declaration of Trust authorizes our Board of Trustees to amend our Declaration of Trust, without shareholder approval, to increase the authorized number of shares of beneficial interest of any class or series, including our Shares, that we may issue. As of the date hereof, we plan to reserve for issuance to our Trustees and executive officers and other employees of RMR LLC or our Manager who provide services to us under our Equity Compensation Plan a number of Shares equal to 7.5% of the sum of (i) the aggregate number of Shares outstanding as a result of consummation of this Offering, (ii) the aggregate number of Shares issued pursuant to the underwriters' exercise of their overallotment option and (iii) the number of Shares issued in the concurrent private placement of Shares to our Manager. If and when such Shares are issued, such Shares may be subject in whole or in part to vesting requirements or the lapsing of restrictions.

Our Manager plans to acquire in the concurrent private placement a number of our Shares that represents up to    % of our Shares outstanding after completion of this Offering and such private placement, but no less than          Shares. We, our Trustees, certain of our executive officers, our Manager and RMR have agreed, subject to certain exceptions, not to sell or transfer any Shares for 180 days after the date of this prospectus without first obtaining the prior written consent of UBS Securities LLC. For more information about these restrictions on sale, see "Underwriting". After the expiration of the lock-up period ending 180 days from the date of this prospectus, our Trustees, certain of our executive officers, our Manager and RMR will be entitled to dispose of our Shares upon compliance with applicable securities laws.

In addition to our Shares being sold in this Offering, which may be sold immediately (except to the extent held by our affiliates, as described below), after this lock-up period, Shares held by our Manager will be eligible for sale subject to volume, manner of sale and other limitations pursuant to Rule 144. In addition, from and after the earlier of January 1, 2021 and the termination of our Management Agreement, our Manager will have the contractual right to demand that we file a registration statement with the SEC for the resale of our Shares owned by our Manager, or include such Shares in a registration statement we are filing for another purpose. In the event that we register the sale of Shares held by our Manager under the Securities Act, such Shares would become freely tradeable without restriction under the Securities Act immediately upon the effectiveness of such registration.

If we do not register Shares held by our Manager, such Shares will be "restricted securities" as defined under Rule 144. Restricted securities may be sold in the U.S. public markets only if registered or if they qualify for an exemption from registration. In general, Rule 144 provides that an affiliate who has beneficially owned "restricted" shares for at least six months will be entitled to sell on the open

Shares eligible for future sale

market in brokers' transactions, within any three month period, a number of Shares that does not exceed the greater of:

➤
one percent of our then outstanding Shares (approximately              Shares immediately after this Offering, or             Shares if the underwriters' overallotment option is exercised in full); and

➤
the average weekly trading volume of our Shares on the Nasdaq during the four calendar weeks preceding the filing with the SEC of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 are also subject to requirements regarding the manner of sale, notice, and the availability of current public information about us. In the event that any person who is deemed to be our affiliate purchases Shares in this Offering, sales under Rule 144 of our Shares held by that person are subject to the volume limitations and other restrictions described in the preceding two paragraphs.

Rule 144 does not supersede the contractual obligations of our security holders set forth in the lock-up agreements described above.

Material United States federal income tax considerations

The following is a summary of the material United States federal income tax considerations relating to our qualification and taxation as a REIT and to the acquisition, ownership and disposition of our Shares. The summary is based on existing law, and is limited to investors who acquire and own our Shares as investment assets rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax considerations that might be relevant to you if you are subject to special rules under federal income tax law, for example if you are:

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a bank, insurance company or other financial institution;

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a regulated investment company or REIT;

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a subchapter S corporation;

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a broker, dealer or trader in securities or foreign currency;

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a person who marks-to-market our Shares for U.S. federal income tax purposes;

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a U.S. shareholder (as defined below) that has a functional currency other than the U.S. dollar;

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a person who acquires or owns our Shares in connection with employment or other performance of services;

➤
a person subject to alternative minimum tax;

➤
a person who acquires or owns our Shares as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction;

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a person who owns 10% or more (by vote or value, directly or constructively under the IRC) of our Shares;

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a U.S. expatriate;

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a non-U.S. shareholder (as defined below) whose investment in our Shares is effectively connected with the conduct of a trade or business in the United States;

➤
a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year;

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a "qualified shareholder" (as defined in Section 897(k)(3)(A) of the IRC);

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a "qualified foreign pension fund" (as defined in Section 897(l)(2) of the IRC) or any entity wholly owned by one or more qualified foreign pension funds; or

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except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

The sections of the IRC that govern the federal income tax qualification and treatment of a REIT and its shareholders are complex. This presentation is a summary of applicable IRC provisions, related rules and regulations, and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. We have not received a ruling from the IRS with respect to any matter described in this summary, and we cannot be sure that the IRS or a court will agree with all of the statements made in this summary. The IRS could, for example, take a different position from that described in this summary with respect to our acquisitions, operations, valuations, restructurings or other matters, which, if a court agreed, could

Material United States federal income tax considerations

result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax considerations, and does not discuss any estate, gift, state, local or foreign tax considerations. For all these reasons, we urge you and any prospective acquiror of our Shares to consult with a tax advisor about the federal income tax and other tax consequences of the acquisition, ownership and disposition of our Shares. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

Your federal income tax consequences generally will differ depending on whether or not you are a "U.S. shareholder". For purposes of this summary, a "U.S. shareholder" is a beneficial owner of our Shares that is:

➤
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws;

➤
an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

➤
an estate the income of which is subject to federal income taxation regardless of its source; or

➤
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. shareholder is not overridden by an applicable tax treaty. Conversely, a "non-U.S. shareholder" is a beneficial owner of our Shares other than an entity treated as a partnership for federal income tax purposes or a U.S. shareholder.

If any entity treated as a partnership for federal income tax purposes holds our Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Any entity or other arrangement treated as a partnership for federal income tax purposes that is a holder of our Shares and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our Shares.

Taxation as a REIT

For periods ending before we cease to be wholly owned by our Manager, we have been and will continue to be at all times a noncorporate entity that for U.S. federal income tax purposes is not treated as separate from RMR LLC under regulations issued under Section 7701 of the IRC; accordingly, RMR LLC will be responsible for any federal income tax liability or responsibilities for these periods.

Our first taxable year will commence upon the completion of this Offering and our ceasing to be wholly owned by our Manager, and will be scheduled to end on December 31, 2017. Effective with this first taxable year, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the IRC, and the discussion below assumes that we will make that election by timely filing our U.S. federal income tax return as a REIT for that year. Our REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years. Although

Material United States federal income tax considerations

we cannot be sure, we expect that we will be organized and will operate in a manner that will qualify us to be taxed as a REIT under the IRC, and we expect that we will continue to be so organized and to so operate once we have qualified for taxation as a REIT.

As a REIT, we generally will not be required to pay federal income tax on our net income distributed as dividends to our shareholders. Distributions to our shareholders generally will be included in our shareholders' income as dividends to the extent of our available current or accumulated earnings and profits. Our dividends generally will not be entitled to the preferential tax rates on qualified dividend income, but a portion of our dividends may be treated as capital gain dividends or as qualified dividend income, all as explained below. No portion of any of our dividends will be eligible for the dividends received deduction for corporate shareholders. Distributions in excess of our current or accumulated earnings and profits generally will be treated for federal income tax purposes as returns of capital to the extent of a recipient shareholder's basis in our Shares, and will reduce this basis. Our current or accumulated earnings and profits will be generally allocated first to distributions made on our preferred shares, of which there are none outstanding at this time, and thereafter to distributions made on our Shares. For all these purposes, our distributions will include cash distributions, any in kind distributions of property that we might make, and deemed or constructive distributions resulting from capital market activities (such as some redemptions), as described below.

Our tax counsel, Sullivan & Worcester LLP, is of the opinion that, giving effect to the transactions described in this prospectus, including our initial public offering, and subject to the discussion below, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the IRC and that our current and anticipated investments and plan of operation will enable us to meet and continue to meet the requirements for qualification and taxation as a REIT under the IRC for our taxable year ending December 31, 2017 upon our filing of a timely federal income tax return for that year. Our tax counsel's opinions are conditioned upon the assumption that our Declaration of Trust and all other legal documents to which we have been or are a party have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this prospectus and upon representations made by our Manager and us to our tax counsel as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a description or representation is inaccurate or incomplete, our tax counsel's opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, neither Sullivan & Worcester LLP nor we can be sure that we will qualify as or be taxed as a REIT for any particular year. Any opinion of Sullivan & Worcester LLP as to our qualification or taxation as a REIT will be expressed as of the date issued. Our tax counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of our tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by our tax counsel.

Our actual qualification and taxation as a REIT will depend upon our compliance with various qualification tests imposed under the IRC and summarized below. While we expect that we will satisfy these tests, our tax counsel will not review compliance with these tests on a continuing basis. If we fail to qualify for taxation as a REIT in any year, we will be subject to federal income taxation as if we were a corporation taxed under subchapter C of the IRC, or a C corporation, and our shareholders will be taxed like shareholders of regular C corporations, meaning that federal income tax generally will be applied at both the corporate and shareholder levels. In this event, we could be subject to

Material United States federal income tax considerations

significant tax liabilities, and the amount of cash available for distribution to our shareholders could be reduced or eliminated.

If we qualify for taxation as a REIT and meet the tests described below, we generally will not pay federal income tax on amounts we distribute to our shareholders. However, even if we qualify for taxation as a REIT, we may still be subject to federal tax in the following circumstances, as described below:

➤
We will be taxed at regular corporate tax rates on any undistributed "real estate investment trust taxable income," determined by including our undistributed ordinary income and net capital gains, if any.

➤
We may be subject to the corporate alternative minimum tax on our items of tax preference.

➤
If we have net income from "prohibited transactions"—that is, dispositions at a gain of inventory or property held primarily for sale to customers in the ordinary course of a trade or business other than dispositions of foreclosure property and other than dispositions excepted by statutory safe harbors—we will be subject to tax on this income at a 100% rate.

➤
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan as "foreclosure property," as described in Section 856(e) of the IRC, we may thereby avoid both (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but in exchange for these benefits we will be subject to tax on the foreclosure property income at the highest regular corporate tax rate.

➤
If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, but nonetheless maintain our qualification for taxation as a REIT because of specified cure provisions, we will be subject to tax at a 100% rate on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year.

➤
If we fail to satisfy any of the REIT asset tests described below (other than a de minimis failure of the 5% or 10% asset tests), due to reasonable cause and not due to willful neglect, but nonetheless maintain our qualification for taxation as a REIT because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the highest regular corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test.

➤
If we fail to satisfy any provision of the IRC that would result in our failure to qualify for taxation as a REIT (other than violations of the REIT gross income tests or violations of the REIT asset tests described below), due to reasonable cause and not due to willful neglect, we may retain our qualification for taxation as a REIT but will be subject to a penalty of $50,000 for each failure.

➤
If we fail to distribute for any calendar year at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain net income for that year and any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed.

➤
If we acquire a REIT asset where our adjusted tax basis in the asset is determined by reference to the adjusted tax basis of the asset in the hands of a C corporation, under specified circumstances we may be subject to federal income taxation on all or part of the built-in gain (calculated as of the date the property ceased being owned by the C corporation) on such asset. We generally do not expect to sell assets if doing so would result in the imposition of a material built-in gains tax liability; but if and when we do sell assets that may have associated built-in gains tax exposure, then

Material United States federal income tax considerations

  we expect to make appropriate provision for the associated tax liabilities on our financial statements.

➤
Our subsidiaries that are C corporations, including any "taxable REIT subsidiaries" as defined in Section 856(l) of the IRC, or TRSs, that we form or acquire, generally will be required to pay federal corporate income tax on their earnings, and a 100% tax may be imposed on any transaction between us and one of our TRSs that does not reflect arm's length terms.

If we fail to qualify for taxation as a REIT in any year, then we will be subject to federal income tax in the same manner as a regular C corporation. Further, as a regular C corporation, distributions to our shareholders will not be deductible by us, nor will distributions be required under the IRC. Also, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders will generally be taxable as ordinary dividends potentially eligible for the preferential tax rates discussed below under the heading "—Taxation of taxable U.S. shareholders" and, subject to limitations in the IRC, will be potentially eligible for the dividends received deduction for corporate shareholders. Finally, we will generally be disqualified from taxation as a REIT for the four taxable years following the taxable year in which the termination of our REIT status is effective. Our failure to qualify for taxation as a REIT for even one year could result in us reducing or eliminating distributions to our shareholders, or in us incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate level taxes. Relief provisions under the IRC may allow us to continue to qualify for taxation as a REIT even if we fail to comply with various REIT requirements, all as discussed in more detail below. However, it is impossible to state whether in any particular circumstance we would be entitled to the benefit of these relief provisions.

We do not intend to acquire or otherwise own assets or to conduct financing or other activities if doing so would produce "excess inclusion" or similar income for us or our shareholders, except that we may own assets or conduct activities through a TRS such that no excess inclusion or similar income results for us and our shareholders. However, if we own assets or conduct activities contrary to this expectation—e.g., if we were to (a) acquire or otherwise own a residual interest in a real estate mortgage investment conduit, or a REMIC, or (b) sponsor a non-REMIC collateralized mortgage pool to issue multiple class debt instruments related to the underlying mortgage loans, in each case other than through a TRS—then a portion of our income will be treated as excess inclusion income and a portion of the dividends that we pay to our shareholders will also be considered to be excess inclusion income. Generally, a shareholder's dividend income from a REIT corresponding to the shareholder's share of the REIT's excess inclusion or similar income: (a) cannot be offset by any net operating losses otherwise available to the shareholder; (b) is subject to tax as UBTI in the hands of most types of shareholders that are otherwise generally exempt from federal income tax; and (c) results in the application of federal income tax withholding at the maximum statutory rate of 30% (and any otherwise available rate reductions under income tax treaties do not apply). IRS guidance indicates that if we were to generate excess inclusion or similar income, then that income would be allocated among our shareholders in proportion to our dividends paid. Even so, the manner in which this income would be allocated to dividends attributable to a taxable year that are not paid until a subsequent taxable year (or to dividends attributable to a portion of a taxable year when no assets or operations were held or conducted that produced excess inclusion or similar income), as well as the manner of reporting these special tax items to shareholders, is not clear under current law, and there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion or similar income required to be taken into account by one or more of our shareholders could be significantly increased.

Material United States federal income tax considerations

In addition, if we own a residual interest in a REMIC, we will be taxed at the highest corporate tax rate on the percentage of our excess inclusion income that corresponds to the percentage of our shares of beneficial interest that are held in record name by "disqualified organizations". Although the law is unsettled, the IRS asserts that similar rules apply to a REIT that generates income similar to excess inclusion income as a result of owning specified non-REMIC collateralized mortgage pools. If we become subject to tax on excess inclusion or similar income as a consequence of one or more "disqualified organizations" owning our Shares, we are entitled under our Declaration of Trust (but not required) to reduce the amount of distributions that we pay to those shareholders whose ownership gives rise to the tax liability. If we do not specifically allocate this tax burden to the applicable shareholders, then as a practical matter it will be borne by us and all of our shareholders. Disqualified organizations include: (a) the United States; (b) any state or political subdivision of the United States; (c) any foreign government; (d) any international organization; (e) any agency or instrumentality of any of the foregoing; (f) any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the IRC, that is exempt both from income taxation and from taxation under the UBTI provisions of the IRC; and (g) any rural electrical or telephone cooperative. To the extent that our Shares owned by disqualified organizations are held in street name by a broker-dealer or other nominee, the IRS asserts that the broker-dealer or nominee is liable for a tax at the highest corporate tax rate on the portion of our excess inclusion or similar income allocable to the Shares held on behalf of the disqualified organizations. A regulated investment company or other pass-through entity owning our Shares would, according to the IRS, also be subject to tax at the highest corporate tax rate on any excess inclusion or similar income from us that is allocated to their record name owners that are disqualified organizations.

In sum, although we do not intend to own assets or conduct activities if doing so would produce "excess inclusion" or similar income for us or our shareholders, tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our Shares.

REIT qualification requirements

General Requirements.    Section 856(a) of the IRC defines a REIT as a corporation, trust or association:

(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable, but for Sections 856 through 859 of the IRC, as a domestic C corporation;

(4)
that is not a financial institution or an insurance company subject to special provisions of the IRC;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
that is not "closely held," meaning that during the last half of each taxable year (except for its first taxable year), not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer "individuals" (as defined in the IRC to include specified tax-exempt entities); and

Material United States federal income tax considerations

(7)
that meets other tests regarding the nature of its income and assets and the amount of its distributions, all as described below.

Section 856(b) of the IRC provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Section 856(h)(2) of the IRC provides that neither condition (5) nor (6) must be met during a REIT's first taxable year. Although we cannot be sure, we expect that we will meet conditions (1) through (7) during each of the requisite periods commencing with our first taxable year, and that we will continue to meet these conditions in future taxable years.

To help comply with condition (6), our Declaration of Trust restricts transfers of our Shares that would otherwise result in concentrated ownership positions. These restrictions, however, do not ensure that we will in all cases be able to satisfy, and continue to satisfy, the share ownership requirements described in condition (6). If we comply with applicable Treasury regulations to ascertain the ownership of our outstanding Shares and do not know, or by exercising reasonable diligence would not have known, that we failed condition (6), then we will be treated as having met condition (6). Accordingly, we intend to comply with these regulations, including by requesting annually from legal and beneficial holders of significant percentages of our Shares information regarding the ownership of our Shares. Under our Declaration of Trust, our shareholders are required to respond to these requests for information. A shareholder that fails or refuses to comply with the request is required by Treasury regulations to submit a statement with its federal income tax return disclosing its actual ownership of our Shares and other information.

For purposes of condition (6), an "individual" generally includes a natural person, a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit-sharing trust. As a result, REIT shares owned by an entity that is not an "individual" are considered to be owned by the direct and indirect owners of the entity that are individuals (as so defined), rather than to be owned by the entity itself. Similarly, REIT shares held by a qualified pension plan or profit-sharing trust are treated as held directly by the individual beneficiaries in proportion to their actuarial interests in such plan or trust. Consequently, five or fewer such trusts could own more than 50% of the interests in an entity without jeopardizing that entity's qualification for taxation as a REIT.

The IRC provides that we will not automatically fail to qualify for taxation as a REIT if we do not meet conditions (1) through (6), provided we can establish that such failure was due to reasonable cause and not due to willful neglect. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. This relief provision may apply to a failure of the applicable conditions even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Our Wholly Owned Subsidiaries and Our Investments Through Partnerships.    Except in respect of a TRS as discussed below, Section 856(i) of the IRC provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation for U.S. federal income tax purposes. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT's. We expect that each of our direct and indirect wholly owned subsidiaries, other than the TRSs discussed below (and entities owned in whole or in part by the TRSs), will be either a qualified REIT subsidiary within the meaning of Section 856(i) of the IRC, or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under Treasury regulations issued under

Material United States federal income tax considerations

Section 7701 of the IRC, each such entity referred to as a QRS. Thus, in applying all of the REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of our QRSs will be treated as ours, and our investment in the stock and other securities of such QRSs will be disregarded.

We may invest in one or more entities that are treated as partnerships for federal income tax purposes. In the case of a REIT that is a partner in a partnership, Treasury regulations under the IRC provide that, for purposes of the REIT qualification requirements regarding income and assets described below, the REIT is generally deemed to own its proportionate share, based on respective capital interests (including any preferred equity interests in the partnership), of the income and assets of the partnership (except that for purposes of the 10% value test, described below, the REIT's proportionate share of the partnership's assets is based on its proportionate interest in the equity and specified debt securities issued by the partnership). In addition, for these purposes, the character of the assets and items of gross income of the partnership generally remains the same in the hands of the REIT. In contrast, for purposes of the distribution requirement discussed below, we will be required to take into account as a partner our share of the partnership's income as determined under the general federal income tax rules governing partners and partnerships under Sections 701 through 777 of the IRC.

Taxable REIT Subsidiaries.    As a REIT, we will be permitted to own any or all of the securities of a TRS, provided that no more than 25% (20% beginning with our 2018 taxable year) of the total value of our assets, at the close of each quarter, is comprised of our investments in the stock or other securities of our TRSs. Very generally, a TRS is a subsidiary corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with its affiliated REIT to be treated as a TRS. Our ownership of stock and other securities in TRSs will be exempt from the 5% asset test, the 10% vote test and the 10% value test discussed below.

In addition, any corporation (other than a REIT) in which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities of such corporation will automatically be treated as a TRS. Subject to the discussion below, we expect that we and each of our TRSs that we form or acquire, if any, will comply with the requirements for TRS status at all times during which we intend for the subsidiary's TRS election to be in effect.

Our TRSs will be taxed as C corporations that are separate from us, and their assets, liabilities and items of income, deduction and credit generally will not be imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, our TRSs may generally conduct activities that give rise to categories of income such as management or service fees or conduct activities that, if conducted by us directly, could be treated in our hands as nonqualified income or prohibited transactions (as described below). As regular C corporations, TRSs may generally utilize net operating losses and other tax attribute carryforwards to reduce or eliminate federal income tax liability.

Restrictions and sanctions, such as deduction limitations and excise taxes, are imposed on TRSs and their affiliated REITs to ensure that the TRSs will be subject to an appropriate level of federal income taxation. For example, a TRS may not deduct interest paid in any year to an affiliated REIT to the extent that the interest payments exceed, generally, 50% of the TRS's adjusted taxable income for that year. However, the TRS may carry forward the disallowed interest expense to a succeeding year, and deduct the interest in that later year subject to that year's 50% adjusted taxable income limitation. In addition, if a TRS pays interest, rent or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm's length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. The 100% excise tax also applies to the underpricing of services provided by a TRS to its affiliated REIT or the REIT's tenants. While arrangements involving our TRSs are potentially subject to the imposition of one or more of these deduction limitations or excise taxes, we do not expect that we or our TRSs will be subject to these impositions.

Material United States federal income tax considerations

As discussed above, we may utilize a TRS to own assets or conduct activities that would otherwise result in excess inclusion income for us and our shareholders.

Income Tests.    There are two gross income requirements for qualification for taxation as a REIT under the IRC:

➤
At least 75% of our gross income for each taxable year (excluding: (a) gross income from sales or other dispositions of property subject to the 100% tax on prohibited transactions; (b) any income arising from "clearly identified" hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from "clearly identified" hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% gross income test or the 95% gross income test (or any property that generates such income or gain); (d) any income from "clearly identified" hedging transactions that we enter into to manage risk associated with extant, qualified hedges of liabilities or properties that have been extinguished or disposed; (e) real estate foreign exchange gain (as defined in Section 856(n)(2) of the IRC); and (f) income from the repurchase or discharge of indebtedness) must be derived from investments relating to real property, including "rents from real property" as defined under Section 856 of the IRC, interest and gain from mortgages on real property or on interests in real property (generally including CMBS), amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property), income derived from a REMIC in proportion to the real estate assets held by the REMIC (unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC), income and gain from foreclosure property, gain from the sale or other disposition of real property, or dividends on and gain from the sale or disposition of shares in other REITs (but excluding, in all cases, any gains subject to the 100% tax on prohibited transactions). When we receive new capital in exchange for our Shares or in a public offering of our five year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of our receipt of the new capital, is generally also qualifying income under the 75% gross income test.

➤
At least 95% of our gross income for each taxable year (excluding: (a) gross income from sales or other dispositions of property subject to the 100% tax on prohibited transactions; (b) any income arising from "clearly identified" hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from "clearly identified" hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% gross income test or the 95% gross income test (or any property that generates such income or gain); (d) any income from "clearly identified" hedging transactions that we enter into to manage risk associated with extant, qualified hedges of liabilities or properties that have been extinguished or disposed; (e) passive foreign exchange gain (as defined in Section 856(n)(3) of the IRC); and (f) income from the repurchase or discharge of indebtedness) must be derived from a combination of items of real property income that satisfy the 75% gross income test described above, dividends, interest, or gains from the sale or disposition of stock, securities or real property (but excluding, in all cases, any gains subject to the 100% tax on prohibited transactions).

Although we will use our best efforts to ensure that the income generated by our investments will be of a type that satisfies both the 75% and 95% gross income tests, there can be no assurance in this regard.

Material United States federal income tax considerations

Interest Income.    Interest income that we receive will satisfy the 75% gross income test (as described above) to the extent that it is derived from a loan that is adequately secured by a mortgage on real property or on interests in real property (including, in the case of a loan secured by both real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all of the property securing the loan). If a loan is secured by both real property and other property (to the extent such other property is not treated as real property as described above), and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of: (a) the date we agreed to acquire or originate the loan; or (b) as discussed further below, in the event of a "significant modification," the date we modified the loan, then a part of the interest income from such loan equal to the percentage amount by which the loan exceeds the value of the real property will not be qualifying income for purposes of the 75% gross income test, but may be qualifying income for purposes of the 95% gross income test. Although we cannot be sure, we expect that the interest, original issue discount, and market discount income that we will receive from our mortgage related assets will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

If we receive contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), then the income attributable to the participation feature will be treated as gain from the sale of the underlying real property and will satisfy both the 75% and 95% gross income tests provided that the property is not held by the borrower as inventory or dealer property. Interest income that we receive from a mortgage loan in which all or a portion of the interest income payable is contingent on the earnings of the borrower will generally be qualifying income for purposes of both the 75% and 95% gross income tests if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We may invest in CMBS or specified securities backed by mortgages and issued by government sponsored enterprises, including Fannie Mae, Freddie Mac and the Federal Home Loan Bank (such government issued securities, "agency securities") that are either pass-through certificates or collateralized mortgage obligations. We expect that the CMBS and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our CMBS and agency securities will be qualifying income for the 95% gross income test. In some circumstances, payments we receive with respect to CMBS that we own may be made by affiliated entities pursuant to credit enhancement provided by those entities. We believe that any such payments constituting gross income to us will be qualifying income for purposes of both the 75% and 95% gross income tests, but we cannot be sure that the IRS will agree with that characterization of such payments. In the case of CMBS treated as interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that such loans are secured by real property or interests in real property, as discussed above. In the case of CMBS or agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be qualifying income for purposes of both the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC regular interests are benefitted by interest swap or cap contracts or other derivative instruments that could produce some nonqualifying income for the holder of the REMIC regular interests. Although we

Material United States federal income tax considerations

cannot be sure, we expect that our income from mortgage related securities will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a mortgage on the real property. Under IRS guidance, if a mezzanine loan meets specified safe harbor requirements, (a) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (b) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the IRS guidance provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We generally intend to structure our investments in mezzanine loans in a manner that complies with the requirements applicable to our qualification for taxation as a REIT, and as much as practicable with the IRS safe harbor requirements. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the IRS safe harbor, however, we cannot be sure that the IRS will not challenge the tax treatment of these loans.

There is limited case law or administrative guidance addressing the treatment of mezzanine loans and preferred equity investments as debt or equity for federal income tax purposes. We expect that our mezzanine loans generally will be treated as debt for federal income tax purposes, and our preferred equity investments generally will be treated as equity for federal income tax purposes. If a mezzanine loan is treated as equity for federal income tax purposes, we will be treated as owning the assets held by the partnership or limited liability company that issued the mezzanine loan. As a result, we will not be treated as receiving interest income from the mezzanine loan, but rather we will be treated as receiving our proportionate share of the income of the entity that issued the mezzanine loan (including any income generated by the entity that does not satisfy the 75% and 95% gross income tests). Similarly, if the IRS successfully asserts that a preferred equity investment is debt for federal income tax purposes, then that investment may be treated as producing interest income that will be qualifying income for the 95% gross income test, but not for the 75% gross income test.

We may hold participation interests, including B-Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of an agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the borrower defaults, then a participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. Although we cannot be sure, we expect that the interest that we will receive from such investments will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, if the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments that will secure the loan and that are to be constructed from the proceeds of the loan. Although we cannot be sure, we expect that the interest that we will receive from construction loans will generally be qualifying income for purposes of both the 75% and 95% gross income tests.

We may engage in sale-leaseback transactions. We expect that these transactions generally will not be treated as true leases, but instead will be treated as financing arrangements or loans for federal income tax purposes. In such cases, we expect that each "loan" will be treated for federal income tax purposes

Material United States federal income tax considerations

as secured by real property to the extent of the fair market value of the underlying real property and that the income that we recognize will generally satisfy the 75% and 95% gross income tests. With respect to the treatment of income that we recognize from sale-leaseback arrangements that are treated for federal income tax purposes as true leases, rather than as financing arrangements or loans, see "—Rents from Real Property" below.

Fee Income.    We expect to receive fee income in a number of circumstances, including from loans that we originate. Fee income, including prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for our entering or having entered into an agreement to make a loan secured by real property or an interest in real property and the fees are not determined by income and profits of the borrower. Other fees generally are not qualifying income for purposes of either gross income test. Fees earned by a TRS are not included in computing the 75% and 95% gross income tests, and thus neither assist nor hinder our compliance with these tests.

Hedging Transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate cap agreements, interest rate swap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income arising from "clearly identified" hedging transactions that we enter into to (a) manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets, (b) manage risk of currency fluctuations relating to any item that qualifies under the 75% gross income test or the 95% gross income test (or any property that generates such income or gain), or (c) manage risk associated with extant, qualified hedges of liabilities or properties that have been extinguished or disposed will be excluded from gross income for purposes of the 75% or 95% gross income tests. As a result, a qualifying hedge transaction will neither assist nor hinder our compliance with the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be nonqualifying income for purposes of both of the 75% and 95% gross income tests. Accordingly, we may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through QRSs. In any event, we intend to structure our hedging transactions in a manner that does not jeopardize our qualification for taxation as a REIT.

Foreclosure Property.    From time to time, we may find it necessary to foreclose on loans that we originate or acquire. In such instances, we intend to do so in a manner that maintains our qualification for taxation as a REIT and, if possible, minimizes our liability for foreclosure property income taxes, all as described below. As a general matter, we will not be considered to have foreclosed on a property if we merely take control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Following a foreclosure, we will generate income that satisfies the 75% and 95% gross income tests if existing tenants at the real property or new tenants that we place at the property begin paying us rents that satisfy the requirements for "rents from real property" as described below under "—Rents from Real Property". Such qualifying rents will not be subject to the foreclosure property income taxes described below. In order to qualify the rental payments that we receive as "rents from real property", we may find it useful or necessary in such circumstances to utilize our TRSs to provide services to our tenants at these properties or, in the case of lodging facilities or health care facilities, utilize our TRSs as our captive tenants and engage eligible independent contractors as managers for our TRSs. To the extent possible, our goal would be to deploy one or more of these tax efficient solutions in respect of

Material United States federal income tax considerations

property that we acquire through foreclosure. While we cannot be sure, we believe that our Manager, through RMR, is positioned to leverage its established relationships with tenants and operators across a wide variety of real estate asset sectors, and in particular its established relationships with managers of lodging facilities and health care facilities, to facilitate our goals in this regard.

In other circumstances where real property is reduced to possession after a foreclosure action, we may choose to treat such property as "foreclosure property" pursuant to Section 856(e) of the IRC. Foreclosure property is generally any real property, including interests in real property, and any personal property incident to such real property:

➤
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

➤
for which any related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

➤
for which the REIT makes a proper election to treat the property as foreclosure property.

For purposes of the 75% and 95% gross income tests, all income from the property will be qualifying income as long as the property qualifies as foreclosure property. In particular, any gain from the sale of the foreclosure property will be qualifying income for purposes of the 75% and 95% gross income tests and will be exempt from the 100% tax on gains from prohibited transactions described below under "—Prohibited Transactions". But in exchange for these benefits, any gain that a REIT recognizes on the sale of foreclosure property held as inventory or primarily for sale to customers, plus any income it receives from foreclosure property that would not otherwise qualify under the 75% gross income test in the absence of foreclosure property treatment, reduced by expenses directly connected with the production of those items of income, is subject to income tax at the highest regular U.S. corporate tax rate under the foreclosure property income tax rules of Section 857(b)(4) of the IRC. Thus, if a REIT should lease foreclosure property in exchange for rent that qualifies as "rents from real property", which is our goal described above, then that rental income is not subject to the foreclosure property income tax.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is obtained from the IRS. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

➤
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

➤
on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent and other than specifically exempted forms of maintenance or deferred maintenance; or

➤
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Material United States federal income tax considerations

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules related to foreclosure property, and our goal to foreclose in a tax efficient manner when possible, could affect our decision of whether and when to foreclose on a particular mortgage loan.

Rents from Real Property.    Rents received by us, if any, will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. Finally, with the exception of specified rental arrangements with our TRSs (including in respect of lodging facilities or health care facilities), rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity. We expect that all or substantially all the rents and related service charges that we may receive will be "rents from real property" and will to that extent be qualifying income for purposes of both the 75% and 95% gross income tests.

Prohibited Transactions.    Other than sales of foreclosure property, any gain we realize on the sale of property (including a deemed sale that occurs as a result of a "significant modification" of a debt investment) held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business, together known as dealer gains, may be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. The 100% tax does not apply to gains from the sale of property that is held through a TRS, but such income will be subject to tax in the hands of the TRS at regular corporate tax rates; we may therefore utilize our TRSs in transactions in which we might otherwise recognize dealer gains. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Sections 857(b)(6)(C) and (E) of the IRC provide safe harbors pursuant to which limited sales of real property held for at least two years and meeting specified additional requirements will not be treated as prohibited transactions. However, compliance with the safe harbors is not always achievable in practice. We intend to try to structure our activities to avoid transactions that are prohibited transactions, or otherwise conduct such activities through TRSs. We cannot be sure whether or not the IRS might successfully assert that one or more of our dispositions are subject to the 100% penalty tax. Dealer gains subject to the 100% penalty tax are excluded from the 75% and 95% gross income tests, whereas gains exempted from the 100% penalty tax on account of the safe harbors are considered qualifying gross income for purposes of the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test in any taxable year, we may nevertheless qualify for taxation as a REIT for that year if we satisfy the following requirements:

➤
our failure to meet the test is due to reasonable cause and not due to willful neglect; and

Material United States federal income tax considerations

➤
after we identify the failure, we file a schedule describing each item of our gross income included in the 75% gross income test or the 95% gross income test for that taxable year.

Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which we failed the 75% gross income test or the amount by which we failed the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year. This relief provision may apply to a failure of the applicable income tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Based on the discussion above, we expect that we will satisfy the 75% and 95% gross income tests outlined above on a continuing basis beginning with our first taxable year as a REIT.

Asset Tests.    At the close of each calendar quarter of each taxable year, we must also satisfy the following asset percentage tests in order to qualify for taxation as a REIT for federal income tax purposes:

➤
At least 75% of the value of our total assets must consist of "real estate assets," defined as real property (including interests in real property and interests in mortgages on real property or on interests in real property), ancillary personal property to the extent that rents attributable to such personal property are treated as rents from real property in accordance with the rules described above, cash and cash items, most interests in CMBS, shares in other REITs, debt instruments issued by "publicly offered REITs" as defined in Section 562(c)(2) of the IRC, government securities, regular or residual interests in a REMIC (however, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC), and any stock or debt instruments attributable to the temporary investment of new capital.

➤
Not more than 25% of the value of our total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

➤
Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer's securities that we own may not exceed 5% of the value of our total assets. In addition, we may not own more than 10% of the vote or value of any one non-REIT issuer's outstanding securities, unless the securities are "straight debt" securities or otherwise excepted as discussed below. Our shares of beneficial interest and other securities in a TRS will be exempted from these 5% and 10% asset tests.

➤
Not more than 25% (20% beginning with our 2018 taxable year) of the value of our total assets may be represented by stock or other securities of TRSs.

➤
Not more than 25% of the value of our total assets may be represented by "nonqualified publicly offered REIT debt instruments" as defined in Section 856(c)(5)(L)(ii) of the IRC.

Our tax counsel, Sullivan & Worcester LLP, is of the opinion that, although the matter is not free from doubt, our investments in the equity or debt of a TRS, to the extent and during the period they would qualify as temporary investments of new capital, will be treated as real estate assets, and not as securities, for purposes of the above REIT asset tests.

We believe that our holdings of securities and other assets will comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, we do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to

Material United States federal income tax considerations

change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. As described above, the IRS has promulgated a safe harbor pursuant to which mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test and the 10% asset tests. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 5% asset test and 10% asset tests; nevertheless, we expect that these investments will not impact our ability to satisfy the applicable REIT asset tests.

As discussed above under "—Interest Income," where a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (a) the date we agreed to acquire or originate the loan or (b) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 5% asset test and the 10% asset tests. The IRS has promulgated a safe harbor under which it has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (a) the fair market value of the loan on the relevant quarterly REIT asset testing date; or (b) the greater of (i) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (ii) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan. Moreover, pursuant to this IRS guidance, a REIT is not required to redetermine the fair market value of the real property securing a loan for purposes of the REIT asset tests in connection with a loan modification that is: (a) occasioned by a borrower default; or (b) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. It is unclear how the above safe harbors are affected by recent legislative changes that have liberalized the treatment of personal property as real property for various purposes under Section 856 of the IRC. It is possible that the safe harbor is improved in circumstances where a loan is secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and the personal property securing the loan. We do not currently intend to invest in distressed mortgage loans; but, if we do so, we intend to invest in distressed mortgage loans in a manner consistent with maintaining our qualification for taxation as a REIT.

We may enter into repurchase agreements under which we will nominally sell assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements, notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, which characterization could jeopardize our qualification for taxation as a REIT.

The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its qualification for taxation as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets. This grandfathering rule may be of limited benefit to a REIT such as us that makes periodic acquisitions of both qualifying and nonqualifying REIT assets. When a failure to satisfy the

Material United States federal income tax considerations

above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within thirty days after the close of that quarter.

In addition, if we fail the 5% asset test, the 10% vote test or the 10% value test at the close of any quarter and we do not cure such failure within thirty days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within six months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy the 5% asset test, the 10% vote test and the 10% value test. For purposes of this relief provision, the failure will be de minimis if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of our assets at the end of the relevant quarter or (b) $10,000,000. If our failure is not de minimis, or if any of the other REIT asset tests have been violated, we may nevertheless qualify for taxation as a REIT if (a) we provide the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) we pay a tax equal to the greater of (i) $50,000 or (ii) the highest regular corporate tax rate imposed on the net income generated by the assets causing the failure during the period of the failure, and (d) within six months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy all of the REIT asset tests. These relief provisions may apply to a failure of the applicable asset tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

The IRC also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) "straight debt" securities, (b) specified rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay "rents from real property," (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT. In addition, any debt instrument issued by an entity classified as a partnership for federal income tax purposes, and not otherwise excepted from the definition of a security for purposes of the above safe harbor, will not be treated as a security for purposes of the 10% value test if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test.

We intend to maintain records of the value of our assets to document our compliance with the above asset tests and intend to take actions as may be required to cure any failure to satisfy the tests within thirty days after the close of any quarter or within the six month periods described above.

Based on the discussion above, we expect that we will satisfy the REIT asset tests outlined above on a continuing basis beginning with our first taxable year as a REIT.

Annual Distribution Requirements.    In order to qualify for taxation as a REIT under the IRC, we will be required to make annual distributions other than capital gain dividends to our shareholders in an amount at least equal to the excess of:

  (1)
  the sum of 90% of our "real estate investment trust taxable income" and 90% of our net income after tax, if any, from property received in foreclosure, over

  (2)
  the amount by which our noncash income (e.g., original issue discount on our mortgage loans) exceeds 5% of our "real estate investment trust taxable income".

For these purposes, our "real estate investment trust taxable income" is as defined under Section 857 of the IRC and will be computed without regard to the dividends paid deduction and our net capital gain and will generally be reduced by specified corporate level taxes that we pay (e.g., taxes on foreclosure property income).

Material United States federal income tax considerations

Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to shareholders of record during one of those months and is paid during the following January, then for federal income tax purposes such dividend will be treated as having been both paid and received on December 31 of the prior taxable year.

The 90% distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax discussed below. To the extent that we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to federal income tax at regular corporate tax rates on undistributed amounts. Even if we fully distribute our net capital gain and all of our "real estate investment trust taxable income," we may be subject to the corporate alternative minimum tax on our items of tax preference. In addition, we will be subject to a 4% nondeductible excise tax to the extent we fail within a calendar year to make required distributions to our shareholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the "grossed up required distribution" for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term "grossed up required distribution" for any calendar year is the sum of our taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.

Due to timing differences between the actual receipt of cash and the inclusion of items of income by us for U.S. federal income tax purposes, it is possible that, from time to time, we may not have sufficient cash to meet our distribution requirements. For instance, we may experience these timing issues as a result of:

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accrued market discount that we might recognize periodically if we acquire debt instruments at a discount in the secondary market;

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taxable gain we might recognize if we "significantly modify" a distressed debt investment;

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accrued original issue discount; or

➤
accrued interest income with respect to debt instruments where the obligor defaults on payments to us.

In addition, we may be required under the terms of indebtedness that we incur to use cash that we receive to make principal payments on that indebtedness, with the possible effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders. It is also possible that our deductions for U.S. federal income tax purposes may accrue more slowly than, or will not otherwise correspond to, our cash expenditure outlays.

As a result of all these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, we may have substantial taxable income in excess of cash available for distribution. In that event, we may find it necessary or desirable to arrange for a taxable distribution paid in a mix of cash and our Shares or to arrange for new debt or equity financing to provide funds for required distributions in order to maintain our qualification for taxation as a REIT. We cannot be sure that financing would be available for these purposes on favorable terms, or at all.

Material United States federal income tax considerations

We may be able to rectify a failure to pay sufficient dividends for any year by paying "deficiency dividends" to shareholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements and our dividends paid deduction, it will be treated as an additional distribution to the shareholders receiving it in the year such dividend is paid.

Distributions to our shareholders

As described above, we expect to make distributions to our shareholders from time to time. These distributions may include cash distributions, in kind distributions of our shares or property, and deemed or constructive distributions resulting from capital market activities. The U.S. federal income tax treatment of our distributions will vary based on the status of the recipient shareholder as more fully described below under "—Taxation of taxable U.S. shareholders," "—Taxation of tax-exempt U.S. shareholders," and "—Taxation of non-U.S. shareholders".

A redemption of our Shares for cash only will be treated as a distribution under Section 302 of the IRC, and hence taxable as a dividend to the extent of our available current or accumulated earnings and profits, unless the redemption satisfies one of the tests set forth in Section 302(b) of the IRC enabling the redemption to be treated as a sale or exchange of the Shares. The redemption for cash only will be treated as a sale or exchange if it (a) is "substantially disproportionate" with respect to the surrendering shareholder's ownership in us, (b) results in a "complete termination" of the surrendering shareholder's entire interest in our Shares, or (c) is "not essentially equivalent to a dividend" with respect to the surrendering shareholder, all within the meaning of Section 302(b) of the IRC. In determining whether any of these tests have been met, a shareholder must generally take into account Shares considered to be owned by such shareholder by reason of constructive ownership rules set forth in the IRC, as well as Shares actually owned by such shareholder. In addition, if a redemption is treated as a distribution under the preceding tests, then a shareholder's tax basis in the redeemed Shares generally will be transferred to the shareholder's remaining Shares in us, if any, and if such shareholder owns no other Shares, such basis generally may be transferred to a related person or may be lost entirely. Because the determination as to whether a shareholder will satisfy any of the tests of Section 302(b) of the IRC depends upon the facts and circumstances at the time that our Shares are redeemed, we urge you to consult your own tax advisor to determine the particular tax treatment of any redemption.

Taxation of taxable U.S. shareholders

For noncorporate U.S. shareholders, to the extent that their total adjusted income does not exceed applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 15%. For those noncorporate U.S. shareholders whose total adjusted income exceeds the applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 20%. However, because we generally will not be subject to federal income tax on the portion of our "real estate investment trust taxable income" distributed to our shareholders, dividends on our Shares generally will not be eligible for such preferential tax rates, except that any distribution of C corporation earnings and profits and taxed built-in gain items will potentially be eligible for these preferential tax rates. As a result, our ordinary dividends generally will be taxed at the higher federal income tax rates applicable to ordinary income. To summarize, the preferential federal income tax rates for long-term capital gains and for qualified dividends generally apply to:

(1)
long-term capital gains, if any, recognized on the disposition of our Shares;

Material United States federal income tax considerations

(2)
our distributions designated as long-term capital gain dividends;

(3)
our dividends attributable to dividend income, if any, received by us from C corporations such as TRSs;

(4)
our dividends attributable to earnings and profits that we inherit from C corporations; and

(5)
our dividends to the extent attributable to income upon which we have paid federal corporate income tax (such as taxes on foreclosure property), net of the corporate taxes thereon.

As long as we qualify for taxation as a REIT, a distribution to our U.S. shareholders that we do not designate as a capital gain dividend generally will be treated as an ordinary income dividend to the extent of our available current or accumulated earnings and profits. Distributions made out of our current or accumulated earnings and profits that we properly designate as capital gain dividends generally will be taxed as long-term capital gains, as discussed below, to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate shareholders may be required to treat up to 20% of any capital gain dividend as ordinary income under Section 291 of the IRC.

In addition, we may elect to retain net capital gain income and treat it as constructively distributed. In that case:

(1)
we will be taxed at regular corporate capital gains tax rates on retained amounts;

(2)
each of our U.S. shareholders will be taxed on its designated proportionate share of our retained net capital gains as though that amount were distributed and designated as a capital gain dividend;

(3)
each of our U.S. shareholders will receive a credit or refund for its designated proportionate share of the tax that we pay;

(4)
each of our U.S. shareholders will increase its adjusted basis in our Shares by the excess of the amount of its proportionate share of these retained net capital gains over the U.S. shareholder's proportionate share of the tax that we pay; and

(5)
both we and our corporate shareholders will make commensurate adjustments in our respective earnings and profits for federal income tax purposes.

If we elect to retain our net capital gains in this fashion, we will notify our U.S. shareholders of the relevant tax information within sixty days after the close of the affected taxable year.

If for any taxable year we designate capital gain dividends for our shareholders, then a portion of the capital gain dividends we designate will be allocated to the holders of a particular class of shares on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of shares to the total dividends paid or made available for the year to holders of all outstanding classes of our shares. We will similarly designate the portion of any capital gain dividend that is to be taxed to noncorporate U.S. shareholders at preferential maximum rates so that the designations will be proportionate among all outstanding classes of our shares.

Distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the shareholder's adjusted tax basis in our Shares, but will reduce the shareholder's basis in such Shares. To the extent that these excess distributions exceed a U.S. shareholder's adjusted basis in such Shares, they will be included in income as capital gain, with long-term gain generally taxed to noncorporate U.S. shareholders at preferential maximum rates. No U.S. shareholder may include on its federal income tax return any of our net operating losses

Material United States federal income tax considerations

or any of our capital losses. In addition, no portion of any of our dividends will be eligible for the dividends received deduction for corporate shareholders.

If a dividend is declared in October, November or December to shareholders of record during one of those months and is paid during the following January, then for federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year. Also, items that are treated differently for regular and alternative minimum tax purposes are to be allocated between a REIT and its shareholders under Treasury regulations which are to be prescribed. It is possible that these Treasury regulations will permit or require tax preference items to be allocated to our shareholders with respect to any tax preference items that we claim. Also, we may choose to allocate applicable tax preference items to our shareholders, even in the absence of such regulations.

A U.S. shareholder will generally recognize gain or loss equal to the difference between the amount realized and the shareholder's adjusted basis in our Shares that are sold or exchanged. This gain or loss will be capital gain or loss, and will be long term capital gain or loss if the shareholder's holding period in our Shares exceeds one year. In addition, any loss upon a sale or exchange of our Shares held for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends we paid on such Shares during the holding period.

U.S. shareholders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Shares), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

If a U.S. shareholder recognizes a loss upon a disposition of our Shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. These Treasury regulations are written quite broadly, and apply to many routine and simple transactions. A reportable transaction currently includes, among other things, a sale or exchange of our Shares resulting in a tax loss in excess of (a) $10 million in any single year or $20 million in a prescribed combination of taxable years in the case of our Shares held by a C corporation or by a partnership with only C corporation partners or (b) $2 million in any single year or $4 million in a prescribed combination of taxable years in the case of our Shares held by any other partnership or an S corporation, trust or individual, including losses that flow through pass through entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the IRS's Office of Tax Shelter Analysis. The annual maximum penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.

Noncorporate U.S. shareholders who borrow funds to finance their acquisition of our Shares could be limited in the amount of deductions that will be allowed for the interest paid on the indebtedness incurred. Under Section 163(d) of the IRC, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. A U.S. shareholder's net investment income will include ordinary income dividend distributions received from us and, if an appropriate election is made by the shareholder, capital gain dividend distributions and qualified dividends received from us; however, distributions treated as a nontaxable return of the shareholder's basis will not enter into the computation of net investment income.

Material United States federal income tax considerations

Taxation of tax-exempt U.S. shareholders

The rules governing the federal income taxation of tax-exempt entities are complex, and the following discussion is intended only as a summary of material considerations of an investment in our Shares relevant to such investors. If you are a tax-exempt shareholder, we urge you to consult your own tax advisor to determine the impact of federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our Shares.

Our distributions made to shareholders that are tax-exempt pension plans, individual retirement accounts or other qualifying tax-exempt entities will not constitute UBTI, provided that the shareholder has not financed its acquisition of our Shares with "acquisition indebtedness" within the meaning of the IRC and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Special UBTI rules under Section 856(h)(3) of the IRC may apply to a trust described in Section 401(a) of the IRC if it owns more than 10% by value of our Shares.

Taxation of non-U.S. shareholders

The rules governing the U.S. federal income taxation of non-U.S. shareholders are complex, and the following discussion is intended only as a summary of material considerations of an investment in our Shares relevant to such investors. If you are a non-U.S. shareholder, we urge you to consult your own tax advisor to determine the impact of U.S. federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our Shares.

For most non-U.S. investors, investment in a REIT that invests principally in mortgage loans and CMBS may not be the most tax efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the IRC, and specified foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

We expect that a non-U.S. shareholder's receipt of (a) distributions from us, and (b) proceeds from the sale of our Shares, will not be treated as income effectively connected with a U.S. trade or business and a non-U.S. shareholder will therefore not be subject to the higher federal withholding tax rates, branch profits taxes and increased reporting and filing requirements that apply to income effectively connected with a U.S. trade or business. This expectation and a number of the determinations below are predicated on our Shares being listed on a U.S. national securities exchange, such as the Nasdaq. Although we cannot be sure, we expect that our Shares will be and will remain listed on a U.S. national securities exchange.

Distributions.    A distribution by us to a non-U.S. shareholder that is not designated as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. A distribution of this type will generally be subject to U.S. federal income tax and withholding at the rate of 30%, or at a lower rate if the non-U.S. shareholder has in the manner prescribed by the IRS demonstrated to the applicable withholding agent its entitlement to benefits under a tax treaty. Because we cannot determine our current and accumulated earnings and profits until the end of the taxable year, withholding at the statutory rate of 30% or applicable lower treaty rate will generally be imposed on the gross amount of any distribution

Material United States federal income tax considerations

to a non-U.S. shareholder that we make and do not designate as a capital gain dividend. Notwithstanding this potential withholding on distributions in excess of our current and accumulated earnings and profits, these distributions will be a nontaxable return of capital to the extent that they do not exceed the non-U.S. shareholder's adjusted basis in our Shares, and the nontaxable return of capital will reduce the adjusted basis in these Shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the non-U.S. shareholder's adjusted basis in our Shares, the distributions will give rise to federal income tax liability only in the unlikely event that the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or exchange of these Shares, as discussed below under "—Dispositions of Our Shares". A non-U.S. shareholder may seek a refund from the IRS of amounts withheld on distributions to it in excess of such shareholder's share of our current and accumulated earnings and profits.

For so long as our Shares are listed on a U.S. national securities exchange, capital gain dividends that we declare and pay to a non-U.S. shareholder on those Shares, as well as dividends to a non-U.S. shareholder on those Shares attributable to our sale or exchange of "United States real property interests" within the meaning of Section 897 of the IRC, or USRPIs, will not be subject to withholding as though those amounts were effectively connected with a U.S. trade or business, and non-U.S. shareholders will not be required to file U.S. federal income tax returns or pay branch profits tax in respect of these dividends. Instead, these dividends will generally be treated as ordinary dividends and subject to withholding in the manner described above.

Tax treaties may reduce the withholding obligations on our distributions. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets specified additional conditions. A non-U.S. shareholder must generally use an applicable IRS Form W-8, or substantially similar form, to claim tax treaty benefits. If the amount of tax withheld with respect to a distribution to a non-U.S. shareholder exceeds the shareholder's U.S. federal income tax liability with respect to the distribution, the non-U.S. shareholder may file for a refund of the excess from the IRS. Treasury regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, our distributions to a non-U.S. shareholder that is an entity should be treated as paid to the entity or to those owning an interest in that entity, and whether the entity or its owners will be entitled to benefits under the tax treaty.

A special "wash sale" rule under Section 897(h)(5) of the IRC may apply to a non-U.S. shareholder that owns more than 10% of our Shares.

Dispositions of Our Shares.    If as expected our Shares are not USRPIs, then a non-U.S. shareholder's gain on the sale of these Shares generally will not be subject to U.S. federal income taxation or withholding.

Our Shares will not constitute USRPIs if we are not, at relevant testing dates in the preceding five years, a "United States real property holding corporation". Whether we are a United States real property holding corporation will depend upon whether the fair market value of USRPIs owned by us equals or exceeds 50% of the sum of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. Because USRPIs do not generally include mortgage loans or mortgage backed securities, we do not expect to be a United States real property holding corporation, although we cannot be sure that we will not become one at some later date.

Even if we were to become a United States real property holding corporation in the future, we still expect that our Shares would not be USRPIs because one or both of the following exemptions will be available at all times. First, for so long as our Shares are listed on a U.S. national securities exchange,

Material United States federal income tax considerations

a non-U.S. shareholder's gain on the sale of those Shares will not be subject to U.S. federal income taxation as a sale of a USRPI. Second, our Shares will not constitute USRPIs if we are a "domestically controlled REIT". A domestically controlled REIT is a REIT in which at all times during the preceding five year period less than 50% of the fair market value of its outstanding shares was directly or indirectly held by foreign persons. A person who at all relevant times holds less than 5% of a REIT's Shares that are "regularly traded" on a domestic "established securities market" is deemed to be a U.S. person in making the determination of whether a REIT is domestically controlled, unless the REIT has actual knowledge that the person is not a U.S. person. Other presumptions apply in making the determination with respect to other classes of REIT shareholders. As a result of applicable presumptions, we expect to be able to demonstrate that we are less than 50% foreign owned at all relevant times.

Information reporting, backup withholding, and foreign account withholding

Information reporting, backup withholding, and foreign account withholding may apply to distributions or proceeds paid to our shareholders under the circumstances discussed below. If a shareholder is subject to backup or other U.S. federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution or a distribution in kind even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of U.S. federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the shareholder would otherwise receive or own, and the shareholder may bear brokerage or other costs for this withholding procedure.

The backup withholding rate is currently 28%. Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against the shareholder's federal income tax liability, provided that such shareholder timely files for a refund or credit with the IRS. A U.S. shareholder may be subject to backup withholding when it receives distributions on our Shares or proceeds upon the sale, exchange, redemption, retirement or other disposition of our Shares, unless the U.S. shareholder properly executes, or has previously properly executed, under penalties of perjury an IRS Form W-9 or substantially similar form that:

➤
provides the U.S. shareholder's correct taxpayer identification number;

➤
certifies that the U.S. shareholder is exempt from backup withholding because (a) it comes within an enumerated exempt category, (b) it has not been notified by the IRS that it is subject to backup withholding, or (c) it has been notified by the IRS that it is no longer subject to backup withholding; and

➤
certifies that it is a U.S. citizen or other U.S. person.

If the U.S. shareholder has not provided and does not provide its correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or substantially similar form, it may be subject to penalties imposed by the IRS, and the applicable withholding agent may have to withhold a portion of any distributions or proceeds paid to such U.S. shareholder. Unless the U.S. shareholder has established on a properly executed IRS Form W-9 or substantially similar form that it comes within an enumerated exempt category, distributions or proceeds on our Shares paid to it during the calendar year, and the amount of tax withheld, if any, will be reported to it and to the IRS.

Distributions on our Shares to a non-U.S. shareholder during each calendar year and the amount of tax withheld, if any, will generally be reported to the non-U.S. shareholder and to the IRS. This information reporting requirement applies regardless of whether the non-U.S. shareholder is subject to

Material United States federal income tax considerations

withholding on distributions on our Shares or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, distributions paid to a non-U.S. shareholder on our Shares will generally be subject to backup withholding, unless the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Information reporting and backup withholding will not apply to proceeds a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of our Shares, if the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of our Shares if the non-U.S. shareholder receives those proceeds through a broker's foreign office.

Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by "specified United States persons" or "United States owned foreign entities" (each as defined in the IRC), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally will apply to payments of dividends on our Shares after this Offering, and is expected to generally apply to other "withholdable payments" (including payments of gross proceeds from a sale, exchange, redemption, retirement or other disposition of our Shares) made after December 31, 2018. In general, to avoid withholding, any non-U.S. intermediary through which a shareholder owns our Shares must establish its compliance with the foregoing regime, and a non-U.S. shareholder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. Non-U.S. shareholders and shareholders who hold our Shares through a non-U.S. intermediary are encouraged to consult their own tax advisors regarding foreign account tax compliance.

Other tax considerations

Our tax treatment and that of our shareholders may be modified by legislative, judicial or administrative actions at any time, which actions may have retroactive effect. The rules dealing with federal income taxation are constantly under review by the U.S. Congress, the IRS and the U.S. Department of the Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than U.S. federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us and our shareholders. Revisions to tax laws and interpretations of these laws could adversely affect our ability to qualify and be taxed as a REIT, as well as the tax or other consequences of an investment in our Shares. We and our shareholders may also be subject to taxation by state, local or other jurisdictions, including those in which we or our shareholders transact business or reside. These tax consequences may not be comparable to the U.S. federal income tax consequences discussed above.

ERISA plans, Keogh plans and individual retirement accounts

General fiduciary obligations

Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, must consider whether:

➤
their investment in our Shares or other securities satisfies the diversification requirements of ERISA;

➤
the investment is prudent in light of possible limitations on the marketability of our Shares;

➤
they have authority to acquire our Shares or other securities under the applicable governing instrument and Title I of ERISA; and

➤
the investment is otherwise consistent with their fiduciary responsibilities.

Trustees and other fiduciaries of an ERISA plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities. In addition, these fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the plan on account of a violation. Fiduciaries of any individual retirement account or annuity, or IRA, Roth IRA, tax favored account (such as an Archer MSA, Coverdell education savings account or health savings account), Keogh plan or other qualified retirement plan not subject to Title I of ERISA, collectively non-ERISA plans, should consider that the plan may only make investments that are authorized by the appropriate governing instrument.

Fiduciaries considering an investment in our securities should consult their own legal advisors if they have any concern as to whether the investment is consistent with the foregoing criteria or is otherwise appropriate. The sale of our securities to an ERISA or non-ERISA plan is in no respect a representation by us or any underwriter of the securities that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

Prohibited transactions

Fiduciaries of ERISA plans and persons making the investment decision for non-ERISA plans should consider the application of the prohibited transaction provisions of ERISA and the IRC in making their investment decision. Sales and other transactions between an ERISA or non-ERISA plan, and persons related to it, are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of an ERISA plan or non-ERISA plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA plans, may also result in the imposition of an excise tax under the IRC or a penalty under ERISA upon the disqualified person or party in interest with respect to the plan. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA, Roth IRA or other tax favored account is maintained or his beneficiary, the IRA, Roth IRA or other tax favored account may lose its tax-exempt status and its assets may be deemed to have been distributed to the individual in a taxable distribution on account of the prohibited transaction, but no excise tax will be imposed. Fiduciaries considering an investment in our securities should consult their own legal advisors as to whether the ownership of our securities involves a prohibited transaction.

ERISA plans, Keogh plans and individual retirement accounts

"Plan Assets" considerations

The U.S. Department of Labor has issued a regulation defining "plan assets". The regulation, as subsequently modified by ERISA, generally provides that when an ERISA or non-ERISA plan acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the ERISA plan's or non-ERISA plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. We intend to remain exempt from registration under the Investment Company Act.

Each class of our equity (that is, our Shares and any future class of equity that we may issue) must be analyzed separately to ascertain whether it is a publicly offered security. The regulation defines a publicly offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act, or sold under an effective registration statement under the Securities Act of 1933, as amended, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. Our Shares will be registered under the Exchange Act within the necessary time frame to satisfy the foregoing condition.

The regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Although we cannot be sure, we expect our Shares will be widely held, and we expect the same to be true of any future class of equity that we may issue.

The regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, some restrictions on transfer ordinarily will not, alone or in combination, affect a finding that these securities are freely transferable. The restrictions on transfer enumerated in the regulation as not affecting that finding include:

➤
any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification for federal or state tax purposes, or would otherwise violate any state or federal law or court order;

➤
any requirement that advance notice of a transfer or assignment be given to the issuer and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence;

➤
any administrative procedure that establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and

➤
any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our Declaration of Trust on the transfer of our Shares do not result in the failure of our Shares to be "freely transferable". Furthermore, we believe that there exist no other facts or circumstances limiting the transferability of our Shares that are not included

ERISA plans, Keogh plans and individual retirement accounts

among those enumerated as not affecting their free transferability under the regulation, and we do not expect or intend to impose in the future, or to permit any person to impose on our behalf, any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

Assuming that each class of our shares will be "widely held" and that no other facts and circumstances exist that restrict transferability of these shares, our counsel, Sullivan & Worcester LLP, is of the opinion that our Shares will not fail to be "freely transferable" for purposes of the regulation due to the restrictions on transfer of our Shares in our Declaration of Trust and that under the regulation our Shares issued in this Offering will be publicly offered and our assets will not be deemed to be "plan assets" of any ERISA plan or non-ERISA plan that acquires our Shares in a public offering. This opinion is conditioned upon certain assumptions and representations, as discussed above in "Material United States federal income tax considerations—Taxation as a REIT".

Underwriting

We are offering our Shares described in this prospectus through the underwriters named below. UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as book-running managers of this Offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of Shares set forth below.

Underwriters	Number of Shares

UBS Securities LLC
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
FBR Capital Markets & Co. ("FBR")
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
Total

The underwriting agreement provides that the underwriters must buy all of the Shares if they buy any of them. However, the underwriters are not required to pay for the Shares covered by the underwriters' overallotment option as described below.

Our Shares are offered subject to a number of conditions, including:

➤
receipt and acceptance of the Shares by the underwriters; and

➤
the underwriters' right to reject orders in whole or in part.

We have been advised by the representatives that the underwriters intend to make a market in our Shares but that it is not obligated to do so and may discontinue making a market at any time without notice.

In connection with this Offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Overallotment option

We have granted the underwriters an option to buy up to an aggregate of                  additional Shares from us at the initial public offering price to cover overallotments. The underwriters have 30 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional Shares approximately in proportion to the amounts specified in the table above.

Underwriting discounts and commissions

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any Shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per Share from the initial public offering price. Sales of Shares made outside of the United States may be made by affiliates of the underwriters. If all the Shares are not sold at the initial public offering price, the representatives may change the offering price and the

Underwriting

other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Shares at the price and upon the terms stated therein.

The following table shows the per Share and total underwriting discounts and commissions and the proceeds payable to us, both on a per Share basis and in total, assuming either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share			No Exercise			Full Exercise

Public offering price	$			$			$
Underwriting discounts and commissions		$—	(1)		$—	(1)		$—	(1)
Proceeds to Tremont Mortgage Trust(1)	$			$			$

(1)
The underwriters will not be entitled to receive any payment from us at closing. Our Manager will pay directly to the underwriters $             per Share ($             in total, assuming no exercise by the underwriters of their overallotment option, or $             in total, assuming full exercise by the underwriters of their overallotment option) for underwriting discounts and commissions.

We estimate that the total expenses of this Offering, not including the underwriting discount, will be approximately $              million; however, we will not pay these expenses, as our Manager has agreed to pay the initial organizational costs related to our formation and the costs of this Offering (including underwriting discounts and commissions as described above). Our Manager has also agreed to reimburse the underwriters for certain expenses relating to the review by the Financial Industry Regulatory Authority, Inc. of the terms of this Offering in an amount not to exceed $35,000.

No sales of similar securities

We, our executive officers and Trustees, our Manager and RMR have entered into lock-up agreements with the underwriters. Under these lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our Shares or securities convertible into or exchangeable or exercisable for our Shares. These restrictions will be in effect for a period of 180 days after the date of this prospectus. Among other things, pursuant to exceptions in the lock-up agreements, we may issue Shares pursuant to our Equity Compensation Plan and the parties subject to lock-up agreements may dispose of Shares solely in an amount necessary to satisfy tax withholding obligations in connection with awards under our Equity Compensation Plan.

UBS Securities LLC may, at any time and in its sole discretion, release some or all the securities from these lock-up agreements. If the restrictions under the lock-up agreements are waived, such Shares may become available for resale into the market, subject to applicable law, which could reduce the market price of our Shares.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Nasdaq listing

We have applied to have our Shares approved for listing on the Nasdaq under the symbol "TRMT".

Underwriting

Price stabilization, short positions

In connection with this Offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Shares during and after this Offering, including:

➤
stabilizing transactions;

➤
short sales;

➤
purchases to cover positions created by short sales;

➤
imposition of penalty bids; and

➤
syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Shares while this Offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Shares, which involve the sale by the underwriters of a greater number of Shares than they are required to purchase in this Offering and purchasing Shares on the open market to cover short positions created by short sales. Short sales may be "covered short sales," which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be "naked short sales," which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing Shares in the open market. In making this determination, the underwriters will consider, among other things, the price of Shares available for purchase in the open market as compared to the price at which they may purchase Shares through the overallotment option.

Naked short sales are short sales made in excess of the overallotment option. The underwriters must close out any naked short position by purchasing Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Shares in the open market that could adversely affect investors who purchased in this Offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Shares or preventing or retarding a decline in the market price of our Shares. As a result of these activities, the price of our Shares may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Underwriting

Determination of offering price

Prior to this Offering, there was no public market for our Shares. The initial public offering price will be determined by negotiation among us and the representatives of the underwriters. The principal factors to be considered in determining the initial public offering price include:

➤
the information set forth in this prospectus and otherwise available to the representatives;

➤
our history and prospects and the history and prospects for the industry in which we compete;

➤
our prospects for future earnings and the present state of our development;

➤
the general condition of the securities market at the time of this Offering;

➤
the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

➤
other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our Shares or that the Shares will trade in the public market at or above the initial public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this Offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Underwriting

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the Offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Shares may only be made to persons, or Exempt Investors, who are sophisticated investors, as defined in section 708(8) of the Corporations Act, professional investors, as defined in section 708(11) of the Corporations Act or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Canada

The Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to

Underwriting

persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Hong Kong

The Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to professional investors, as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a prospectus, as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors, as defined in the Securities and Futures Ordinance, and any rules made under that Ordinance.

Legal matters

Selected legal matters with respect to the validity of our Shares offered by this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland. Selected legal matters described under "Material United States federal income tax considerations" and "ERISA plans, Keogh plans and individual retirement accounts" will be passed upon by Sullivan & Worcester LLP, Boston, Massachusetts. Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts, has acted as special counsel to us in connection with this Offering. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Venable LLP, Sullivan & Worcester LLP and Skadden, Arps, Slate, Meagher & Flom LLP also represent our Manager, RMR, the Managed REITs, FVE, TA, RIF and certain of their affiliates and related parties on various matters.

Experts

The balance sheet of Tremont Mortgage Trust as of June 30, 2017 appearing in this prospectus and the related registration statement has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the Shares to be sold in this Offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the Shares to be sold in this Offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

As a result of this Offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our shareholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Tremont Mortgage Trust

Tremont Mortgage Trust

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Tremont Mortgage Trust

We have audited the accompanying balance sheet of Tremont Mortgage Trust (the "Trust") as of June 30, 2017. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Tremont Mortgage Trust at June 30, 2017, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, MA

July 7, 2017

Tremont Mortgage Trust

BALANCE SHEET
June 30, 2017

ASSETS
Cash	$2,000

Total assets	$2,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Commitments and contingencies
Shareholders' Equity
Common shares of beneficial interest, $0.01 par value per share; 1,000,000,000 shares authorized;
100 shares issued and outstanding	$1
Additional paid in capital	1,999

Total shareholders' equity	2,000

Total liabilities and shareholders' equity	$2,000

See accompanying notes.

Tremont Mortgage Trust

NOTES TO BALANCE SHEET

Note 1. Organization

Tremont Mortgage Trust, or the Trust, a Maryland real estate investment trust, or REIT, was organized on June 1, 2017. The Trust is in the process of preparing for an initial public offering pursuant to which it proposes to issue shares to the public, or the Offering. The Trust intends to file a registration statement on Form S-11 with the Securities and Exchange Commission, or SEC, in connection with the Offering.

The Trust has had no operations since its formation. On June 1, 2017, the Trust issued 100 common shares of beneficial interest, $0.01 par value per share, or Shares, to Tremont Realty Advisors LLC, its manager and an SEC registered investment adviser, or the Manager, for an aggregate purchase price of $2,000. The Trust will undertake the Offering and, if the Offering is successfully concluded, the Trust will become a public REIT that plans to focus primarily on originating and investing in first mortgage loans secured by middle market and transitional commercial real estate properties.

Note 2. Summary of significant accounting policies

Use of Estimates.    Preparation of the balance sheet in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions, including but not limited to the estimates and assumptions set forth above, that may affect the amounts reported in the balance sheet and related notes. The actual results could differ from these estimates.

Fiscal Year-end.    The Trust has adopted December 31 as its fiscal year end.

Organizational and Offering Costs.    The Manager has agreed to pay all of the initial organizational costs related to the Trust's formation and the costs of the Offering (including the underwriting discounts and commissions). As of June 30, 2017, the Manager has incurred approximately $2.1 million of these costs. If the Trust terminates or does not renew its management agreement with the Manager without a cause event or if its management agreement is terminated by the Manager for a material breach, the Trust will be required to pay the Manager, among other things, an amount equal to the initial organizational costs related to the Trust's formation and the costs of the Offering (including the underwriting discounts and commissions) and the costs of the concurrent private placement of Shares to the Manager. The Trust will only record a liability on its balance sheet for these costs when a termination of its management agreement, and related requirement to pay, is probable.

Note 3. Federal income tax

If the Offering is successfully concluded, the Trust intends to qualify for taxation as a REIT and not to be subject to federal income taxes provided it distributes at least 90% of its REIT taxable income (which may be different than our income calculated according to GAAP), determined without regard to the deduction for dividends paid and excluding capital gains, and meets certain other requirements for qualifying as a REIT under the IRC. The Trust may be subject to certain state and local taxes on its income and property.

Note 4. Subsequent events

Subsequent events have been evaluated through the date these financial statements were issued, and no events or transactions have occurred that require disclosure or adjustment to these financial statements.

Until                      , 2017 (25 days after the date of this prospectus), all dealers that effect transactions in our common shares of beneficial interest, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                    Shares

Tremont Mortgage Trust

Common Shares of Beneficial Interest

UBS Investment Bank
Citigroup
RBC Capital Markets
BB&T Capital Markets
FBR
a B. Riley Financial Company
Janney Montgomery Scott
Oppenheimer & Co.

PROSPECTUS

                           , 2017

Part II
Information not required in prospectus

Item 31. Other expenses of issuance and distribution.

The following table sets forth the estimated costs and expenses as of July 31, 2017, other than the underwriting discounts and commissions, payable by Tremont Realty Advisors LLC, or our Manager, in connection with the sale of the securities being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority filing fee. If we terminate or do not renew our management agreement with our Manager without a cause event or if the management agreement is terminated by our Manager for a material breach, we will be required to pay our Manager a termination fee that includes, among other things, an amount equal to the initial organizational costs related to our formation, the costs of the Offering to which this registration statement relates (including the underwriting discounts and commissions) and the costs of the concurrent private placement described below.

Securities and Exchange Commission registration fee	$11,590
Financial Industry Regulatory Authority, Inc. filing fee	15,500
Nasdaq listing fee	125,000
Legal fees and expenses (including Blue Sky fees)	2,600,000
Accounting fees and expenses	250,000
Printing and engraving expenses	250,000
Transfer agent fees and expenses	23,755
Miscellaneous	10,000

Total	$3,274,225

Item 32. Sales to special parties.

None.

Item 33. Recent sales of unregistered equity securities.

In connection with our formation and initial capitalization, on June 1, 2017, we issued 100 of our common shares of beneficial interest, $0.01 par value per share, or our Shares, to our Manager for an aggregate purchase price of $2,000.00. These Shares were issued in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act. As described in the prospectus constituting a part of this registration statement, concurrently with the completion of the offering to which this registration statement relates our Manager will purchase in a private placement that closes concurrently with the completion of such offering at least          Shares, and may purchase a number of Shares that represents up to       % of our Shares outstanding after completion of such offering and private placement, at the same price per Share as the public offering price per Share, in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act.

Item 34. Indemnification of Trustees and officers.

Maryland law applicable to real estate investment trusts, or the Maryland REIT Law, permits a real estate investment trust, or REIT, formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty by the Trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our Amended and

Part II
Information not required in prospectus

Restated Declaration of Trust that will be in effect upon the completion of the offering to which this registration statement relates, or our Declaration of Trust, contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

➤
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

➤
the director or officer actually received an improper personal benefit in money, property or services; or

➤
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

➤
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

➤
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our Declaration of Trust requires us to indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any present or former Trustee or officer of the Trust, and any individual who, while a present or former Trustee or officer of the Trust and, at our request, serves or has served as a trustee, director, officer, partner, manager, employee or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her present or former service in that capacity. Except with respect to proceedings to enforce rights to indemnification, we are required to indemnify a Trustee or officer as described in this paragraph in connection with a proceeding initiated by him or her against us only if such proceeding was authorized by our Board of Trustees.

Under our Declaration of Trust, we are also required to advance expenses to a Trustee or officer, without a preliminary determination of ultimate entitlement to indemnification as provided above for a

Part II
Information not required in prospectus

Maryland corporation. Our Declaration of Trust also permits us, with the approval of our Board of Trustees, to obligate ourselves to indemnify and advance expenses to certain other persons, including, for example, our Manager and its affiliates (including The RMR Group Inc. and its consolidated subsidiaries, or RMR) and any present or former employee, manager or agent of us, our subsidiaries or our Manager or our or their affiliates (including RMR).

Prior to the closing of this offering, we will also enter into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We may also maintain directors' and officers' liability insurance for our Trustees and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Trustees, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and our Declaration of Trust, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 35. Treatment of proceeds from stock being registered.

The consideration to be received by us for the Shares registered hereunder will be credited to the appropriate capital share account.

Item 36. Financial statements and exhibits.

  (A)
  Financial Statements. See Page F-1 for Index to Financial Statements and the related notes thereto that are being filed as part of this Registration Statement on Form S-11.

  (B)
  The following is a list of exhibits being filed as part of, or incorporated by reference into, this Registration Statement on Form S-11.

Exhibit Number	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Declaration of Trust of the Registrant***
3.2	Form of Amended and Restated Bylaws of the Registrant***
4.1	Form of Share Certificate***
5.1	Opinion of Venable LLP*
8.1	Opinion of Sullivan & Worcester LLP*
10.1	Form of Private Placement Purchase Agreement between Tremont Mortgage Trust and Tremont Realty Advisors LLC**
10.2	Form of Management Agreement among the Registrant, Tremont Realty Advisors LLC and, solely in respect of Section 29 thereof, The RMR Group Inc.**
10.3	Form of 2017 Equity Compensation Plan of the Registrant***
10.4	Form of Share Award Agreement***
10.5	Form of Indemnification Agreement**
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)*
23.3	Consent of Sullivan & Worcester LLP (included in the opinion filed as Exhibit 8.1)*

Part II
Information not required in prospectus

Exhibit Number	Description
24.1	Power of Attorney***
99.1	Consent of John L. Harrington to be named as Independent Trustee***
99.2	Consent of Joseph L. Morea to be named as Independent Trustee***
99.3	Consent of Jeffrey P. Somers to be named as Independent Trustee***

*
To be filed by amendment.

**
Furnished herewith.

***
Previously filed.

Part II
Information not required in prospectus

Item 37. Undertakings.

(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby further undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with its manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to its manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(e)
The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by its manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Tremont Mortgage Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on August 15, 2017.

TREMONT MORTGAGE TRUST
By:	/s/ DAVID M. BLACKMAN
	Name:	David M. Blackman
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ DAVID M. BLACKMAN DAVID M. BLACKMAN			Chief Executive Officer (principal executive officer)	August 15, 2017
* G. DOUGLAS LANOIS			Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	August 15, 2017
* ADAM D. PORTNOY			Trustee	August 15, 2017
* BARRY M. PORTNOY			Trustee	August 15, 2017
*By:	/s/ DAVID M. BLACKMAN
	Name:	David M. Blackman
	Title:	Attorney-in-fact

Exhibit index

Exhibit Number	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Declaration of Trust of the Registrant***
3.2	Form of Amended and Restated Bylaws of the Registrant***
4.1	Form of Share Certificate***
5.1	Opinion of Venable LLP*
8.1	Opinion of Sullivan & Worcester LLP*
10.1	Form of Private Placement Purchase Agreement between Tremont Mortgage Trust and Tremont Realty Advisors LLC**
10.2	Form of Management Agreement among the Registrant, Tremont Realty Advisors LLC and, solely in respect of Section 29 thereof, The RMR Group Inc.**
10.3	Form of 2017 Equity Compensation Plan of the Registrant***
10.4	Form of Share Award Agreement***
10.5	Form of Indemnification Agreement**
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)*
23.3	Consent of Sullivan & Worcester LLP (included in the opinion filed as Exhibit 8.1)*
24.1	Power of Attorney***
99.1	Consent of John L. Harrington to be named as Independent Trustee***
99.2	Consent of Joseph L. Morea to be named as Independent Trustee***
99.3	Consent of Jeffrey P. Somers to be named as Independent Trustee***

*
To be filed by amendment.

**
Furnished herewith.

***
Previously filed.